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EXHIBIT 3.1

RESTATED ARTICLES OF INCORPORATION
OF
WESTFIELD AMERICA, INC.

    Westfield America, Inc., a Missouri corporation organized on September 24, 1924, does hereby restate its Articles of Incorporation and certifies that the Restated Articles of Incorporation correctly sets forth, without change, the corresponding provisions of the Articles of Incorporation as heretofore amended and that the Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto.

    The Restated Articles of Incorporation were adopted May 12, 1997 by unanimous consent of the share holders of the corporation and are attached hereto as Exhibit A.

    IN WITNESS WHEREOF, the undersigned, Co-President has executed this instrument and its Assistant Secretary has attested to said instrument on the 16th day of May, 1997.

WESTFIELD AMERICA, INC.
ATTEST:	By:	/s/ Peter Lowy Co-President
/s/ Barry Mills Assistant Secretary

STATE OF NEW YORK )
            : ss.
COUNTY OF NEW YORK)

    I, Gail Shulman, a notary public, do hereby certify that on this 16th day of May, 1997, personally appeared before me Peter S. Lowy, and being first duly sworn by me, declared that he is the Co-President of Westfield America, Inc., that he signed the foregoing document as Co-President of the corporation, and that the statements therein contained are true.

[SEAL]	/s/ Gail Shulman Notary Public
My Commission Expires:	February 28, 1998

EXHIBIT A

ARTICLE FIRST

    The name of the corporation is: Westfield America, Inc.

ARTICLE SECOND

    The Corporation's registered agent in the State of Missouri shall be The Corporation Company, 7733 Forsyth Boulevard, Clayton, Missouri 631015-1817.

ARTICLE THIRD

    The Corporation is formed for the following purposes:

      (a) To take, purchase or otherwise acquire, and to hold, own, use, manage, develop, control, improve, sell, exchange, convey, transfer, assign, mortgage or otherwise encumber, and to let, lease as lessor or lessee, invest in and otherwise deal in and with real property, or any estate or interest therein, within and without the State of Missouri and in any part of the world; and

      (b) To have and exercise all powers which are or may be conferred upon corporations organized under and pursuant to The General and Business Corporation Law of Missouri (the "GBCL").

ARTICLE FOURTH

    SECTION 4.1  Classes and Number of Shares.

    The total number of shares of all classes of stock that the Corporation shall have authority to issue is four hundred ten million, and two hundred (410,000,200) shares, consisting of (i) two hundred (200) shares of non-voting senior preferred stock, par value $1.00 per share (the "Senior Preferred Shares"), (ii) five million (5,000,000) shares of preferred stock, par value $1.00 per share (the "Preferred Shares"), of which nine hundred forty thousand (940,000) shares shall be designated Series A cumulative redeemable preferred stock (the "Series A Preferred 2 Shares"), (iii) two-hundred million (200,000,000) shares of common stock, par value $.01 per share (the "Common Shares"), and (iv) two hundred five million (205,000,000) shares of excess stock, par value $.01 per share (the "Excess Shares"). Excess Shares, if any, that are exchanged pursuant to Sections 4.5(c) and 4.7 hereof (i) for Common Shares, are sometimes referred to herein as "Excess Common Shares", (ii) for Preferred Shares, are sometimes referred to herein as "Excess Preferred Shares", and together with the Preferred Shares, as "Preferred Equity Shares", and (iii) for Series A Preferred Shares, are sometimes referred to herein as "Excess Series A Preferred Shares", and together with the Series A Preferred Shares, as "Series A Equity Shares". The Preferred Shares and Excess Preferred Shares may be issued, from time to time, in one or more series as authorized by the Board of Directors of the Corporation (the "Board of Directors"). Prior to issuance of a series, the Board of Directors by resolution shall designate that series to distinguish it from other series and classes of stock of the Corporation, shall specify the number of shares to be included in the series, and shall fix the terms, rights, restrictions and qualifications of the shares of the series, including any preferences, voting powers, dividend rights and redemption, sinking fund and conversion rights. Subject to the express terms of any other series of Preferred Equity Shares outstanding at the time, the Board of Directors may increase or decrease the number of shares or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Equity Shares by fixing or altering in any one or more respects from time to time before issuing the shares any terms, rights, restrictions and qualifications of the shares. The Senior Preferred Shares and the Preferred Shares are sometimes referred to herein collectively as the "Senior Shares". The Common Shares and the Excess Common Shares are sometimes referred to herein collectively as the "Common Equity Shares".

    SECTION 4.2  Senior Preferred Shares.

    (a)  General Terms.  Each Senior Preferred Share shall be identical in all respects with each other Senior Preferred Share. Senior Preferred Shares that are redeemed or purchased by the Corporation may, at the election of the Corporation either (i) be reissued by the Corporation or (ii) be canceled and if so canceled shall revert to authorized but unissued Senior Preferred Shares. No other shares of the Corporation may be authorized that are senior to or pari passu with the Senior Preferred Shares with respect to rights to receive dividends and rights upon liquidation of the Corporation.

    (b)  Dividend Rights.  (i) The holders of Senior Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available therefor, cash dividends at the annual rate of $35.00 per share, and no more, payable quarterly on the first day of January, April, July and October, respectively, in each year with respect to the quarterly dividend period (or portion thereof) ending on the day preceding such respective dividend payment date, to shareholders of record on the respective date, not exceeding fifty days preceding such dividend payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend.

    (ii) So long as any Senior Preferred Shares remain outstanding, no dividend whatever shall be paid or declared and no distribution made on any Preferred Shares or Common Equity Shares other than a dividend payable in Preferred Shares or Common Equity Shares, and no shares of Preferred Shares or Common Equity Shares shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Preferred Shares or Common Equity Shares, or the exchange or conversion of one Preferred Share or Common Equity Share for or into another Preferred Share or Common Equity Share or other than through the use of the proceeds of a substantially contemporaneous sale of other Preferred Shares or Common Shares), unless the full dividend payable with respect to the Senior Preferred Shares for the then current quarterly-yearly dividend period shall have been paid or declared and set apart for payment. Subject to the foregoing, and not otherwise, dividends may be declared by the Board of Directors and paid on any Series A Equity Shares or Common Equity Shares from time to time out of any funds legally available therefor, and the Senior Preferred Shares shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise.

    (c)  Rights Upon Liquidation.  In the event of any voluntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Senior Preferred Shares shall be entitled, before any distribution or payment is made to the holders of any Preferred Shares or Common Equity Shares, to be paid in full an amount equal to $550.00 per share (which amount is hereinafter referred to as the "senior voluntary liquidation amount"), together with the full dividend thereon for the then current quarterly-yearly dividend period. In the event of any involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any Preferred Shares or Common Equity Shares, the holders of Senior Preferred Shares shall be entitled to be paid in full an amount equal to $550.00 per share (which amount is hereinafter referred to as the "senior involuntary liquidation amount"), together with the full dividend thereon for the then current quarterly-yearly dividend period.

    If payment shall have been made in full to all holders of Senior Preferred Shares, the remaining assets of the Corporation shall be distributed among the holders of Preferred Shares or Common Equity Shares, according to their respective numbers of shares. For the purposes of this Section 4.2(c), the consolidation or merger of the Corporation with any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

    (d)  Redemption.  The Corporation, at the option of the Board of Directors, may redeem in whole, but not in part, the Senior Preferred Shares at the time outstanding at any time from and after February 20, 1999, upon notice given as hereinafter specified, at a redemption price for each Senior Preferred Share equal to $550.00, together with the full dividend thereon for the then current quarterly-yearly dividend period.

    Notice of redemption of the Senior Preferred Shares shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses as they shall appear on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days prior to the date fixed for redemption. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the shareholder receives such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of Senior Preferred Shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other Senior Preferred Shares.

    The Board of Directors shall have full power and authority, subject to the provisions herein contained, to prescribe the terms and conditions upon which Senior Preferred Shares shall be redeemed.

    If notice of redemption shall have been duly given, and if, on or before the redemption date specified therein, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding on and after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest.

    Any funds so set aside and unclaimed at the end of three years from such redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

    (e)  Voting Rights.  Except as required by applicable law, the holders of Senior Preferred Shares shall have no voting rights in the Corporation.

    (f)  No Other Rights.  The Senior Preferred Shares shall not have any relative, participating, optional or other special rights and powers other than as set forth herein.

    (g)  Legend.  Any certificate evidencing Senior Preferred Shares shall be stamped or endorsed with a legend in substantially the following form:

  THE SHARES OF SENIOR PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND ACCORDINGLY NEITHER THE SHARES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY SUCH LAWS APPLICABLE THERETO AND THE RULES AND REGULATIONS THEREUNDER.

    SECTION 4.2A  Series A Preferred Shares.

    (a)  General Terms.  Each Series A Preferred Share shall be identical in all respects to each other Series A Preferred Share. Each Excess Series A Preferred Share shall be identical in all respects to each other Excess Series A Preferred Share, and except as otherwise provided herein, shall be identical in all respects to each Series A Preferred Share. Series A Preferred Shares that are redeemed or purchased by the Corporation may, at the election of the Corporation either (i) be reissued by the Corporation or (ii) be canceled and if so canceled shall revert to authorized but unissued Preferred Shares.

    (b)  Dividend Rights.  (i) The holders of Series A Equity Shares shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available therefor, cumulative cash dividends payable to shareholders of record on the respective date, not exceeding 50 days preceding such dividend payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend in an amount equal to the greater of (A) $8.50 per share per annum and (B) an amount per share equal to 6.2461 (subject to proportional adjustment in the case of any subdivision, stock split, stock dividend, combination or reverse split of the Common Equity Shares or the Preferred Equity Shares) (as so adjusted from time to time, the "Common Equivalent Factor") times the dollar amount of dividends declared with respect to each Common Equity Share (such product, the "Common Equivalent Amount") for the same annual period; provided, however, that if, as a result of the quarterly dividends paid in accordance with the following sentence, the holders of Series A Equity Shares shall have received for any calendar year more dividends than such Shares shall be entitled under clauses (A) and (B) above, the dividends payable in respect of Series A Preferred Shares in subsequent calendar years shall be reduced to the extent of such overpayment. Subject to the proviso of the preceding sentence of this Section 4.2A(b)(i), the dividend paid in respect of each quarterly period in each calendar year shall be determined as follows: (1) for the first quarter, the greater of $2.125 per share and the Common Equivalent Amount for same quarter; (2) for the second quarter, an amount such that the aggregate amount to be received per Series A Equity Share in respect of the first two quarters of such calendar year shall be the greater of $4.25 per share and the Common Equivalent Amount for the same two quarters; (3) for the third quarter, an amount such that the aggregate amount to be received per Series A Equity Share in respect of the first three quarters of such calendar year shall be the greater of $6.375 per share and the Common Equivalent Amount for the same three quarters; and (4) for the fourth quarter, an amount such that the aggregate amount to be received per Series A Equity Share in respect of such calendar year shall be the amount provided in the preceding sentence of this Section 4.2A(b)(i). Dividends paid on shares of Series A Equity Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all Series A Equity Shares as are outstanding at the time. Accumulated but unpaid dividends for any past quarterly dividend periods may be declared and paid at any time, without reference to any regularly scheduled quarterly dividend payment date, to holders of record on such date, not exceeding 50 days preceding such dividend payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend.

    (ii) So long as any Series A Equity Shares remain outstanding, no dividend whatever shall be paid or declared and no distribution made on any Common Equity Shares other than a dividend payable in Common Equity Shares, and no shares of Common Equity Shares shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Common Equity Shares, or the exchange or conversion of one Common Equity Share for or into another Common Equity Share, or other than through the use of the proceeds of a substantially contemporaneous sale of other Common Shares), unless the full dividend thereon for the then current quarterly dividend period and all prior dividend periods shall have been paid or declared and set apart for payment. Subject to the foregoing, and not otherwise, such dividends may be declared by the Board of Directors and paid on any Common Equity Shares from time to time out of any funds legally available therefor, and the Series A Equity Shares shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise.

    (c)  Rights Upon Liquidation.  In the event of any voluntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Series A Equity Shares shall be entitled, before any distribution or payment is made to the holders of any Common Equity Shares, to be paid in full an amount per share equal to $100.00 (which amount is hereinafter referred to as the "Series A Preferred voluntary liquidation amount"), together with (x) all accrued and unpaid dividends through the end date of the calender quarter most recently completed prior to the date of liquidation, dissolution or winding up of the affairs of the Corporation (any such date, a "Series A Voluntary Liquidation Date") plus (y) $2.125 times a fraction equal to the actual number of days elapsed from the end date of the calendar quarter most recently completed to the relevant Series A Voluntary Liquidation Date over ninety days. In the event of any involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any Common Equity Shares, the holders of Series A Equity Shares shall be entitled to be paid in full an amount per share equal to $100.00 (which amount is hereinafter referred to as the "Series A Preferred involuntary liquidation amount"), together with (x) all accrued and unpaid dividends through the end date of the calender quarter most recently completed prior to the date of involuntary liquidation, dissolution or winding up of the affairs of the Corporation (any such date, a "Series A Involuntary Liquidation Date"); plus (y) $2.125 times a fraction equal to the actual number of days elapsed from the end date of the calendar quarter most recently completed to the relevant Series A Involuntary Liquidation Date over ninety days.

    Payment shall be made in full to all holders of Series A Equity Shares and other Shares ranking pari passu on liquidation with the Series A Equity Shares, before any remaining assets of the Corporation shall be distributed among the holders of Common Equity Shares, according to their respective numbers of shares. For the purposes of this Section 4.2A(c), the consolidation or merger of the Corporation with any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation, but shall, to the extent appropriate, cause an adjustment to the Common Equivalent Factor.

    (d)  Redemption.  The Corporation, at the option of the Board of Directors, with approval of a majority of the Independent Directors (as defined in Section 4.5 hereof), may redeem in whole, or in part, the Series A Equity Shares at the time outstanding at any time and from time to time from and after July 1, 2003, upon notice given as hereinafter specified, at a redemption price for each Series A Equity Share equal to $100.00, together with (i) all accrued and unpaid dividends through the end date of the calender quarter most recently completed prior to the date of redemption of the Series A Equity Shares (each a "Series A Redemption Date"); plus (ii) $2.125 times a fraction equal to the actual number of days elapsed from the end date of the calendar quarter most recently completed to the relevant Series A Redemption Date over ninety days (such fraction, the "Pro Rata Adjustment"); plus (iii) a right to receive on the payment date for dividends declared on the Common Equity Shares with respect to the calendar quarter during which the relevant Series A Redemption Date occurs (the "Relevant Quarter"), the excess of (x) the Common Equivalent Factor times (A) the dollar amount of the per share dividends declared on the Common Equity Shares for the Relevant Quarter times the Pro Rata Adjustment plus (B) the dollar amount of the per share dividends declared on the Common Equity Shares from the beginning of the calendar year in which such redemption occurs through the end date of the calendar quarter prior to the Relevant Quarter over (y) the dollar amount calculated in the preceding clause (ii) plus all other dividends paid on the Preferred Shares from the beginning of the calendar year during which the relevant Series A Redemption Date occurs.

    If the Corporation shall determine to redeem less than all the Series A Equity Shares then outstanding, the shares to be redeemed shall be selected pro rata (as nearly as may be) so that the number of shares redeemed from each holder shall be the same proportion of all the shares to be redeemed that the total number of Series A Equity Shares then held by such holder bears to the total number of Series A Equity Shares then outstanding.

    Notice of redemption of the Series A Equity Shares shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses as they shall appear on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days prior to the date fixed for redemption. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the shareholder receives such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of Series A Equity Shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other Series A Equity Shares.

    The Board of Directors shall have full power and authority, subject to the provisions herein contained, to prescribe the terms and conditions upon which Preferred Shares shall be redeemed.

    If notice of redemption shall have been duly given, and if, on or before the redemption date specified therein, the Corporation shall deposit all funds necessary for such redemption with a bank or trust company in an account that is separate and apart from its other accounts and shall hold such funds in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding on and after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest.

    Any funds so deposited and unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

    (e)  Voting Rights.  The holders of Series A Equity Shares shall have no voting rights in the Corporation except: (i) in the event that the Board of Directors has not declared a dividend payable to holders of any series of Preferred Shares that were authorized with the consent of the holders of a majority of the Series A Equity Shares or were issued to the original holder of the Series A Equity Shares (all such Preferred Shares, collectively the "Ranking Preferred Shares") or the Series A Preferred Shares for four (4) quarterly dividend periods, the number of directors constituting the Board of Directors shall, without further action, be increased by one (1) and the holders of a majority of the Series A Equity Shares shall have the exclusive right together with holders of all other series of Ranking Preferred Shares, to elect one (1) director to fill such newly created directorship until such time as all such dividends in arrears are made current and paid in full, at which time the director so elected shall cease to be a director, the number of directors constituting the Board of Directors shall be reduced by one (1) and such additional voting rights of the holders of the Series A Equity Shares shall terminate, subject to revesting in the event of each and every subsequent event of the character indicated above, (ii) the affirmative vote of the holders of a majority of the Series A Equity Shares voting together as a class shall be required to approve any amendment to these Articles of Incorporation that materially and adversely affects the rights, preferences or powers of the Series A Equity Shares, including, without limitation, the definition of Ownership Limit with respect to the Series A Equity Shares, provided, that (x) except as required by clause (y) where the amendment to these Articles of Incorporation for which the vote is required pursuant to this clause (ii) adversely affects the rights, powers and preferences of other series of Ranking Preferred Shares, then such amendment shall be approved by a vote of a majority of the Ranking Preferred Shares affected thereby, voting together as a class and (y) the unanimous approval of the holders of Series A Equity Shares shall be required for any amendment to these Articles of Incorporation that would decrease the rate or change the time of payment of any dividend or distribution on the Series A Equity Shares, decrease the amount payable upon redemption of the Series A Equity Shares or upon the voluntary or involuntary liquidation of the Corporation, or advance the date on which the Series A Equity Shares may be redeemed by the Corporation, amend the number of shares of Series A Equity Shares required to effect amendments to these Articles of Incorporation or amend this Section 4.2A(e), (iii) the affirmative vote of the holders of a majority of the Ranking Preferred Shares of each affected series voting together as a class shall be required to approve any merger or consolidation of the Corporation and another entity in which the Corporation is not the surviving corporation and each holder of such series of Ranking Preferred Shares does not receive shares of the surviving corporation with substantially similar rights, preferences and powers in the surviving corporation as the Ranking Preferred Shares have with respect to the Corporation, (iv) the affirmative vote of the holders of a majority of the Ranking Preferred Shares of each affected series voting together as a class shall be required to approve any voluntary action by the Board of Directors intended to cause the Corporation to cease to have the status as a REIT (as defined in Section 4.5 hereof) and (v) as otherwise required by applicable law.

    (f)  No Other Rights.  The Series A Equity Shares shall not have any relative, participating, optional or other special rights and powers other than as set forth herein.

    SECTION 4.3  Common Equity Shares.

    (a)  Common Equity Shares Subject to Terms of Shares.  The Common Equity Shares shall be subject to the express priorities and limitations of the Senior Shares.

    (b)  Dividend Rights.  (i) The holders of Common Equity Shares shall be entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor.

    (ii) Each of the Common Shares, and the Excess Common Shares shall rank in parity with one another with respect to the declaration and payment of any dividend or the making of any distribution by, or out of the property and assets of the Corporation, or the issuance of any rights or warrants to subscribe for, or purchase securities convertible into, stock or other securities of the Corporation. No dividend or distribution, whether payable in cash, securities or other property or assets of the Corporation, shall be declared or paid or made, and no such rights or warrants shall be issued, in respect of any of the Common Shares unless an identical dividend or distribution is concurrently declared and paid or made, or identical rights or warrants are issued, in respect of each of the Excess Common Shares, nor shall any dividend or distribution be declared or paid or made, nor any rights or warrants issued, in respect of any of the Common Shares or any class thereof unless an identical dividend or distribution is concurrently declared and paid or made, or identical rights or warrants are issued, in respect of each of the Excess Common Shares, nor any rights or warrants issued, in respect of any of the Excess Common Shares unless an identical dividend or distribution is concurrently declared and paid or made, or identical rights or warrants are issued, in respect of each of the Common Shares; provided, however, that in the case of any dividend or distribution payable in, or rights or warrants to subscribe for, or purchase securities convertible into Common Shares, such dividend or distribution shall only be payable in, and such rights or warrants shall only provide subscription or purchase rights relating to securities convertible into, Common Shares to holders of Common Shares and Excess Common Shares to holders of Excess Common Shares.

    (c)  Rights Upon Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of Common Equity Shares shall be entitled to receive, ratably with each other holder of Common Equity Shares, that portion of the assets of the Corporation available for distribution to the holders of its Common Equity Shares, as the number of Common Equity Shares held by such holder bears to the total number of Common Equity Shares then outstanding.

    (d)  Voting Rights.  Except as otherwise provided herein, the holders of Common Shares shall vote together as a single class. At all meetings of the shareholders of the Corporation each holder of Common Shares shall be entitled to one vote for each Common Share entitled to vote at such meeting. The affirmative vote of a majority of the holders of Common Shares voting together as a class shall be required to approve: (1) an election to change the Corporation's status as a REIT, and (2) other matters as required by applicable law.

    (e)  Election of Directors.  (i) The cumulative voting rights set forth in Section 351.245(3) of the GBCL are hereby eliminated.

    SECTION 4.4  Preemptive Rights.  No holder of Common Equity Shares or of Senior Shares shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

    SECTION 4.5  Restrictions on Ownership and Transfer; Exchange For Excess Shares.

    (a)  Definitions.  As used in these Articles of Incorporation, the following terms shall have the following meanings:

      "Affiliate" shall mean with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person and the term "Affiliated" has a meaning correlative to the foregoing. As used herein the term "control" shall mean either (i) having (directly or indirectly through one or more intermediaries) the exclusive power to direct the management and policies of a person or (ii) having both (A) at least fifty percent (50%) of the economic interest in a person and (B) at least fifty percent (50%) of the voting rights with respect to such person with the full right to exercise such vote, and the term "controlled" has a meaning correlative to the foregoing. Notwithstanding the foregoing, (i) with respect to Westfield American Investments Pty Limited ("Westfield") only, the term "Affiliate" shall include any United States real estate investment trust or foreign trust with shares publicly traded on an internationally recognized national securities exchange, provided that Westfield and its Affiliates own in the aggregate at least twenty-five percent (25%) of the economic and voting interests in such real estate investment trust or foreign trust and Westfield or one of its Affiliates is the manager of all or substantially all of the properties in which such real estate investment trust or foreign trust has a direct or indirect interest and for which such real estate investment trust or foreign trust has the right to designate the manager thereof or is a manager of such trust. As used herein the term "person" shall mean an individual, corporation, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity that may be treated as a person under applicable law.

      "Beneficial Ownership" shall mean ownership of Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h) of the Code. The terms "Beneficial Owner", "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

      "Beneficiary" shall mean the beneficiary or beneficiaries of the Special Trust which shall be the United Jewish Appeal and, if necessary to avoid the Corporation being "closely held" within the meaning of Section 856(h) of the Code or to assure that the Corporation satisfies the requirement of Section 856(a)(5) of the Code that it has at least 100 shareholders, one or more additional persons exempt from tax under Section 501(c)(3) of the Code as shall be designated by the Board of Directors or a duly authorized officer of the Corporation.

      "Closely Held" shall have the meaning prescribed in Section 856(h) of the Code.

      "Closing Date" shall mean the date of the initial closing of the offerings of Common Shares by the Corporation as described to the registration statement on Form S-11 as filed with the Securities and Exchange Commission (Registration No. 333-22731).

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and references to sections thereof shall include any appropriate successor provisions.

      "Existing Holder" shall mean Mr. Frank P. Lowy and all of the members of his family, as such term is defined for purposes of Section 544(a)(2) of the Code.

      "Existing Holder Limit" shall mean, (A) for the period prior to the Closing Date 33% of the value of the total outstanding Shares of the Corporation, and (B) for the period on and after the Closing Date, 26% of the value of the total outstanding Shares of the Corporation.

      "Independent Director" shall mean a director of the Company who (i) is not, and has not for the last 12 months been, an officer, director or employee of any of the Westfield Group or the WAT Trustee, (ii) is not an affiliate of any of the Westfield Group or the WAT Trustee or an officer or employee of such an affiliate, (iii) is not a member of the immediate family of any natural person described in clauses (i) and (ii) above, and (iv) is free from any relationship that would interfere with the exercise of independent judgment as a Director. For purposes of this definition of Independent Director only, an "Affiliate" shall mean any person directly or indirectly controlling, controlled by, or under common control with, such other person; "Control" shall mean the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with any of the Westfield Group or the WAT Trustee; and "Member of the Immediate Family" shall mean any parent, spouse of a parent, child, spouse of a child, spouse, brother or sister and includes step and adoptive relationships.

      "Individual" shall mean any Person that is treated as an individual for purposes of Section 542(a)(2) of the Code as the application of such Section may be modified by Section 856(h) of the Code.

      "Institutional Investor" shall mean any "qualified institutional buyer" as defined in Section (a)(1)(i)(A), (a)(1)(i)(D), (a)(1)(i)(E), (a)(1)(i)(F), (a)(1)(i)(H) (but limited to any organization exempt from tax under Section 501(c)(3) of the Code), (a)(1)(iv) or (a)(1)(vi) of Rule 144A under the Securities Act of 1933, as amended. The term Institutional Investor shall be deemed to include any foreign entity that would otherwise qualify under the foregoing definition, including, without limitation, a foreign insurance company.

      "Market Price" shall mean, with respect to Shares of the relevant class or series on the relevant date, the closing sale price regular way on such day, or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange, or, if such Shares are not listed or admitted to trading on such exchange, on the principal national securities exchange or quotation system on which such Shares are quoted or listed or admitted to trading, or, if not quoted or listed on any national securities exchange or quotation system, the average of the closing bid and asked prices of such Shares on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or, if not so available in such manner, the fair market value of such Shares as determined by a nationally recognized investment banking firm selected by the Board of Directors.

      "Ownership Limit", shall mean, (A) with respect to Shares Beneficially Owned by any Individual (other than an Existing Holder), (i) for the period prior to the Closing Date, 4% of the total value of the outstanding Shares of all classes and series, and (ii) for the period on and after the Closing Date, 5.5% of the total value of the outstanding Shares of all classes and series, and (B) with respect to the Senior Preferred Shares during the period prior to the Closing Date, one Senior Preferred Share, in each case subject to adjustment as set forth in Sections 4.5(i) and 4.5(j).

      "Ownership Limitation Termination Date" shall mean the first day, if any, on which holders of Shares determine, in accordance with any class voting procedures as provided in these Articles that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

      "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity or any government or agency or political subdivision thereof and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act.

      "Purported Beneficial Holder" shall mean, with respect to any event other than a purported Transfer which results in Shares being automatically exchanged for Excess Shares, the person for whom the Purported Record Holder of the Shares that were, pursuant to Section 4.5(c), automatically exchanged for Excess Shares upon the occurrence of such event held such exchanged Shares.

      "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Shares being automatically exchanged for Excess Shares, the purported beneficial transferee for whom the Purported Record Transferee would have acquired such exchanged Shares, if such Transfer had been valid under Sections 4.5(b) and 4.5(c).

      "Purported Record Holder" shall mean, with respect to any event other than a purported Transfer which results in Shares being automatically exchanged for Excess Shares, the record holder of the Shares that were, pursuant to Section 4.5(c), automatically exchanged for Excess Shares upon the occurrence of such event.

      "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Shares being automatically exchanged for Excess Shares, the record holder of such exchanged Shares if such Transfer had been valid under Sections 4.5(b) and 4.5(c).

      "REIT" shall mean a real estate investment trust under Section 856 of the Code.

      "Shares" shall mean Senior Shares or Common Shares (all as defined in section 4.1).

      "Special Trust" shall mean a trust created pursuant to Section 4.7(a).

      "Special Trust Transferee" shall mean the ultimate transferee or transferees of New Shares that are to be transferred from a Special Trust upon transfer of Excess Shares pursuant to Section 4.7(e) below.

      "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Shares (including the granting or transfer of any option or entering into any agreement for the sale, transfer or other disposition of Shares), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.

      "Trustee" shall mean such person, as trustee of the Special Trust, as shall be selected from time to time by the Board of Directors.

    (b)  Restrictions on Ownership and Transfer.

    (1) Prior to the Ownership Limitation Termination Date, no Individual (other than an Existing Holder) shall Beneficially Own Shares (and, with respect to the Senior Preferred Shares, during the period prior to the Closing Date, no Person shall beneficially own (without reference to any rules of attribution) Senior Preferred Shares, in each case in excess of the applicable Ownership Limit.) In addition, prior to the Ownership Limitation Termination Date, no Existing Holder shall Beneficially Own Shares in excess of the Existing Holder Limit.

    (2) Prior to the Ownership Limitation Termination Date, to the extent that any Transfer, if effective, would result in any Individual (other than an Existing Holder) Beneficially Owning Shares in excess of the Ownership Limit, the Transfer of such Shares which would be otherwise Beneficially Owned by such Individual in excess of such Ownership Limit shall be void ab initio; and the intended transferee shall acquire no rights to such Shares.

    (3) Prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Shares in excess of the Existing Holder Limit shall be void ab initio as to the Transfer of such Shares which would be otherwise Beneficially Owned by such Existing Holder in excess of such Existing Holder Limit; and such Existing Holder shall acquire no rights to such Shares.

    (4) Prior to the earlier of the Closing Date and the Ownership Limitation Termination Date, any Transfer of Senior Preferred Shares that, if effective, would result in any Person (determined without reference to any rules of attribution) beneficially owning Senior Preferred Shares in excess of the Ownership Limit with respect to Senior Preferred Shares shall be void ab initio as to the Transfer of such Preferred Shares which would be otherwise beneficially owned by such Person (determined without reference to any rules of attribution) in excess of such amount; and the intended transferee shall acquire no rights in such Senior Preferred Shares.

    (5) Prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in the Shares being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) or which would otherwise cause the Corporation to fail to satisfy the requirements for qualification as a REIT, shall be void ab initio as to the Transfer of such Shares which would be otherwise beneficially owned by the transferee (determined without reference to any rules of attribution); and the intended transferee shall acquire no rights in such Shares.

    (6) Prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in the Corporation being "Closely Held" shall be void ab initio as to the Transfer of the Shares which would cause the Corporation to be "Closely Held" and the intended transferee shall acquire no rights in such Shares.

    (c)  Shares Exchanged for Excess Shares.

    (1) If at any time prior to the Ownership Limitation Termination Date, there is a purported Transfer such that, notwithstanding the other provisions contained in this Article Fourth, any Individual (other than an Existing Holder) would Beneficially Own Shares in excess of the Ownership Limit, such number of Shares in excess of such Ownership Limit (rounded up to the nearest whole Share) shall be automatically exchanged for Excess Shares, and shall be subject to the terms of Section 4.7 hereof.

    (2) If at any time prior to the Ownership Limitation Termination Date, there is a purported Transfer such that, notwithstanding the other provisions contained in this Article Fourth, an Existing Holder would Beneficially Own Shares in excess of the applicable Existing Holder Limit, then such number of Shares in excess of such Existing Holder Limit (rounded up to the nearest whole Share) shall be automatically exchanged for Excess Shares, and shall be subject to the terms of Section 4.7 hereof.

    (3) If at any time prior to the Ownership Limitation Termination Date, there is a purported Transfer of Shares which would, notwithstanding the other provisions contained in this Article Fourth, cause the Corporation to become Closely Held, then the Shares being Transferred which would cause the Corporation to be Closely Held (rounded up to the nearest whole Share) shall be automatically exchanged for Excess Shares, and shall be subject to the terms of Section 4.7 hereof.

    (4) If, at any time prior to the Ownership Limitation Termination Date, there is a purported Transfer such that, notwithstanding the other provisions contained in this Article Fourth, the total outstanding Shares would be beneficially owned (without reference to any rules of attribution) by fewer than 100 Persons, then such number of Shares as would otherwise cause the Corporation to fail to satisfy the ownership requirements of Section 856(a)(5) of the Code shall automatically be exchanged for Excess Shares and shall be subject to the terms of Section 4.7 hereof.

    (5) If, at any time prior to the Ownership Limitation Termination Date, an event other than a purported Transfer (an "Event") occurs which would (i) cause any Individual (other than an Existing Holder) to Beneficially Own Shares in excess of the Ownership Limit, (ii) cause an Existing Holder to Beneficially Own Shares in excess of the Existing Holder Limit, or (iii) cause the Corporation to be Closely Held, or then outstanding Shares Beneficially Owned by such Individual or Existing Holder, as the case may be, shall be automatically exchanged for Excess Shares, and shall be subject to the terms of Section 4.7 hereof to the extent necessary to eliminate such excess ownership. In determining which outstanding Shares shall be exchanged for Excess Shares, outstanding Shares, if any, directly held or Beneficially Owned by any Individual who caused the Event to occur shall be exchanged for Excess Shares before any outstanding Shares not so Beneficially Owned are exchanged for Excess Shares, and to the extent not inconsistent therewith, in such manner as minimizes the aggregate value of the Shares that are exchanged for Excess Shares (except to the extent that the Board of Directors determines that the Shares to be exchanged for Excess Shares are to be those held through a Person that caused or contributed to the occurrence of such Event, rather than Shares held through a different chain of ownership). Where several such Individuals or Persons exist, the outstanding Shares shall be exchanged for Excess Shares in such manner as minimizes the aggregate value of the Shares that are exchanged for Excess Shares (except to the extent that the Board of Directors determines that the Shares to be exchanged for Excess Shares are to be those held through Persons that caused or contributed to the occurrence of such Event, rather than Shares held through a different chain of ownership), and to the extent not inconsistent therewith, on a pro rata basis. If no Persons or Individuals caused the Event to occur, outstanding Shares shall be exchanged for Excess Shares in such manner as minimizes the aggregate value of Shares that are exchanged for Excess Shares.

    (6) Any exchange of Shares for Excess Shares pursuant to this Section 4.5(c) and Section 4.7 hereof shall be effective as of the close of business on the business day prior to the date of the Transfer or other Event that resulted in such exchange.

    (7) A Special Trust that, in accordance with Section 4.7(a) and these Articles is the holder of any Excess Shares shall, except as otherwise specifically provided herein, have the same rights hereunder, including without limitation, voting rights and distribution rights, to which a permitted holder of the Shares exchanged therefor would be entitled in respect of such Shares had such Shares not been exchanged for Excess Shares. Such Excess Shares shall be treated as Shares of the same class or series as the Shares exchanged therefor.

    (d)  Remedies For Breach.  If the Board of Directors or its designees shall at any time determine in good faith that a Transfer has taken place in violation of Section 4.5(b) or 4.5(c) or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution) or an Individual intends to acquire or has attempted to acquire Beneficial Ownership of any Shares in violation of Sections 4.5(b) or 4.5(c), the Board of Directors or its designees shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer (or any Transfer related to such intent), including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to prevent such Transfers, provided, however, that nothing contained in this Section 4.5(d) shall prevent the automatic application and operation of Section 4.5(b) (regarding certain attempted Transfers of Shares being void ab initio) and, failing the operation and application of Section 4.5(b) for any reason, the automatic application and operation of Section 4.5(c) (regarding the exchange of Shares for Excess Shares), in each case without the need for any further action by the Corporation or the Board of Directors.

    (e)  Notice of Ownership or Attempted Ownership in Violation of Section 4.5(b).  Any Individual or Person who acquires or attempts to acquire Beneficial Ownership of Shares in violation of Sections 4.5(b) or 4.5(c), shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such acquisition or attempted acquisition on the Corporation's status as a REIT.

    (f)  Owners Required to Provide Information.  Prior to the Ownership Limitation Termination Date,

    each Person who is a Beneficial Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT or to comply with regulations promulgated under the REIT provisions of the Code including, without limitation, Treasury Regulations Section 1.857-8 or any successor regulation.

    (g)  Remedies Not Limited.  Nothing contained in this Article Fourth shall (i) preclude the settlement of Shares on the New York Stock Exchange or (ii) limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its shareholders by preservation of the Corporation's status as a REIT.

    (h)  Ambiguity.  In the case of an ambiguity in the application of any of the provisions of this Article Fourth, including any definition contained in Section 4.5(a) and any ambiguity with respect to which Shares are to be exchanged for Excess Shares in a given situation, the Board of Directors shall have the power to determine in good faith the application of the provisions of this Article Fourth with respect to any situation based on the facts known to it.

    (i)  Modifications of Ownership Limit.  Subject to the limitations provided in Section 4.5(j), the Board of Directors may from time to time increase or decrease the Ownership Limit with respect to any Individual or Person, or any Shares or class or series thereof.

    (j)  Limitations on Modifications.

    (1) The Ownership Limit may not be increased if, after giving effect to such increase, five Individuals could Beneficially Own, in the aggregate, more than 49.9% of the value of the outstanding Shares.

    (2) Prior to the modification of any Ownership Limit pursuant to Section 4.5(i), the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT.

    (3) The Ownership Limit may not be increased to a percentage which is greater than 9.8% of the value of the outstanding Shares of the Corporation of all classes and series.

    SECTION 4.6  Legend.  (a) Each certificate issued on or after the Closing Date in respect of Common Shares shall bear the following legend:

      "The Common Shares represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. No Individual may Beneficially Own Shares in excess of the then applicable Ownership Limit, which may decrease or increase from time to time, unless such Individual is an Existing Holder. In general, any Individual who attempts to Beneficially Own shares in excess of the Ownership Limit must immediately notify the Corporation. All capitalized terms used in this legend have the meanings set forth in the Articles of Incorporation, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each shareholder who so requests. If the restrictions on ownership and transfer are violated, the Common Shares represented hereby may be automatically exchanged for Excess Shares and deemed transferred to a Special Trust as provided in the Articles of Incorporation."

    (b) Each certificate issued prior to the Closing Date in respect of Senior Preferred Shares shall bear the following legend:

      "The Preferred Shares represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may beneficially own more than one share of the outstanding Preferred Shares. Any Person who attempts to beneficially own Preferred Shares in excess of the above limitations must immediately notify the Corporation and any transfer which would result in ownership of Preferred Shares in excess of the above limitation shall be void. All capitalized terms used in this legend have the meanings set forth in the Articles of Incorporation, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each shareholder who so requests."

  The stock certificates evidencing any Senior Preferred Shares issued on or after the Closing Date shall bear a legend in the form as set forth in Section 4.6(c) hereof, provided, however, that the term "Senior Preferred Shares" shall be substituted in place of the term "Preferred Shares" in every place in which the term "Preferred Shares" appears in such legend.

    (c) Each certificate issued on or after the Closing Date in respect of Preferred Shares shall bear the following legend:

      "The Preferred Shares represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. No Individual may Beneficially Own Shares in excess of the then applicable Ownership Limit, which may decrease or increase from time to time, unless such Individual is an Existing Holder. In general, any Individual who attempts to Beneficially Own Shares in excess of the Ownership Limit must immediately notify the Corporation. All capitalized terms used in this legend have the meanings set forth in the Articles of Incorporation, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each shareholder who so requests. If the restrictions on ownership and transfer are violated, the Preferred Shares represented hereby may be automatically exchanged for Excess Shares and deemed transferred to a Special Trust as provided in the Articles of Incorporation."

    SECTION 4.7  Excess Shares.

    (a)  Ownership in Trust.  Upon any purported Transfer or other Event that results in the exchange of Shares for Excess Shares pursuant to Section 4.5(c), such Excess Shares shall be deemed to have been transferred to a Trustee, as trustee of a Special Trust for the exclusive benefit of a Beneficiary. Excess Shares of any class or series that are held in trust as provided in this Section 4.7 shall constitute issued and outstanding Common Shares or Senior Shares of the Corporation, as the case may be. The Purported Record Transferee or Purported Record Holder shall have no rights in such Excess Shares, but shall have the rights provided in Sections 4.7(c) and 4.7(e). Where a Transfer or other Event results in an automatic exchange of Shares of more than one class or series for Excess Shares of more than one class or series, separate Special Trusts shall be deemed to have been established for the Excess Shares of each such class or series. Each exchange of Shares for Excess Shares pursuant to Section 4.5(c)(5) hereof (relating to the requirement of Section 856(a)(5) of the Code that the Corporation have at least 100 shareholders) shall, with respect to each such Transfer that caused such exchange, be effected through a transfer of Excess Shares to a separate and distinct Special Trust for the benefit of a separate and distinct Beneficiary.

    (b)  Dividend Rights.  Dividends or other distributions that have been declared on any Shares that have been exchanged for Excess Shares pursuant to Section 4.5(c) shall be paid when due to the appropriate Trustee, as trustee of the particular Special Trust for the exclusive benefit of the Beneficiary of such Special Trust until such time as the Trustee shall transfer New Shares in respect of such Excess Shares pursuant to Section 4.7(e). Any dividend or distribution paid prior to the discovery by the Corporation that the Shares with respect to which the dividend or distribution was made had been exchanged for Excess Shares shall be returned to the Corporation and promptly thereafter paid over to the Trustee, as trustee of the Special Trust for the exclusive benefit of the Beneficiary.

    (c)  Rights Upon Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the Trustee of each Special Trust that is the holder of any Excess Shares shall be entitled to receive a portion of the assets of the Corporation available for distribution to the holders of that class or series of Shares for which such Excess Shares were exchanged originally pursuant to Section 4.5(c) and this Section 4.7. The Trustee shall distribute to the Purported Record Transferee or Purported Record Holder of the Excess Shares held in the Special Trust an amount (the "Original Value Amount") not to exceed (A) in the case of a Purported Record Holder or in the case of a Purported Record Transferee that did not give value for the Shares for which such Excess Shares were exchanged (through a gift, devise or other transaction), the Market Price of the Shares for which such Excess Shares were exchanged as of the date of such exchange or (B) in the case of a Purported Record Transferee that did give value—for the Shares for which such Excess Shares were exchanged, the price such Purported Record Transferee paid for such Shares, out of the assets received by the Trustee in respect of the Excess Shares held in such Special Trust in connection with any liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, and the Trustee shall distribute to the Beneficiary of the particular Special Trust any amounts in excess of the Original Common Amount.

    (d)  Voting Rights.  Each Trustee, as holder of any Excess Shares and as trustee of a Special Trust for the exclusive benefit of a Beneficiary, shall have the same right to vote any such Excess Shares as the Shares exchanged therefore would have had if they had not been so exchanged in connection with any matter on which the holders of Shares are entitled to vote until such time as the Trustee shall transfer New Shares in respect of such Excess Shares pursuant to Section 4.7(e).

    (e)  Transfer of Excess Shares.

    (1) Any Excess Shares which were issued in exchange for Shares pursuant to Section 4.5(c) and are held by a Trustee in a Special Trust for the benefit of a Beneficiary pursuant to Section 4.7(a) shall be Transferred by the Trustee only as provided in this Section 4.7(e). Such Trustee shall, within one hundred eighty (180) days after the date of the purported Transfer or other Event that resulted in such Excess Shares being issued in exchange for Shares, or, if later, one hundred eighty (180) days after the date on which the Corporation first became aware of the issuance of Excess Shares (the "Excess Shares Exchange Date"), Transfer the Excess Shares held in a Special Trust to a Special Trust Transferee, provided that (i) simultaneously with such Transfer such Excess Shares shall be automatically exchanged for an equal number of Shares of the same class or series that had originally been exchanged for such Excess Shares (the "New Shares"), (ii) such New Shares would not as a result of such Transfer to such Special Trust Transferee be automatically exchanged for Excess Shares pursuant to Section 4.5(c) and (iii) such Special Trust Transferee is an Institutional Investor or, if designated by the Corporation as provided below, an Affiliate of a shareholder. The Corporation shall have the right to designate a

Special Trust Transferee within the first ninety (90) days after the Excess Shares Exchange Date provided that (i) such Special Trust Transferee is either (A) an Affiliate of a shareholder or (B) an Institutional Investor and (ii) the New Shares would not as a result of a Transfer to such Special Trust Transferee be automatically exchanged for Excess Shares pursuant to Section 4.5(c). Notwithstanding anything to the contrary in this Section 4.7(e), each Trustee shall Transfer New Shares in respect of the Excess Shares held in each Special Trust to a Special Trust Transferee designated by the Corporation pursuant to the immediately preceding sentence and, during the first ninety (90) days after the relevant Excess Shares Exchange Date, the Trustee shall not Transfer New Shares in respect of the Excess Shares to a Special Trust Transferee that has not been designated by the Corporation pursuant to the immediately preceding sentence.

    Each Trustee shall distribute to the particular Purported Record Transferee or Purported Record Holder of the Excess Shares held in the Special Trust out of the purchase price received by the Trustee from a Special Trust Transferee for New Shares in respect of such Excess Shares an amount (the "Original Transfer Amount") not to exceed (A) in the case of a Purported Record Holder or in the case of a Purported Record Transferee that did not give value for the Shares for which such Excess Shares were exchanged (through a gift, devise or other transaction), the lesser of (w) the Market Price of such Shares as of the date such Shares were exchanged for Excess Shares and (x) the purchase price received by the Trustee from the Special Trust Transferee for the New Shares or (B) in the case of a Purported Record Transferee that did give value for the Shares for which such Excess Shares were exchanged, the lesser of (y) the purchase price received by the Trustee from the Special Trust Transferee for the New Shares and (z) the price such Purported Record Transferee paid for such Shares. The Trustee shall distribute to the particular Beneficiary of the Special Trust any amounts in excess of the Original Transfer Amount.

    (2) Notwithstanding the foregoing, if a Purported Record Transferee or Purported Record Holder receives any amounts in respect of any Excess Shares held in a Special Trust that exceeds the amounts allowable under Section 4.7(e)(1), such Purported Record Transferee or Purported Record Holder shall pay such excess to the Trustee for the benefit of the Beneficiary of such Special Trust.

    SECTION 4.8  Severability.  If any provision of this Article Fourth or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

ARTICLE FIFTH

    The Corporation shall have perpetual existence.

ARTICLE SIXTH

    (a) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws or these Articles of Incorporation otherwise provide.

    (b) The Corporation may in its By-Laws confer powers upon the Board of Directors in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

ARTICLE SEVENTH

    (a) The number of directors of the Corporation shall be fixed by the By-Laws of the Corporation but in no event shall be less than three (3) or more than fourteen (14) and may be increased or decreased within such limitations from time to time in such a manner as may be prescribed by the By-Laws and in accordance with the terms hereof. In the event that the Board is increased by such a resolution, the vacancy or vacancies so resulting shall be filled by a vote of the majority of the directors then in office. No decrease in number in the Board shall shorten the term of any incumbent directors. Any change shall be reported to the Secretary of State within thirty (30) calendar days of such change.

The Board of Directors shall be divided into three (3) classes, as nearly equal in number as possible, with the mode of such classification to be provided for in the By-Laws. Except as otherwise provided in the By-Laws with respect to the implementation of this Article 7, directors shall be elected to hold office for a term of three (3) years, with the term of office of one class expiring each year. Any director or the entire Board of Directors may be removed, for cause only, by the holders of 66 2/3 of all shares then entitled to vote at an election of directors. The provisions of this Section 7(a) shall not be amended, altered, changed or repealed unless approved by the affirmative vote of the holders of not less than seventy-five percent of the total voting power of all outstanding shares of voting stock.

    (b) Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

    (c) Notwithstanding anything contained in these Articles of Incorporation to the contrary (other than Section 4.3(d) above), the affirmative vote of the holders of a majority in interest of the then outstanding Common Shares shall be required to terminate the Corporation's status as a real estate investment trust.

    (d) Any action required or permitted to be taken by the holders of any class or series of stock of the Corporation, including but not limited to the election of directors, may be taken by written consent or consents but only if such consent or consents are signed by all holders of the class or series of stock entitled to vote on such action.

ARTICLE EIGHTH

    (a) The Corporation shall, to the fullest extent permitted by the GBCL, including the provisions of Section 351.355.7 RSMo, indemnify and advance expenses to any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director or Officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of any other corporation or enterprise. Such right of indemnification shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise.

    (b) The Corporation may, to such extent as it deems appropriate and as may be permitted by the GBCL, indemnify any other person acting in any of the other capacities referred to in Section 351.355 of the GBCL against any such claim by reason of the fact that he is or was serving the Corporation or at the request of the Corporation in any of such capacities or arising out of his status in any such capacity.

    (c) The Corporation may, but shall not be required to, supplement the right of indemnification under paragraph (a) above by (1) the purchase of insurance on behalf of any one or more of such persons, whether or not the Corporation would be obligated to indemnify such person under paragraph (a) above, (2) individual or group indemnification agreements with any one or more of such persons and (3) advances for related expenses of such a person.

ARTICLE NINTH

    (a) In addition to any affirmative vote required by law, the Articles of Incorporation, any agreement with any national securities exchange or otherwise, any Business Combination (as hereinafter defined) involving the Corporation shall be subject to approval in the manner set forth in this Article 9.

    (b) No Business Combination shall be consummated or effected with an Interested Shareholder (as hereinafter defined) during the five-year period after which a person or an entity becomes an Interested Shareholder unless such Business Combination or the transaction in which the person or entity becomes an Interested Shareholder is approved by the Board of Directors on or before the date of the Acquisition Transaction (as hereinafter defined)

    (c) After the five-year period following the Acquisition Transaction, Business Combinations may occur only if (i) prior to the Acquisition Transaction, the board of directors approved the Acquisition Transaction or approved the Business Combination in question; (ii) the holders of a majority of the outstanding stock, other than stock owned by the Interested Shareholder, approve the Business Combination or (iii) the Business Combination meets all of the following conditions:

      (A) The aggregate amount of the cash and the market value as of the consummation date of consideration other than cash to be received per share by holders of outstanding shares of Common Equity Shares is at least equal to the higher of the following:

        1.  The highest per share price paid by such Interested Shareholder at a time when he was the beneficial owner, directly or indirectly, of five percent or more of the outstanding voting stock of the Corporation, for any shares of common stock of the same class or series acquired by it within the five-year period immediately prior to the announcement date with respect to such Business Combination, or within the five-year period immediately prior to, or in, the transaction in which such Interested Shareholder became an Interested Shareholder, whichever is higher; plus, in either case, interest compounded annually from the earliest date on which such highest per share acquisition price was paid through the consummation date at an amount equal to the greater of (i) the rate for one-year United States treasury obligations from time to time in effect and (ii) 8 1/2%; less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of common stock since such earliest date, up to the amount of such interest; and

        2.  The market value per share of common stock on the announcement date with respect to such Business Combination or on such Interested Shareholder's stock acquisition date, whichever is higher; plus interest compounded annually from such date through the consummation date at an amount equal to the greater of (i) the rate for one-year United States treasury obligations from time to time in effect and (ii) 8 1/2%; less the aggregate amount of any cash dividend paid, and the market value of any dividends paid other than in cash, per share of common stock since such date, up to the amount of such interest;

      (B) The aggregate amount of the cash and the market value as of the consummation date of consideration other than cash to be received per share by holders of outstanding shares of any class or series of stock other than the Common Equity Shares is at least equal to the highest of the following, whether or not such Interested Shareholder has previously acquired any shares of such class or series of stock:

        1.  The highest per share price paid by such Interested Shareholder at a time when he was the beneficial owner, directly or indirectly, of five percent or more of the outstanding voting stock of the Corporation, for any shares of such class or series of stock acquired by him within the five-year period immediately prior to the announcement date with respect to such Business Combination, or within the five-year period immediately prior to, or in, the transaction in which such Interested Shareholder became an Interested Shareholder, whichever is higher; plus, in either case, interest compounded annually from the earliest date on which such highest per share acquisition price was paid through the consummation date at an amount equal to the greater of (i) the rate for one-year United States treasury obligations from time to time in effect and (ii) 8 1/2%; less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of such class or series of stock since such earliest date, up to the amount of such interest;

        2.  The highest preferential amount per share to which the holders of shares of such class or series of stock are entitled in the event of any voluntary liquidation, dissolution or winding up of the Corporation, plus the aggregate amount of any dividends declared or due as to which such holders are entitled prior to payment of dividends on some other class or series of stock, unless the aggregate amount of such dividends is included in such preferential amount; and

        3.  The market value per share of such class or series of stock on the announcement date with respect to such business combination or on such Interested Shareholder's stock acquisition date, whichever is higher; plus interest compounded annually from such date through the consummation date at an amount equal to the greater of (i) the rate for one-year United States treasury obligations from time to time in effect and (ii) 8 1/2%; less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of such class or series of stock since such date, up to the amount of such interest;

      (C) The consideration to be received by holders of a particular class or series of outstanding stock, including the Common Equity Shares, of the Corporation in such Business Combination is in cash or in the same form as the Interested Shareholder has used to acquire the largest numbers of shares of such class of series of stock previously acquired by it, and such consideration shall be distributed promptly;

      (D) The holders of all outstanding shares of stock of the Corporation not beneficially owned by such Interested Shareholder immediately prior to the consummation of such Business Combination are entitled to receive in such Business Combination cash or other consideration for such shares in compliance with paragraphs (A), (B) and (C) of this clause (iii) of this paragraph (c) of this Article Ninth;

      (E) After such Interested Shareholder's stock acquisition date and prior to the consummation date with respect to such Business Combination, such Interested Shareholder has not become the beneficial owner of any additional shares of voting stock of the Corporation except:

        1.  As part of the transaction which resulted in such Interested Shareholder becoming an Interested Shareholder;

        2.  Through a Business Combination meeting all of the conditions of clause (ii) of this paragraph (c) of this Article Ninth and this clause (iii) of this paragraph (c) of this Article Ninth;

        3.  Through purchase by such Interested Shareholder at any price which, if such price had been paid in an otherwise permissible Business Combination the announcement date and consummation date of which were the date of such purchase, would have satisfied the requirements of paragraphs (A), (B) and (C) of this clause (iii) of this paragraph (c) of this Article Ninth.

    (e)  Definitions.  As used in this Article Nine, the following terms shall have the following meanings:

      "Acquisition Transaction" shall mean any transaction in which any Person becomes an Interested Shareholder.

      "Business Combination" shall mean (i) any merger, consolidation or exchange of shares of capital stock of the Corporation of any of its subsidiaries with or into an interested Shareholder, in each case irrespective of which corporation or company is to be the surviving entity; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an Interested Shareholder (in a single transaction or a series of related transactions), other than in the ordinary course of business, of all or a substantial part of the assets of the Corporation (including without limitation any securities or assets of a subsidiary of the Corporation) or all or a substantial part of the assets of any of its subsidiaries; (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the Corporation or to or with any of its subsidiaries (in a single transaction or a series of related transactions) other than in the ordinary course of business, of all or a substantial part of the assets of an Interested Shareholder; (iv) the issuance or transfer by the Corporation or any of its subsidiaries of any securities of the Corporation or any of its subsidiaries to an Interested Shareholder (other than an issuance or transfer of securities which is effected on a pro rata basis to all shareholders of the Corporation); (v) the acquisition by the Corporation or any of its subsidiaries from an Interested Shareholder of any securities issued by an Interested Shareholder (other than an issuance or transfer of securities which is effected on a pro rata basis to all shareholders of the Interested Shareholder); (vi) any recapitalization or reclassification of shares of any class of capital stock of the Corporation or any merger or consolidation of the Corporation with any of its subsidiaries which would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of capital stock of the Corporation (or any securities convertible into any class of such capital stock) owned by any Interested Shareholder; (vii) any merger or consolidation of the Corporation with any of its subsidiaries after which the provisions of this Article 9 of the Articles of Incorporation shall not appear in the Articles of Incorporation of the surviving entity; (viii) a plan of partial or complete liquidation or dissolution of the Corporation or spin-off or sale of a substantial part of the assets of the Corporation or any of its subsidiaries proposed by or on behalf of an Interested Shareholder; and (ix) any agreement, contract, plan, proposal or other arrangement providing for any of the foregoing.

      "Interested Shareholder" shall mean a Person which beneficially owns or controls 20% or more of the outstanding voting shares of the Corporation provided that any Person who would be an Interested Shareholder as of April 15, 1997 shall be excluded from the definition of Interested Shareholder.

      "Person" shall mean any individual, corporation, partnership or other person or entity.

    (f)  The provisions of this Article 9 shall not be amended, altered, changed or repealed nor may any provision inconsistent with any of such provisions be added to the Articles of Incorporation unless approved by the affirmative vote of the holders of not less than the greater of (i) seventy-five percent of the total voting power of all outstanding shares of voting stock of the Corporation, voting as a single class and (ii) a majority of shareholders—other than any Interested Shareholder.

ARTICLE TENTH

    The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Articles of Incorporation, and any other provisions authorized by the laws of the State of Missouri at the time in force may be added or inserted in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in their present form or as hereafter amended are granted subject to the rights reserved in this Article Ninth; provided, however, that any amendment or repeal of Article Eighth of these Articles of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

ARTICLE ELEVENTH

    The names of the original incorporators were Morton D. May, David May and S.B. Butler, all of St. Louis, Missouri.

*    *    *    *

CERTIFICATE OF DESIGNATION
SETTING FORTH "RESOLUTION DESIGNATING
SERIES B PREFERRED SHARES
AND FIXING PREFERENCES AND RIGHTS THEREOF"
ADOPTED BY THE BOARD OF DIRECTORS OF
WESTFIELD AMERICA,  INC.

PURSUANT TO THE PROVISIONS OF SECTION 351.180(7) OF THE
GENERAL AND BUSINESS CORPORATION LAW OF THE STATE
OF MISSOURI, AS AMENDED

    I, the undersigned, a Co-President of Westfield America, Inc., a Missouri corporation (hereinafter sometimes referred to as the "Corporation"), hereby certify as follows:

      FIRST: That under the provisions of Article Fourth of the Restated Articles of Incorporation, as amended, of the Corporation, the total number of shares of all classes of capital stock which the Corporation may issue is 410,000,200 shares, of which (i) 200 shares shall be non-voting senior preferred stock, par value $1.00 per share (the "Senior Preferred Shares"), (ii) 5,000,000 shares shall be Preferred Shares, with par value of $1.00 per share (the "Preferred Shares"), 940,000 of which have been designated as Series A Preferred Shares, with a liquidation value of $100 per share (the "Series A Preferred Shares"), (iii) 200,000,000 shall be shares of common stock, par value $.01 per share (the "Common Shares"), (iv) 200,000,000 shall be shares of excess common stock, par value $.01 per share (the "Excess Common Shares", and together with the Common Shares, the "Common Equity Shares") and (v) 5,000,000 shares shall be excess preferred stock, par value $1.00 per share (the "Excess Preferred Shares", and together with the Preferred Shares, the "Preferred Equity Shares"), and under said Article of Incorporation (as amended, the "Article of In corporation"), the shares of Preferred Stock are authorized to be issued by the Board of Directors and the Board of Directors is expressly authorized to determine in the Resolution, the designation, powers, rights, preferences and qualifications, limitations or restrictions, not fixed and determined by the Articles of Incorporation.

      SECOND: That the Pricing Committee of the Board of Directors of the Corporation pursuant to the authority so vested in it by the Board of Directors and Article Fourth of the Certificate of Incorporation, and in accordance with the provisions of Section 351.180(7) of the General and Business Corporation Law of Missouri, as amended, adopted on May 15, 1997 the following resolution creating a series of Preferred Stock designated as "Series B Preferred Shares", which resolution has not been amended, modified, rescinded or revoked and is in full force and effect on the date hereof.

"RESOLUTION OF THE BOARD OF DIRECTORS OF
WESTFIELD AMERICA, INC. DESIGNATING
'SERIES B PREFERRED SHARES'
AND FIXING PREFERENCES AND RIGHTS THEREOF"

    BE IT RESOLVED, that, pursuant to authority expressly granted to and vested in the Board of Directors of Westfield America, Inc., hereinafter called the "Corporation", by the provisions of the Articles of Incorporation, as amended, the Board of Directors of the Corporation hereby fixes the designation, voting powers, rights on liquidation or dissolution, and other preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the designations, preferences and relative rights, and the qualifications, limitations or restrictions thereof, set forth in the Articles of Incorporation which are applicable to the Series B Preferred Shares) as follows:

      SECTION 1.  DESIGNATION; NUMBER OF SHARES.  The number and designation of the series of Preferred Stock authorized hereby shall be 400,000 shares of "Series B Preferred Shares",

  par value $1.00 per share, and is hereinafter in this Resolution called the "Series B Preferred Shares."

      SECTION 2.  RANK.  The Series B Preferred Shares shall with respect to dividend rights and rights on liquidation, dissolution and winding up of the affairs of the Corporation, rank pari passu to the Series A Preferred Shares. Each Series B Preferred Share shall be identical in all respects to each other Series B Preferred Share. Each Excess Series B Preferred Share shall be identical in all respects to each other Excess Series B Preferred Share, and except as otherwise provided herein, shall be identical in all respects to each Series B Preferred Share (the Series B Preferred Shares together with the Excess Series B Preferred Shares being hereinafter referred to as the "Series B Equity Shares"). Series B Preferred Shares that are redeemed or purchased by the Corporation may, at the election of the Corporation either (i) be reissued by the Corporation or (ii) be canceled and if so canceled shall revert to authorized but unissued Preferred Shares.

      SECTION 3.  DIVIDEND RIGHTS.  (a) The holders of shares of Series B Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, but only out of funds legally available therefor, cumulative cash dividends payable to shareholders of record on the respective date, not exceeding 50 days preceding such dividend payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend in an amount equal to the greater of (A) $8.50 per share per annum and (B) an amount per share equal to 6.6667 (subject to proportional adjustment in the case of any subdivision, stock split, stock dividend, combination or reverse split of the Common Equity Shares or the Preferred Equity Shares) (as so adjusted from time to time, the "Common Equivalent Factor") times the dollar amount of dividends declared with respect to each Common Equity Share (such product, the "Common Equivalent Amount") for the same annual period; provided, however, that if, as a result of the quarterly dividends paid in accordance with the following sentence, the holders of Series B Equity Shares shall have received for any calendar year more dividends than such Shares shall be entitled under clauses (A) and (B) above, the dividends payable in respect of Series B Equity Shares in subsequent calendar years shall be reduced to the extent of such overpayment. Subject to the proviso of the preceding sentence of this Section 3(a), the dividend paid in respect of each quarterly period in each calendar year shall be determined as follows: (1) for the first quarter, the greater of $2.125 per share and the Common Equivalent Amount for same quarter; (2) for the second quarter, an amount such that the aggregate amount to be received per Series B Equity Share in respect of the first two quarters of such calendar year shall be the greater of $4.250 per share and the Common Equivalent Amount for the same two quarters; (3) for the third quarter, an amount such that the aggregate amount to be received per Series B Equity Share in respect of the first three quarters of such calendar year shall be the greater of $6.375 per share and the Common Equivalent Amount for the same three quarters; and (4) for the fourth quarter, an amount such that the aggregate amount to be received per Series B Equity Share in respect of such calendar year shall be the amount provided in the preceding sentence of this Section 3(a). Dividends paid on shares of Series B Equity Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all Series B Equity Shares as are outstanding at the time. Accumulated but unpaid dividends for any past quarterly dividend periods may be declared and paid at any time, without reference to any regularly scheduled quarterly dividend payment date, to holders of record on such date, not exceeding 50 days preceding such dividend payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend.

      (b) So long as any shares of the Series B Equity Shares are outstanding, no dividend whatever shall be paid or declared and no distribution made on any Common Equity Shares other than a dividend payable in Common Equity Shares, and no shares of Common Equity shall be purchased, redeemed, or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Common Equity Shares, or the exchange or conversion of one Common Equity Share for or into another Common Equity Share, or other than through the use of proceeds of a substantially contemporaneous sale of other Common

  Shares), unless the full dividend thereon for the then current quarterly dividend period and all prior dividend periods shall have been paid or declared and set apart for payment. Subject to the foregoing, and not otherwise, such dividends may be declared by the Board of Directors and paid on any Common Equity Shares from time to time out of any funds legally available therefor, and the Series B Equity Shares shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise.

      SECTION 4.  RIGHTS UPON LIQUIDATION.  (a) In the event of any voluntary liquidation, dissolution or winding up of affairs of the Corporation, the holders of the Series B Equity Shares shall be entitled, before any distribution or payment is made to the holders of any Common Equity Shares, to be paid in full an amount per share equal to $100.00 (which amount is hereinafter referred to as the "Series B Preferred Voluntary Liquidation Amount"), together with (x) all accrued but unpaid dividends through the end date of the calendar quarter most recently completed prior to the date of liquidation, dissolution or winding up of the affairs of the Corporation (any such date, a "Series B Voluntary Liquidation Date") plus (y) 2.125 times a fraction equal to the actual number of days elapsed from the end date of the calendar quarter most recently completed to the relevant Series B Voluntary Liquidation Date over ninety days. In the event of any involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payment is made to the holders of any Common Equity Shares, the holders of the Series B Equity Shares shall be entitled to be paid in full an amount per share equal to $100.00 (which amount is hereinafter referred to as the "Series B Preferred Involuntary Liquidation Amount"), together with (x) all accrued and unpaid dividends through the end date of the calendar quarter most recently completed prior to the involuntary liquidation (any such date, a "Series B Involuntary Liquidation Date") plus (y) $2.125 times a fraction equal to the actual number of days elapsed from the date of the calendar quarter most recently completed to the relevant Series B Involuntary Liquidation Date over ninety days.

      (b) Payment shall be made in full to all holders of the Series B Equity Shares and other shares ranking pari passu on liquidation with the Series B Equity Shares, before any remaining assets of the Corporation shall be distributed among the holders of Common Equity Shares, according to their respective numbers of shares. For the purposes of this Section 4, the consolidation or merger of the Corporation with any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation but shall, to the extent appropriate, cause an adjustment to the Common Equivalent Factor.

      SECTION 5.  (A)  REDEMPTION.  The Corporation, at the option of the Board of Directors, with approval of a majority of the Independent Directors (as defined in the Articles of Incorporation), may redeem in whole, or in part, the Series B Equity Shares at the time outstanding at any time and from time to time from and after May 21, 2004, upon notice given as hereinafter specified, at a redemption price for each Series B Equity Share equal to $100.00 together with (i) all accrued and unpaid dividends through the end date of the calendar quarter most recently completed prior to the date of redemption of the Series B Equity Shares (each a "Series B Redemption Date"); plus (ii) $2.125 times a fraction equal to the actual number of days elapsed from the end date of the calendar quarter most recently completed to the relevant Series B Equity Date over ninety days (such fraction, the "Pro Rata Adjustment"); plus (iii) a right to receive on the payment date for dividends declared on the Common Equity Shares with respect to the calendar quarter during which the relevant Series B Redemption Date occurs (the "Relevant Quarter"), the excess of (x) the Common Equivalent Factor times (A) the dollar amount of the per share dividends declared on the Common Equity Shares for the Relevant Quarter times the Pro Rata Adjustment plus (B) the dollar amount of the per share dividends declared on the Common Equity Shares from the beginning of the calendar year in which such redemption occurs through the end date of the calendar quarter prior to the Relevant Quarter over (y) the dollar amount calculated in the preceding clause (ii) plus all other dividends paid on the Preferred Shares from the beginning of the calendar year during which the relevant Series B Redemption Date occurs.

      (b) If the Corporation shall determine to redeem less than all the Series B Equity Shares then outstanding, the shares to be redeemed shall be selected pro rata (as nearly as may be) so that the number of shares redeemed from each holder shall be the same proportion of all the shares to be redeemed that the total number of Series B Equity Shares then held by such holder bears to the total number of Series B Equity Shares then outstanding.

      SECTION 6.  MANNER AND EFFECT OF REDEMPTIONS.  Notice of any proposed redemption of shares of Series B Equity Shares shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed, at their respective last addresses as they shall appear on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days prior to the date fixed for such redemption. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the shareholder receives such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of Series B Equity Shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other Series B Equity Shares.

      The Board of Directors shall have full power and authority, subject to the provisions herein contained, to prescribe the terms and conditions upon which Series B Equity Shares shall be redeemed.

      If notice of redemption shall have been duly given, and if, on or before the redemption date specified therein, the Corporation shall deposit all funds necessary for such redemption with a bank or trust company in an account that is separate and apart from its other accounts and shall hold such funds in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, not withstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding on and after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest.

      Any funds so deposited and unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

      SECTION 7.  VOTING RIGHTS.  The holders of Series B Equity Shares shall not be entitled to any voting rights except (i) in the event that the Board of Directors has not declared a dividend payable to holders of any Series of Preferred Shares ranking pari passu with the Series B Equity Shares that were authorized prior to the issuance of the Series B Preferred Shares or with the consent of the holders of a majority of the Series B Equity Shares or were issued to the original holder of the Series B Equity Shares (all such Preferred Shares, collectively, the "Ranking Preferred Shares") for four (4) quarterly dividend periods, the number of directors constituting the Board of Directors shall, without further action, be increased by one (1) and the holders of a majority of the Series B Equity Shares shall have the exclusive right, together with holders of all other series of Ranking Preferred Shares, to elect one (1) director to fill such newly created directorship until such time as all such dividends in arrears are made current and paid in full, at which time the director so elected shall cease to be a director, the number of directors constituting the Board of Directors shall be reduced by one (1) and such additional voting rights of the holders of the Series B Equity Shares shall terminate, subject to revesting in the event of each and every subsequent event of the character indicated above, (ii) the affirmative vote of the holders of a majority of the Series B Equity Shares voting together as a class shall be required to approve any amendment to the Articles of Incorporation that materially and adversely affects the rights, preferences or powers of the Series B Equity Shares, including, without limitation, the definition of Ownership Limit with respect to the Series B Equity Shares, provided, that (x) except as required by clause (y) where the amendment to these Articles of Incorporation for which the vote is required pursuant to this clause (ii) adversely affects the rights, powers and preferences of other series of Ranking Preferred Shares, then such amendment shall be approved by a vote of a majority of the Ranking Preferred Shares affected thereby, voting together as a class and (y) the unanimous approval of the holders of Series B Equity Shares shall be required for any amendment to these Articles of Incorporation that would decease the rate or change the time of payment of any dividend or distribution on the Series B Equity Shares, decrease the amount payable upon redemption of the Series B Equity Shares or upon the voluntary or involuntary liquidation of the Corporation, or advance the date on which the Series B Equity Shares may be redeemed by the Corporation, amend the number of shares of Series B Equity Shares required to effect amendments to the Articles of Incorporation, (iii) the affirmative vote of the holders of a majority of the Ranking Preferred Shares of each affected series voting together as a class shall be required to approve any merger or consolidation of the Corporation and another entity in which the Corporation is not the surviving corporation and each holder of such series of Ranking Preferred Shares does not receive shares of the surviving corporation with substantially similar rights, preferences and powers in the surviving corporation as the Ranking Preferred Shares have with respect to the Corporation, (iv) the affirmative vote of the holders of a majority of the Preferred Shares voting together as a class shall be required to approve any voluntary action by the Board of Directors intended to cause the Corporation to cease to have the status as a REIT (as defined in Section 4.5 of the Articles of Incorporation) and (v) as otherwise required by applicable law.

      SECTION 8.  TITLE.  This resolution shall be known and may be referred to as "A Resolution of the Board of Directors of Westfield America, Inc. Designating Series B Preferred Shares and Fixing Preferences and Rights Thereof".

    FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby authorized and directed to execute and acknowledge a certificate setting forth these resolutions and to cause such certificate to be filed and recorded, all in accordance with the requirements of Section 351.046 of the General and Business Corporation Law of the State of Missouri, as amended".

    IN WITNESS WHEREOF, the undersigned, Co-President has executed this instrument and its Assistant Secretary has attested to said instrument on the 16th day of May, 1997.

WESTFIELD AMERICA, INC.
ATTEST:	By:	/s/ Peter Lowy Co-President
/s/ Barry Mills Assistant Secretary

STATE OF NEW YORK )
            : ss.
COUNTY OF NEW YORK)

    I, Gail Shulman, a notary public, do hereby certify that on this 16th day of May, 1997, personally appeared before me Peter S. Lowy, and being first duly sworn by me, declared that he is the Co-President of Westfield America, Inc., that he signed the foregoing document as Co-President of the corporation, and that the statements therein contained are true.

[SEAL]	/s/ Gail Shulman Notary Public
My Commission Expires:	February 28, 1998

CERTIFICATE OF DESIGNATION
SETTING FORTH "RESOLUTION" DESIGNATING
SERIES C PREFERRED SHARES
AND FIXING PREFERENCES AND RIGHTS THEREOF@
ADOPTED BY THE BOARD OF DIRECTORS OF
WESTFIELD AMERICA,  INC.

PURSUANT TO THE PROVISIONS OF SECTION 351.180 (7) OF THE
GENERAL AND BUSINESS CORPORATION LAW OF THE STATE
OF MISSOURI, AS AMENDED

    I, the undersigned, Co-President of Westfield America, Inc., a Missouri corporation (hereinafter sometimes referred to as the "Corporation"), hereby certify as follows:

      FIRST: that under the provisions of Article Fourth of the Restated Articles of Incorporation, as amended, of the Corporation, the total number of shares of all classes of capital stock which the Corporation may issue is 410,000,200 shares, of which (i) 200 shares shall be non-voting senior preferred stock, par value $1.00 per share (the "Senior Preferred Shares"), (ii) 5,000,000 shares shall be Preferred Shares, with par value of $1.00 per share (the "Preferred Shares"), 940,000 of which have been designated as Series A Preferred Shares, with liquidation value of $100 per share (the "Series A Preferred Shares") and 400,000 of which have been designated as Series B Preferred Shares, with a liquidation value of $100 per share (the "Series B Preferred Shares"), (iii) 200,000,000 shall be shares of common stock, par value $.01 per share (the "Common Shares"), (iv) 205,000,000 will be shares of excess stock, par value $.01 ("Excess Shares"). Any Excess Shares which are issued with respect to Common Stock shall be "Excess Common Shares" and, together with the Common Shares, the "Common Equity Shares" and any Excess Shares which are issued with respect to Preferred Shares shall be "Excess Preferred Shares", and, together with the Preferred Shares, the "Preferred Equity Shares" and under said Articles of Incorporation (as amended, the "Articles of Incorporation"), the shares of Preferred Stock are authorized to be issued by the Board of Directors and the Board of Directors is expressly authorized to determine in the Resolution, the designation, powers, rights, preferences and qualifications, limitations or restrictions, not fixed and determined by the Articles of Incorporation.

      SECOND: That the Board of Directors of the Corporation pursuant to the authority so vested in it by Article Fourth of the Certificate of Incorporation, and in accordance with the provisions of Section 351,180 (7) of the General and Business Corporation Law of Missouri, as amended, adopted on July 20, 1998 the following resolution creating a series of Preferred Stock designated as "Series C Preferred Shares", which resolution has not been amended, modified, rescinded or revoked and is in full force and effect on the date hereof.

"RESOLUTION OF THE BOARD OF DIRECTORS OF
WESTFIELD AMERICA, INC. DESIGNATING
'SERIES C PREFERRED SHARES'
AND FIXING PREFERENCES AND RIGHTS THEREOF"

    BE IT RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of Westfield America, Inc., hereinafter called the "Corporation", by the provisions of the Articles of Incorporation, as amended, the Board of Directors of the Corporation hereby fixes the designation, voting powers, rights on liquidation or dissolution, and other preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the designations, preferences and relative rights, and the qualifications, limitations or restrictions thereof set forth in the Articles of Incorporation which are applicable to the Series C Preferred Shares) as follows:

      Section 1.  Number of Shares, Designation and Ranking.  This class of preferred stock shall be designated as Series C Cumulative Convertible Redeemable Preferred Stock and the number of shares which shall constitute such series shall not be more than 416,667 shares, par value $1.00 per share, which number may be decreased (but not below the aggregate number thereof then outstanding and/or which have been reserved for issuance) from time to time by the Board of Directors and is hereafter in this resolution called the "Series C Preferred Shares". Each Series C Preferred Share shall be identical in all respects to each other Series C Preferred Share. Each Excess Series C Preferred Share shall be identical in all respects to each other Excess Series C Preferred Share, and except as otherwise provided herein, shall be identical in all respects to each Series C Preferred Share (the Series C Preferred Shares together with the Excess Series C Preferred Shares being hereinafter referred to as the "Series C Equity Shares").

      Section 2.  Definitions.  For purposes of the Series C Preferred Shares, the following terms shall have the meanings indicated:

        "Affiliate" of, or Person "Affiliated" with, a specified Person, shall mean a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Person specified. For purposes of the Corporation, Affiliate shall include, without limitation, Westfield Holdings Limited ("WHL"), Westfield America Trust, Frank Lowy, David Lowy, Peter Lowy and Steven Lowy (such individuals being the "Lowy Family").

        "Base Rate" shall mean an annual dividend per Series C Equity Share equal to 8.5% of the Liquidation Preference per Series C Equity Share.

        "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series C Preferred Shares.

        "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City, New York are authorized or required by law, regulation or executive order to close.

        "Call Date" shall mean the date specified in the notice to holders required under Section 5(d) as the Call Date.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Consolidated EBITDA" for any quarter shall mean the consolidated net income of the Corporation (before extraordinary income or gains and less equity in income of unconsolidated real estate partnerships), calculated in a manner consistent with the Corporation's financial statements filed with the Securities and Exchange Commission, increased by the sum of the following (without duplication):

          a.  the Corporation's pro rata share of EBITDA from unconsolidated real estate partnerships calculated in a manner consistent with this definition of Consolidated EBITDA,

          b.  all income taxes paid or accrued according to GAAP for such quarter (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses except to the extent that such gains were not included in Consolidated EBITDA),

          c.  all interest expense paid or accrued in accordance with GAAP for such quarter (including financing fees and amortization of deferred financing fees or amortization of original issue discount, but excluding capitalized interest),

          d.  depreciation and depletion reflected in such net income,

          e.  amortization reflected in such net income including, without limitation, amortization of capitalized debt issuance costs (only to the extent that such amounts have not been previously included in the amount of Consolidated EBITDA pursuant to clause (c) above), goodwill, other intangibles and management fees, and

          f.   any other non-cash charges, to the extent deducted from consolidated net income (including, but not limited to, income allocated to minority interests).

        "Consolidated Fixed Charges" for any quarter shall mean the sum of:

          a.  the Corporation's pro rata share of fixed charges from unconsolidated  real estate partnerships calculated in a manner consistent with this   definition of Consolidated Fixed Charges,

          b.  all interest expense paid or accrued in accordance with GAAP for such quarter (including, without duplication, financing fees and amortization of deferred financing fees or amortization of original issue discount),

          c.  dividend and distribution requirements with respect to preferred stock and any other preferred securities for such quarter (not including any portion of preferred stock dividends the calculation of which is based on the dividend paid in such quarter to the holders of Common Shares), whether or not declared or paid,

          d.  regularly scheduled amortization of principal of debt during such quarter (other than any balloon payments at maturity) and

          e.  all ground rent payments.

        "Constituent Person" shall have the meaning set forth in Section 6(e).

        "Conversion Date" shall have the meaning set forth in Section 6(a).

        "Conversion Price" shall mean the conversion price per Common Equity Share for which the Series C Equity Share is convertible, as such Conversion Price may be adjusted pursuant to Section 6. The initial conversion price shall be $18.00.

        "Current Market Price" of publicly traded Common Shares or any other class of stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market ("NASDAQ") or, if such security is not quoted on NASDAQ, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. (the "NASD") or, if bid and asked prices for such security on such day shall not have been reported through the NASD, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Directors.

        "Dividend Payment Date" shall mean (i) for any Dividend Period with respect to which the Corporation pays a dividend on the Common Equity Shares, the date on which such dividend is paid, or (ii) for any Dividend Period with respect to which the Corporation does not pay a dividend on the Common Equity Shares, a date to be set by the Board of Directors, which date shall not be later than the thirtieth calendar day after the end of the applicable Dividend Period.

        "Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period with respect to any Series C Equity Shares (other than the initial Dividend Period, which shall commence on the Issue Date for such Series C Equity Shares and end on and include the last day of the calendar quarter immediately following such Issue Date, and other than the Dividend Period during which any Series C Equity Shares shall be redeemed pursuant to Section 5 or converted pursuant to

    Section 6, which shall end on and include the Call Date or Conversion Date with respect to the Series C Equity Shares being redeemed or converted, as applicable).

        "Expiration Time" shall have the meaning set forth in Section 6(d)(iv).

        "Fair Market Value" shall mean the average of the daily Current Market Prices of a Common Share on the five (5) consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. The term "ex date," when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

        "Fixed Charge Coverage Violation" shall have the meaning set forth in Section 3(a).

        "Fully Junior Shares" shall mean the Common Shares and any other class or series of stock of the Corporation now or hereafter issued and outstanding over which the Series C Preferred Shares has preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

        "Funds from Operations" shall mean net income (loss) (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from debt restructuring, and distributions in excess of earnings allocated to other operating partnership interests or minority interests (as reflected in the financial statements of the Corporation) plus depreciation/amortization of assets unique to the real estate industry, all computed in a manner consistent with the revised definition of Funds From Operations adopted by the National Association of Real Estate Investment Trusts (NAREIT), in its White Paper dated March 1995, as such definitions may be modified from time to time.

        "Investor" shall mean Security Capital Preferred Growth Incorporated and controlled Affiliates thereof.

        "Issue Date" shall mean the date on which the Series C Preferred Shares are issued.

        "Junior Shares" shall mean the Common Shares and any other class or series of stock of the Corporation now or hereafter issued and outstanding over which the Series C Preferred Shares has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

        "Non-Electing Share" shall have the meaning set forth in Section 6(e).

        "Operating Partnership" shall mean Westfield America Limited Partnership, a Delaware limited partnership.

        "Parity Shares" shall have the meaning set forth in Section 10(b).

        "Person" shall mean any individual, firm, partnership, corporation, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

        "Purchased Shares" shall have the meaning set forth in Section 6(d)(iv).

        "REIT Termination Event" shall mean the earliest to occur of:

           (i) the filing of a federal income tax return by the Corporation for any taxable year on which the Corporation does not compute its income as a real estate investment trust;

          (ii) the approval by the shareholders of the Corporation of a proposal for the Corporation to cease to qualify as a real estate investment trust;

          (iii) a determination by the Board of Directors of the Corporation, based on the advice of counsel, that the Corporation has ceased to qualify as a real estate investment trust; or

          (iv) a "determination" within the meaning of Section 1313(a) of the Code that the Corporation has ceased to qualify as a real estate investment trust.

        "Securities" and "Security" shall have the meanings set forth in Section 6(d)(iii).

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Series C Preferred Shares" shall have the meaning given such term in the preamble to this Certificate of Designation.

        "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of stock of the Corporation; provided, however, that if any funds for any class or series of Junior Shares or any class or series of stock ranking on a parity with the Series C Preferred Shares as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series C Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

        "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on NASDAQ, or if such securities are not quoted on NASDAQ, in the securities market in which the securities are traded.

        "Transaction" shall have the meaning set forth in Section 6(e).

        "Transfer Agent" shall mean the Corporation, or such other agent or agents of the Corporation as may be designated by the Board of Directors or their designee as the transfer agent, registrar and dividend disbursing agent for the Series C Preferred Shares.

    Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Articles.

      Section 3.  Dividends.

      (a) Subject to the preferential rights of the holders of any Preferred Stock that ranks senior in the payment of dividends to the Series C Equity Shares and subject to paragraph (b) of this Section 3, the holders of Series C Equity Shares shall be entitled to receive, when, as and if declared by the Board of Directors, but only out of funds legally available for the payment of dividends, cumulative preferential dividends payable in cash to shareholders of record on the respective date, not exceeding 50 days preceding such dividend payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend in an amount equal to the greater of (A) the Base Rate per share per annum and (B) an amount per share equal to the Liquidation Preference of a Series C Equity Share (exclusive of accrued but unpaid dividends) divided by the Conversion Price (the "Series C Common Equivalent Factor") times the dollar amount of cash dividends declared with respect to each Common Equity Share that does not result in an adjustment to the Conversion Price pursuant to Subparagraph (d)(iii) of Section 6 (such product, the "Series C Common Equivalent Amount") for the same annual period; provided, however, that if as a result of the quarterly dividends paid in accordance with the following sentence, the holders of Series C Equity Shares shall have received for any calendar year more dividends than such Shares shall be entitled under clauses (A) and (B) above (as adjusted pursuant to the third and eighth sentences of this Section 3), the dividends payable in respect of Series C Equity Shares in subsequent calendar years shall be reduced to the extent of such overpayment. Subject to the proviso of the preceding sentence of this Section 3 (a), the dividend paid in respect of each quarterly period in each calendar year shall be determined as follows (in each case, excluding any additional payment made pursuant to the following sentence): (1) for the first quarter, the greater of 25% of the Base Rate per share and the Series C Common Equivalent Amount for the same quarter; (2) for the second quarter, an amount such that the aggregate amount to be received per Series C Equity Share in respect of the first two quarters of such calendar year shall be the greater of 50% of the Base Rate per share and the Series C Common Equivalent Amount for the same two quarters; (3) for the third quarter, an amount such that the aggregate amount to be received per Series C Equity Share in respect of the first three quarters of such calendar year shall be the greater of 75% of the Base Rate per share and the Series C Common Equivalent Amount for the same three quarters; and (4) for the fourth quarter, an amount such that the aggregate amount to be received per Series C Equity Share in respect of such calendar year shall be the amount provided in the preceding sentence of this Section 3(a). Notwithstanding the foregoing, for any quarter in which a Fixed Charge Coverage Violation (as defined below) has occurred, the dividend payable per Series C Equity Share shall be 1.20 times the amount provided in the preceding sentence. A "Fixed Charge Coverage Violation" shall occur for any quarter that the ratio of the Corporation's Consolidated EBITDA to its Consolidated Fixed Charges is below 1.40 to 1. The dividends shall begin to accrue as set forth above and shall be fully cumulative from the first day of the applicable Dividend Period, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Directors, in arrears on Dividend Payment Dates. Accumulated but unpaid dividends for any past quarterly dividend periods may be declared and paid at any time, without reference to any regularly scheduled quarterly dividend payment date, to holders of record on such date, not exceeding 50 days preceding such dividend payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend. Any dividend payment made on Series C Equity Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to Series C Equity Shares which remains payable. Beginning with the quarter in which a REIT Termination Event occurs, all dividends payable per Series C Equity Share pursuant to this Section shall be multiplied by 2.5.

      (b) The initial Dividend Period for the Series C Equity Shares will include a partial dividend for the period from the Issue Date until the last day of the calendar quarter immediately following such Issue Date. The amount of dividends payable for such initial period, or any other period shorter than a full quarterly Dividend Period, on the Series C Equity Shares shall be computed by dividing the number of days in such period by 90 and multiplying the result by the Series C Equity dividend determined in accordance with Section 3(a). Holders of Series C Equity Shares shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of cumulative dividends, as herein provided, on the Series C Equity Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Equity Shares which may be in arrears.

      (c) So long as any Series C Equity Shares remain outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series C Equity Shares for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series C Equity Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series C Equity Shares and accumulated and unpaid on such Parity Shares.

      (d) So long as any Series C Equity Shares remain outstanding, no dividends (other than dividends or distributions paid solely in Fully Junior Shares, or options, warrants or rights to subscribe for or purchase, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by the Corporation, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case the full cumulative dividends on all outstanding Series C Equity Shares and any other Parity Shares of the Corporation shall have been or contemporaneously are declared and paid or declared and set apart for payment for all Dividend Periods terminating on or prior to the date of declaration or payment with respect to the Series C Equity Shares and all dividend periods terminating on or prior to the date of declaration or payment with respect to such Parity Shares. Subject to the foregoing, and not otherwise, such dividends and distributions may be declared by the Board of Directors and paid on any Common Equity Shares from time to time out of any funds legally available therefor, and the Series C Equity Shares shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise.

      (e) No distributions on Series C Equity Shares shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebted ness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

      (f)  In determining whether a distribution by dividend, redemption or other acquisition of Shares or otherwise is permitted under Missouri law, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.

      Section 4.  Liquidation Preference.

      (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to the prior preferences and other rights of any series of stock ranking senior to the Series C Preferred Shares upon liquidation, distribution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series C Equity Shares shall be entitled to receive One Hundred Eighty Dollars ($180.00) (the "Liquidation Preference") per share of Series C Equity Shares plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of liquidation, dissolution or winding up of the affairs of the Corporation (any such date, a "Series C Liquidation Date") but such holders shall not be entitled to any further payment; provided, that the dividend payable with respect to the Dividend Period containing the Series C Liquidation Date shall be equal to the dividend determined pursuant to Section 3 above for the preceding Dividend Period times a fraction equal to the actual number of days elapsed from the end date of the calendar quarter most recently completed to the relevant Series C Liquidation Date over 90 days. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series C Equity Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series C Equity Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series C Equity Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, real estate investment trusts or other entities, (ii) a sale, lease or conveyance of all or substantially all of the Corporation's property or business or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

      (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Series C Equity Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series C Equity Shares, as provided in this Section 4, the holders of Series C Equity Shares shall have no other claim to the remaining assets of the Corporation and any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series C Equity Shares shall not be entitled to share therein.

      Section 5.  Redemption at the Option of the Corporation.

      (a) The Series C Equity Shares shall not be redeemable by the Corporation prior to            , 2008.(1) On and after            , 2008, the Corporation, at its option, may redeem the Series C Equity Shares, in whole at any time or from time to time in part, in minimum increments of $10.0 million of aggregate Liquidation Preference of such shares, out of funds legally available therefor at a redemption price payable in cash equal to 100% of the Liquidation Preference per Series C Equity Shares (plus all accumulated, accrued and unpaid dividends as provided in paragraph (b) below).

(1)
This date is the tenth anniversary of the Closing.

      (b) Upon any redemption of Series C Equity Shares pursuant to this Section 5, the Corporation shall pay all accrued and unpaid dividends, if any, thereon to the Call Date, without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series C Equity Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding any redemption of such shares before such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series C Equity Shares called for redemption.

      (c) If full cumulative dividends on the Series C Equity Shares and any other class or series of Parity Shares of the Corporation have not been declared and paid or declared and set apart for payment, the Series C Equity Shares may not be redeemed under this Section 5 in part and the Corporation may not purchase or acquire Series C Equity Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series C Equity Shares.

      (d) Notice of the redemption of any Series C Equity Shares under this Section 5 shall be mailed by first-class mail or recognized overnight courier to each holder of record of Series C Equity Shares to be redeemed at the address of each such holder as shown on the Corporation's records, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this paragraph (d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) the number of Series C Equity Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places at which certificates for such shares are to be surrendered; (5) the then-current Conversion Price; and (6) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Call Date (unless the Corporation shall fail to make available an amount of cash necessary to effect such redemption),

  (i) except as otherwise provided herein, dividends on the Series C Equity Shares so called for redemption shall cease to accrue, (ii) such shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series C Equity Shares shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Corporation shall deposit with a bank or trust company that has an office in the Borough of Manhattan, City of New York, and that has capital and surplus of at least $150,000,000, necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series C Equity Shares so called for redemption. No interest shall accrue for the benefit of the holders of Series C Equity Shares to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

      As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series C Equity Shares are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding Series C Equity Shares not previously called for redemption pro rata (as nearly as may be), by lot or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the Series C Equity Shares evidenced by any certificate are redeemed, then new certificates evidencing the unredeemed shares shall be issued without cost to the holder thereof.

      Section 6.  Conversion.  Holders of Series C Equity Shares shall have the right to convert all or a portion of such shares into Common Equity Shares, as follows:

        (a) Subject to and upon compliance with the provisions of this Section 6, a holder of Series C Preferred Shares or Excess C Preferred Shares shall have the right, at his or her option, at any time (such time being, the "Conversion Date"), to convert all or any portion of such shares into the number of fully paid and non-assessable Common Shares or Excess Common Shares, respectively obtained by dividing the aggregate Liquidation Preference of such shares (inclusive of accrued but unpaid dividends) by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of paragraph (b) of this Section 6) by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 6; provided, however, that the right to convert shares called for redemption pursuant to Section 5 shall terminate at the close of business on the fifth Business Day prior to the Call Date fixed for such redemption, unless the Corporation shall default in making payment of the cash payable upon such redemption under Section 5.

        (b) In order to exercise the conversion right, the holder of each share of Series C Equity Shares to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof irrevocably elects to convert such Series C Equity Shares. Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series C Equity Shares are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

        Holders of Series C Equity Shares at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, Series C Equity Shares surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of notice of redemption with respect to a Call Date during such period, such Series C Equity Shares being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of Series C Equity Shares on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into Common Equity Shares on the corresponding Dividend Payment Date will receive the dividend payable by the Corporation on such Series C Equity Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series C Equity Shares for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Common Equity Shares issued upon such conversion.

        As promptly as practicable after the surrender of certificates for Series C Equity Shares as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full Common Equity Shares issuable upon the conversion of such shares in accordance with provisions of this Section 6, and any fractional interest in respect of a Common Equity Share arising upon such conversion shall be settled as provided in paragraph (c) of this Section 6.

        Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series C Equity Shares shall have been surrendered and such notice shall have been received by the Corporation as aforesaid (and if applicable, payment of an amount equal to the dividend payable on such shares shall have been received by the Corporation as described above), and the Person or Persons in whose name or names any certificate or certificates for Common Equity Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the share transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Corporation.

        (c) No fractional shares or scrip representing fractions of Common Equity Shares shall be issued upon conversion of the Series C Equity Shares. Instead of any fractional interest in a Common Equity Share that would otherwise be deliverable upon the conversion of a Series C Equity Share, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of the Common Shares on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full Common Equity Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series C Equity Shares so surrendered.

        (d) The Conversion Price shall be adjusted from time to time as follows:

           (i) If the Corporation shall after the Issue Date (A) pay a dividend or make a distribution on its Common Equity Shares in Common Equity Shares, (B) subdivide its outstanding Common Equity Shares into a greater number of shares, (C) combine its outstanding Common Equity Shares into a smaller number of shares or (D) issue any shares of stock by reclassification of its Common Equity Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or distribution or at the opening of business on the Business Day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series C Equity Shares thereafter surrendered for conversion shall be entitled to receive the number of Common Equity Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above as if such Series C Equity Shares had been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification.

          (ii) If the Corporation shall issue after the Issue Date rights, options or warrants to all holders of Common Equity Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Equity Shares at a price per share less than 95% (100% if a stand-by underwriter is used and charges the Corporation a commission) of the Fair Market Value per Common Share on the record date for the determination of shareholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the Business Day next following such record date shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the Business Day next following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (x) the number of Common Equity Shares outstanding on the close of business on the date fixed for such determination and (y) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants for Common Equity Shares would purchase at 95% of such Fair Market Value (or 100% in the case of a stand-by underwriting), and the denominator of which shall be the sum of (x) the number of Common Equity Shares outstanding on the close of business on the date fixed for such determination and (y) the number of additional Common Equity Shares offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (h) below). In determining whether any rights, options or warrants entitle the holders of Common Equity Shares to subscribe for or purchase Common Equity Shares at less than 95% of such Fair Market Value (or 100% in the case of a stand-by underwriting), there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors whose determination shall be conclusive. To the extent that Common Equity Shares are not delivered pursuant to such rights, options or warrants, upon the expiration or termination of such rights, options or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Common Equity Shares actually delivered. In the event that such rights, options or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights, options or warrants had not been fixed.

          (iii) If the Corporation shall distribute to all holders of its Common Equity Shares any securities of the Corporation (other than Common Equity Shares) or evidence of its indebtedness or assets (excluding cumulative cash dividends or distributions paid with respect to the Common Equity Shares after December 31, 1997 which are not in excess of the following: the sum of (A) the Corporation's cumulative undistributed Funds from Operations at December 31, 1997, plus (B) the cumulative amount of Funds from Operations, as determined by the Board of Directors, after December 31, 1997, minus (C) the cumulative amount of dividends accrued or paid in respect of the Series C Equity Shares or any other class or series of preferred stock of the Corporation after the Issue Date) or rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants issued to all holders of Common Equity Shares entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Common Equity Shares, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) collectively called the "Securities" and individually a "Security"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (x) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by (y) a fraction, the numerator of which shall be the Fair Market Value per Common Share on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the Securities or assets or evidences of indebtedness so distributed or of such rights, options or warrants applicable to one Common Equity Share, and the denominator of which shall be the Fair Market Value per Common Share on the record date mentioned below. Such adjustment shall become effective on the date of distribution retroactive to the opening of business on the Business Day next following (except as provided in paragraph (h) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Equity Shares on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each Common Equity Share delivered to a Person converting a share of Series C Equity Shares after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subparagraph (iii); provided that on the            date, if any, on which a Person converting a share of Series C Equity Shares would no longer be entitled to receive such Security with a Common Equity Share (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of the shareholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences). If any dividend or distribution of the type described in this paragraph (iii) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

          Rights or warrants distributed by the Corporation to all holders of Common Equity Shares entitling the holders thereof to subscribe for or purchase shares of the Corporation's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Equity Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Equity Shares, shall be deemed not to have been distributed for purposes of this subparagraph (iii) (and no adjustment to the Conversion Price under this subparagraph (iii) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof to the extent not exercised). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Subparagraph (iii), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution (but not a distribution paid exclusively in cash), equal to the per share redemption or repurchase price received by a holder of Common Equity Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Equity Shares as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

          (iv) In case a tender or exchange offer (which term shall not include open market repurchases by the Corporation) made by the Corporation or any subsidiary or controlled Affiliate of the Corporation for all or any portion of the Common Equity Shares shall expire and such tender or exchange offer shall require the payment by the Corporation or such subsidiary or controlled Affiliate of consideration per Common Equity Share having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer, that exceeds the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph, by a fraction of which the numerator shall be the number of Common Equity Shares outstanding (including any tendered or exchanged shares) at the Expiration Time, multiplied by the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, and the denominator shall be the sum of (A) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based upon the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any maximum, being referred to as the "Purchased Shares") and (B) the product of the number of Common Equity Shares outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event the Corporation or any subsidiary or controlled Affiliate is obligated to purchase shares pursuant to any such tender offer, but the Corporation or such subsidiary or controlled Affiliate is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made.

          (v) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 6 (other than this subparagraph (v)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this Section 6, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Equity Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Equity Shares under such plan. All calculations under this Section 6 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-hundredth of a share (with .005 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any share dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase shares or securities, or distribution of other assets (other than cash dividends) hereafter made by the Corporation to its shareholders shall not be taxable. To the extent permitted by applicable law, the Corpora tion from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Corporation, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Corporation shall mail to the holder of each Series C Equity Share at his or her last address appearing on the share register a notice of reduction prior to the date the reduced Conversion Price takes effect and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

        (e) If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for 40% or more of its Common Equity Shares, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Equity Shares and excluding any transaction as to which subparagraph (d)(i) of this Section 6 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which all or substantially all of the Common Equity Shares are converted into the right to receive different securities or other property (including cash or any combination thereof), each Series C Equity Share which is not redeemed or converted into the right to receive different securities or other property prior to such Transaction shall thereafter be convertible, in lieu of Common Equity Shares into the kind and amount of different securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Equity Shares into which one Series C Equity Share was convertible immediately prior to such Transaction, assuming such holder of Common Equity Shares (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Share held immediately prior to such Transaction by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non- Electing Share"), then for the purpose of this paragraph (e) the kind and amount of shares, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by holders of a plurality of the Non-Electing Shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series C Equity Shares that will contain provisions enabling the holders of the Series C Equity Shares that remain outstanding after such Transaction to convert into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

        (f)  If:

           (i) the Corporation shall declare a dividend (or any other distribution) on its Common Equity Shares (other than cash dividends or distributions paid with respect to the Common Equity Shares after December 31, 1997 not in excess of the sum of the Corporation's cumulative undistributed Funds from Operations at December 31, 1997, plus the cumulative amount of Funds from Operations, as determined by the Board of Directors, after December 31, 1997, minus the cumulative amount of dividends accrued or paid in respect of the Series C Equity Shares or any other class or series of preferred stock of the Corporation after the Issue Date); or

          (ii) the Corporation shall authorize the granting to all holders of Common Equity Shares of rights, options or warrants to subscribe for or purchase any shares of any class or any other rights, options or warrants; or

          (iii) there shall be any reclassification of the Common Equity Shares (other than an event to which subparagraph (d)(i) of this Section 6 applies) or any consolidation or merger to which the Corporation is a party (other than a merger in which the Corporation is the surviving entity) and for which approval of any shareholders of the Corporation is required, or a statutory share exchange, or a self tender offer by the Corporation for all or substantially all of its outstanding Common Shares or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

          (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of Series C Equity Shares at their addresses as shown on the records of the Corporation, as promptly as possible, but at least 10 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Equity Shares of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Equity Shares of record shall be entitled to exchange their Common Equity Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 6.

        (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series C Equity Shares at such holder's last address as shown on the records of the Corporation.

        (h) In any case in which paragraph (d) of this Section 6 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series C Equity Shares converted after such record date and before the occurrence of such event the additional Common Equity Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Equity Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 6.

        (i)  There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 6. If any action or transaction would require adjustment of the Conversion Price pursuant to both paragraph (d) and paragraph (e) of this Section 6, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

        (j)  If the Corporation shall take any action affecting the Common Equity Shares, other than action described in this Section 6, that in the opinion of the Board of Directors would materially and adversely affect the conversion rights of the holders of the Series C Equity Shares, the Conversion Price for the Series C Equity Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.

        (k) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Equity Shares, for the purpose of effecting conversion of the Series C Equity Shares, the full number of Common Equity Shares deliverable upon the conversion of all outstanding Series C Equity Shares not theretofore converted. For purposes of this paragraph (k), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series C Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

        Any Common Equity Shares issued upon conversion of the Series C Equity Shares shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Equity Shares deliverable upon conversion of the Series C Equity Shares, the Corporation will take any action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and (subject to any customary qualification based upon the nature of a real estate investment trust) non-assessable Common Equity Shares at such adjusted Conversion Price.

        The Corporation shall use its best efforts to list the Common Shares required to be delivered upon conversion of the Series C Equity Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

        The Corporation shall use its best efforts to comply with all federal and state securities laws and regulations thereunder in connection with the issuance of any securities that the Corporation shall be obligated to deliver upon conversion of the Series C Equity Shares. The certificates evidencing such securities shall bear such legends restricting transfer thereof in the absence of registration under applicable securities laws or an exemption therefrom as the Corporation may in good faith deem appropriate.

        (l)  The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Equity Shares or other securities or property on conversion of the Series C Equity Shares pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the holder of the Series C Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

      Section 7.  Change of Control.

        (a) If a Change of Control (as defined below) occurs (a "Change of Control Repurchase Event"), the holders of Series C Equity Shares shall have the right to require the Corporation, to the extent the Corporation shall have funds legally available therefor, to redeem any or all of the Series C Equity Shares held by such holder at a repurchase price payable in cash (the "Change of Control Repurchase Payment") in an amount equal to 105% of the Liquidation Preference thereof, plus accrued and unpaid dividends whether or not declared, if any, to the date of repurchase or the date payment is made available (the "Change of Control Date") pursuant to the offer described in subsection (b) below (the "Change of Control-Repurchase Offer").

        (b) Within 15 days following the Corporation becoming aware that a Change of Control Repurchase Event has occurred, the Corporation shall mail by first class mail or recognized overnight courier a notice to the each holder of Series C Equity Shares stating (A) that a Change of Control Repurchase Event has occurred and that such holder has the right to require the Corporation to repurchase any or all of the Series C Equity Shares then held by such holder, (B) the date of repurchase (which shall be a Business Day, no earlier than 30 days and no later than 60 days from the date such notice is mailed, or such later date as may be necessary to comply with the requirements of the Exchange Act), (C) the repurchase price and (D) the instructions determined by the Corporation, consistent with this subsection, that such investor must follow in order to have the Series C Equity Shares repurchased.

        (c) On the Change of Control Repurchase Date, the Corporation, to the extent lawful, shall accept for payment Series C Equity Shares or portions thereof tendered by such holder pursuant to the Change of Control Repurchase Offer and promptly by wire transfer of immediately available funds to such holder, as directed by such holder, send an amount equal to the Change of Control Repurchase Payment in respect of all Series C Equity Shares or portions thereof so tendered.

        (d) Notwithstanding anything else herein, to the extent they are applicable to any Change of Control Repurchase Offer, the Corporation will comply with any federal and state securities laws, rules and regulations and all time periods and requirements shall be adjusted accordingly.

        (e) For purposes hereof, "Change of Control" means the occurrence of any of the following: (i) the first acquisition, directly or indirectly, by any individual or entity or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, except that such individual or entity shall be deemed to have beneficial ownership of all shares that any such individual or entity has the right to acquire, whether such right is exercisable immediately or only after passage of time) of more than 25% of the Corporation's or Westfield America Trust's outstanding equity securities with voting power, under ordinary circumstances, to elect Directors of the Corporation; (ii) other than with respect to the election, resignation or replacement of any Director designated, appointed or elected by the holders of any Series of Preferred Shares (each a "Preferred Director"), during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new Directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Corporation was approved by a vote of 66 2/3% of the Directors of the Corporation (excluding Preferred Directors) then still in office who were Directors at the beginning of such period, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office of the Corporation; and (iii) (A) Any of the Corporation or Westfield America Trust consolidating with or merging into another entity or conveying, transferring or leasing all or substantially all of its assets (including, but not limited to, real property investments) to any individual or entity, or (B) any entity consolidating with or merging into the any of the Corporation or Westfield America Trust, which in either event (A) or (B) is pursuant to a transaction in which the outstanding voting securities of the Corporation or Westfield America Trust is reclassified or changed into or exchanged for cash, securities or other property; provided, however, that the events described in clauses (i), (ii) and (iii) shall not be deemed to be a Change of Control (a) in the case of the event described in clause (iii), if the sole purpose of such event is that the Corporation or Westfield America Trust is seeking to change its domicile or to convert from a corporation to a trust or vice versa; (b) in the case of the event described in clause (iii), if the holders of the exchanged securities of the Corporation or Westfield America Trust immediately after such transaction beneficially own at least a majority of the securities of the merged or consolidated entity normally entitled to vote in elections of Directors of the Corporation or Westfield America Trust; (c) if any of Westfield Holdings Limited or its wholly-owned subsidiaries remains as manager of the Corporation's properties and as adviser of the Corporation, in each case, in a manner substantially similar to that on the date hereof; or (d) if the Change of Control results solely from the purchase or other acquisition of equity securities by Westfield Holdings Limited, Westfield America Trust, the Lowy Family or the Investor.

    Section 8.  Redemption at the Option of the Holder.

        (a) At any time after            , 2008(2), the holders of Series C Equity Shares shall have the right at any time that the Corporation's common stock has a Current Market Price at or below the Conversion Price per share, to require the Corporation, to the extent the Corporation shall have funds legally available therefor, to redeem any or all of the Series C Equity Shares held by such holder at a repurchase price payable, at the option of the Corporation, in either (i) cash, or (ii) such number of Common Equity Shares as shall have a Current Market Price in the aggregate on the day prior to the day such holder gives notice pursuant to Section 8(b) of its intention to redeem, equal to in either case, 100% of the liquidation preference thereof plus accrued and unpaid dividends whether or not declared, if any, to the date of repurchase or the date payment is made available (in the aggregate, the "Redemption Payment").

(2)
This date is the tenth anniversary of the Closing hereunder.

        (b) For purposes of this Section 8, redemption at the option of the holder shall be deemed to occur upon receipt by the Corporation of written notice that the holder of Series C Equity Shares wishes to tender shares to be redeemed. The holders of such shares to be redeemed shall then have 30 days from the date of such notice to deliver such shares to the Transfer Agent. Upon the surrender of the certificate or certificates of Series C Preferred Shares to be redeemed, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, the Corporation shall promptly, either (i) by wire transfer of immediately available funds to such holder, as directed by such holder, send an amount equal to the Redemption Payment in respect of all Series C Equity Shares or portions thereof so tendered or (ii) issue and deliver to such holder, or on his or her written order, a certificate or certificates for the number of full Common Equity Shares issuable in respect of all Series C Equity Shares or portions thereof so tendered.

      Section 9.  Shares To Be Retired.  All Series C Equity Shares which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued preferred stock, without discretion as to class or series, and subject to applicable limitations set forth in the Articles may thereafter be reissued as shares of any series of preferred stock.

      Section 10.  Ranking.  Any class or series of stock of the Corporation shall be deemed to rank:

        (a) prior to the Series C Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series C Preferred Shares, which shall expressly include the Corporation's non-voting senior preferred stock, par value $1.00 per share;

        (b) on a parity with the Series C Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof shall be different from those of the Series C Preferred Shares, if the holders of such class or series and the Series C Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Shares"), which shall expressly include the Corporation's Series A Cumulative Redeemable Preferred Shares, Series B Cumulative Redeemable Preferred Shares and Series D Cumulative Convertible Redeemable Preferred Shares;

        (c) junior to the Series C Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Junior  Shares; and

        (d) junior to the Series C Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Fully Junior Shares.

      Section 11.  Voting.  (a) Except as expressly provided in this Certificate of Designation, the holders of Series C Equity Shares shall have no voting rights. If and whenever (i) for two consecutive quarterly Dividend Periods the Corporation fails to pay dividends on the Series C Equity Shares (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), then the number of directors then constituting the Board of Directors shall be increased by two and the holders of Series C Equity Shares, voting as a single class, shall be entitled to elect the two additional directors to serve on the Board of Directors or (ii) for two consecutive quarterly Dividend Periods the Corporation fails to pay dividends on the Common Shares in an amount per share at least equal to $0.32 (subject to adjustment consistent with any adjustment of the Conversion Price pursuant to Section 6(a) of this Article), then the number of directors then constituting the Board of Directors shall be increased by one and the holders of Series C Equity Shares, voting as a single class, shall be entitled to elect the one additional director to serve on the Board of Directors, in either case, at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series C Equity Shares called as hereinafter provided; provided, however, that except as set forth in the next sentence hereto, the holders of Series C Equity Shares shall not have the right to elect more than two directors. If, other than through the operation of this Section 11(a) or pursuant to the provisions of the Articles of Incorporation relating to the Corporation's Series A and B

  Preferred Shares (but only with respect to one director elected by the holders of the Series A and B Preferred Shares), the Board of Directors shall be increased at any time to more than ten directors, then, upon the occurrence or continuance of any of the events described in this Section 11(a), the Board of Directors shall be increased by such number of additional directors, and the holders of Series C Equity Shares shall be entitled to elect such number of additional directors, as shall be necessary to maintain the ratio of directors elected by the holders of the Series C Shares to the directors otherwise elected, as nearly as possible (rounding to the next larger whole number), equal to the ratio that would have existed if the holders of the Series C Equity Shares were able to elect the full number of directors then permitted to be elected by them under this Section 11 and the directors otherwise elected numbered only ten. Whenever, as the case may be, (i) all arrears in dividends on the Series C Equity Shares then outstanding shall have been paid and the Corporation has paid dividends thereon for two consecutive quarters and (ii) the Corporation has paid dividends on the Common Shares in an amount per share at least equal to $0.32 (subject to adjustment consistent with any adjustment of the Conversion Price pursuant to Section 6(a) of this Article) for two consecutive quarters, then the right of the holders of the Series C Equity Shares to elect such additional directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearage in quarterly dividends), and the terms of office of all persons elected as Directors by the holders of the Series C Equity Shares shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series C Equity Shares, the Secretary of the Corporation may, and upon the written request of any holders of 5% of the outstanding Series C Equity Shares (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series C Equity Shares for the election of the Directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series C Equity Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the records of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the Directors elected by the holders of the Series C Equity Shares, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining Director elected by the holders of the Series C Equity Shares or the successor of such remaining Director (or, if there are then no such Directors or Director elected by the holders of Series C Equity Shares, such Director shall be elected by the holders of Series C Equity Shares as described above), to serve until the next annual meeting of the shareholders or special meeting held in place thereof if the term of such director shall not have previously terminated as provided above.

      (b) The holders of the Series C Equity Shares, voting together with the holders of the Common Shares as a single class, shall be entitled to vote on any matter involving any transaction between the Corporation and any Affiliate of the Corporation which is brought to a vote of the holders of the Common Shares (other than any vote on the conversion of the Series D Preferred Shares into Common Shares). In any matter for which a holder of Series C Equity Shares is permitted to vote under this Section 11(b), such holder shall have the number of votes equal to the number of Common Shares into which the Series C Equity Shares of such holder is convertible on the record date for such vote.

      (c) So long as any Series C Equity Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Articles, the affirmative vote of the holders of a majority of the Series C Equity Shares, voting together as a class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

         (i) Any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or this Certificate of Designation that materially and adversely affects the voting powers, rights or preferences of the holders of the Series C Equity Shares; or

        (ii) Any merger or consolidation of the Corporation and another entity in which the Corporation is not the surviving corporation and each holder of Series C Equity Shares does not receive shares of the surviving corporation with substantially similar rights, preferences and powers in the surviving corporation as the Series C Equity Shares have with respect to the Corporation (except for changes that do not materially and adversely affect the holders of the Series C Equity Stock).

  provided, however, that no such vote of the holders of Series C Equity Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series C Equity Shares at the time outstanding to the extent such redemption is authorized by Section 5 of this Certificate of Designation.

        (iii) For purposes of the foregoing provisions of this Section 11(c), each share of Series C Equity Shares shall have one (1) vote per share, except that when any other series of Equity Shares shall have the right to vote with the Series C Equity Shares as a single class on any matter, then the Series C Equity Shares and such other series shall have with respect to such matters one (1) vote per $180.00 (or less pursuant to Section 4(a)) of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series C Equity Shares shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

      Section 12.  Record Holders.  The Corporation and the Transfer Agent may deem and treat the record holder of any Series C Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

      Section 13.  Title.  This resolution shall be known and may be referred to as "A Resolution of the Board of Directors of Westfield America, Inc. Designating Series C Preferred Shares and Fixing Preferences and Rights Thereof".

    FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby authorized and directed to execute and acknowledge a certificate setting forth these resolutions and to cause such certificate to be filed and recorded, all in accordance with the requirements of Section 351.046 of the General and Business Corporation Law of the State of Missouri, as amended.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed by its Co-President this 10 day of August, 1998.

WESTFIELD AMERICA, INC.
By:	/s/ Peter S. Lowy Name: Peter S. Lowy Title: Co-President

CORPORATE ACKNOWLEDGMENT

STATE OF CALIFORNIA )
            ) SS:
COUNTY OF LOS ANGELES)

    I, Annie M. Gary, a notary public, do hereby certify that on this 6th day of August, 1998, personally appeared before me Peter Lowy, and being first duly sworn by me, declared that he is the Co-President of Westfield America, Inc., that he signed the foregoing document as Co-President of the corporation, and that the statements therein contained are true.

[SEAL]	/s/ Annie M. Gary Notary Public
My Commission Expires:	March 31, 2000

AMENDMENT TO
CERTIFICATE OF DESIGNATION
SETTING FORTH "RESOLUTION AMENDING DESIGNATION
OF SERIES C PREFERRED SHARES"
ADOPTED BY THE BOARD OF DIRECTORS OF
WESTFIELD AMERICA, INC.
AND APPROVED BY THE HOLDERS OF
SERIES C PREFERRED STOCK
AND COMMON STOCK OF
WESTFIELD AMERICA, INC.

Pursuant to the Provisions of Section 351.180(7) of the
General and Business Corporation Law of the State
of Missouri, as amended,

    I, the undersigned, Co-President of Westfield America, Inc., a Missouri corporation (hereinafter sometimes referred to as the "CORPORATION"), hereby certify as follows:

      FIRST: that under the provision of Article Fourth of the Restated Articles of Incorporation, as amended, of the Corporation, the total number of shares, of all classes of capital stock which the Corporation may issue is 410,000,200 shares, of which (i) 200 shares shall be non-voting senior preferred stock, par value $1.00 per share, (ii) 5,000,000 shares shall be Preferred Shares, with par value of $1.00 per share (the "PREFERRED SHARES"), 940,000 of which have been designated as Series A Preferred Shares, with a liquidation value of $100 per share, 400,000 of which have been designated as Series B Preferred Shares, with a liquidation value of $100 per share, 416,667 of which have been designated as Series C Preferred Shares, with a liquidation value of $180 per share (the "SERIES C PREFERRED SHARES"), 138,889 of which have been designated as Series C-1 Preferred Shares, with a liquidation value of $180 per share, 138,889 of which have been designated as Series C-2 Preferred Shares, with a liquidation value of $180 per share, 694,445 of which have been designated as Series D Preferred Shares, with a liquidation value of $180 per share and 138,889 of which have been designated as Series D-1 Preferred Shares, with a liquidation value of $180 per share, (iii) 200,000,000 shall be shares of common stock, par value $.01 per share (the "COMMON SHARES"), (iv) 205,000,000 will be shares of excess stock, par value $.01 per share ("EXCESS SHARES"). Any Excess Shares which are issue with respect to Common stock shall be "EXCESS COMMON SHARES" and, together with the Common Shares, the "COMMON EQUITY SHARES" and any Excess Shares which are issued with respect to Preferred Shares shall be "EXCESS PREFERRED SHARES" and, together with the Preferred Shares, the "PREFERRED EQUITY SHARES" and under said Articles of Incorporation (as amended, the "ARTICLES OF INCORPORATION"), the shares of Preferred Stock are authorized to be issued by the Board of Directors and the Board of Directors is expressly authorized to determine in the Resolution, the designation, powers, rights, preferences and qualifications, limitations or restrictions, not fixed and determined by the Articles of Incorporation.

      SECOND: That the Board of Directors of the Corporation pursuant to the authority so vested in it by Article Fourth of the Certificate of Incorporation, and in accordance with the provisions of Section 351.180(7) of the General and Business Corporation Law of the State of Missouri, as amended, adopted on January 21, 1999, the resolution, following the third recital, amending the Certificate of Designation setting forth "Resolution of the Board of Directors of Westfield America, Inc. Designating Series C Preferred Shares and Fixing Preferences and Rights Thereof" (the "Series C Certificate of Designation"), which resolution has not been amended, modified, rescinded or revoked and is in full force and effect on the date hereof.

      THIRD: That a majority of the holders of issued and outstanding Series C Preferred Shares and Common Shares approved at the Corporation's Annual Meeting of Shareholders held on

  April 29, 1999, the amendment of the Series C Certificate of Designation in the form approved by the Board of Directors of the Corporation.

"RESOLUTION OF THE BOARD OF DIRECTORS
OF WESTFIELD AMERICA, INC AMENDING
DESIGNATION OF SERIES C PREFERRED SHARES"

    NOW, THEREFORE, IT IS:

    RESOLVED, that Section 11(a) of the Series C Preferred Certificate  of Designation be amended in its entirety to read as follows:

      "Section 11.  VOTING.  (a) Except as expressly provided in this Certificate of Designation, the holders of Series C Equity Shares shall have no voting rights. If and whenever (i) for two consecutive quarterly Dividend Periods the Corporation fails to pay dividends on the Series C Equity Shares, the Series C-1 Equity Shares (as defined in the Corporation's Certificate of Designation authorizing the Series C-1 Equity Shares) or the Series C-2 Equity Shares (as defined in the Corporation's Certificate of Designation authorizing the Series C-2 Equity Shares) (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), then the number of directors then constituting the Board of Directors shall be increased by two and the holders of Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares, voting together as a single class, shall be entitled to elect the two additional directors to serve on the Board of Directors or (ii) for two consecutive quarterly Dividend Periods the Corporation fails to pay dividends on the Common Shares in an amount per share at least equal to $0.32 (subject to adjustment consistent with any adjustment of the Conversion Price pursuant to Section 6(a) of this Article), then the number of directors then constituting the Board of Directors shall be increased by one and the holders of Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares, voting together as a single class, shall be entitled to elect the one additional director to serve on the Board of Directors, in either case, at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares called as hereinafter provided; PROVIDED, HOWEVER, that except as set forth below, the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares shall not have the right to elect more than two directors. If other than through the operation of this Section 11(a) or pursuant to the provisions of the Articles of Incorporation relating to the Corporation's Series A and B Preferred Shares (but only with respect to one director elected by the holders of the Series A and B Preferred Shares), the Board of Directors shall be increased at any time to more than ten directors, then, upon the occurrence or continuance of any of the events described in this Section 11(a), the Board of Directors shall be increased by such number of additional directors, and the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares, voting together as a single class, shall be entitled to elect such number of additional directors, as shall be necessary to maintain the ratio of directors elected by the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares to the directors otherwise elected, as nearly as possible (rounding to the next larger whole number), equal to the ratio that would have existed if the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares were able to elect the full number of directors then permitted to be elected by them under this Section 11(a) and the directors otherwise elected numbered only ten. Whenever, as the case may be, (i) all arrears dividends on the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares then outstanding shall have been paid and the Corporation has paid dividends thereon for two consecutive quarters and (ii) the Corporation has paid dividends on the Common Shares in an amount per share at least equal to $0.32 (subject to adjustment consistent with any adjustment of the Conversion Price pursuant to Section 6(a) of this Article) for two consecutive quarters, then the right of the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares to elect such additional directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearage in quarterly dividends), and the terms of office of all persons elected as Directors by the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares, the Secretary of the Corporation may, and upon the written request of any holders of 5% of the outstanding Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares (addressed to the Secretary at the principal office of the Corporation) shall call a special meeting of the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares for the election of the Directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series C Equity Shares, Series C-1 Equity Shares or the Series C-2 Equity Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the records of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the Directors elected by the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining Director elected by the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares or the successor of such remaining Director (or, if there are then no such Directors or Director elected by the holders of Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares, such Director shall be elected by the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares as described above), to serve until the next annual meeting of the shareholders or special meeting held in place thereof if the term of such director shall not have previously terminated as provided above.";

    RESOLVED that such amendment be submitted for a vote of the holders of the Corporation's Common Stock, par value $0.01 (the "COMMON SHARES") and the holders of the Series C Preferred Shares for their approval at the annual meeting of shareholders of the Corporation to be held on April 29, 1999;

    RESOLVED that the proper officers of the Corporation are authorized and directed to solicit such shareholder approval, and to take such further action as they deem necessary or advisable in connection therewith; and

    RESOLVED that subject to the requisite approval of such amendment by the holders of the Corporation's Common Shares and Series C Preferred Shares, the proper officers are authorized and directed to prepare and file with the Missouri Secretary of State a certificate of amendment of the Series C Preferred Certificate of Designation, and to take all other steps deemed necessary or advisable to give effect to the forgoing amendment.

    IN WITNESS WHEREOF, the Corporation has caused this Amendment to Certificate of Designation to be duly executed by its Co-President this 8th day of July, 1999.

WESTFIELD AMERICA, INC.
ATTEST:	By:	/s/ Richard E. Green Name: Richard E. Green Title: Co-President

CORPORATE ACKNOWLEDGMENT

STATE OF CALIFORNIA )
            ) ss:
COUNTY OF LOS ANGELES )

    I, Leesa A. Ashley, a notary public, do hereby certify that on this 8th day of July, 1999, personally appeared before me Richard E. Green, and being first duly sworn by me, declared that he is the Co-President of Westfield America, Inc., that he signed the foreign document as Co-President of the corporation, and that the statements therein contained are true.

[SEAL]	/s/ Leesa A. Ashley Notary Public
My Commission Expires:	April 30, 2001

CERTIFICATE OF DESIGNATION
SETTING FORTH "RESOLUTION DESIGNATING
SERIES D PREFERRED SHARES
AND FIXING PREFERENCES AND RIGHTS THEREOF"
ADOPTED BY THE BOARD OF DIRECTORS OF
WESTFIELD AMERICA,  INC.

Pursuant to the Provisions of Section 351.180 (7) of the
General and Business Corporation Law of the State
of Missouri, as amended,

    I, the undersigned, Co-President of Westfield America, Inc., a Missouri corporation (hereinafter sometimes referred to as the "Corporation"), hereby certify as follows:

      FIRST: that under the provisions of Article Fourth of the Restated Articles of Incorporation, as amended, of the Corporation, the total number of shares of all classes of capital stock which the Corporation may issue is 410,000,200 shares, of which (i) 200 shares shall be non-voting senior preferred stock, par value $1.00 per share (the "Senior Preferred Shares"), (ii) 5,000,000 shares shall be Preferred Shares, with par value of $1.00 per share (the "Preferred Shares"), 940,000 of which have been designated as Series A Preferred Shares, with a liquidation value of $100 per share (the "Series A Preferred Shares") and 400,000 of which have been designated as Series B Preferred Shares, with a liquidation value of $100 per share (the "Series B Preferred Shares"), (iii) 200,000,000 shall be shares of common stock, par value $.01 per share (the "Common Shares"), (iv) 205,000,000 will be shares of excess stock, par value $.01 ("Excess Shares"). Any Excess Shares which are issued with respect to Common Stock shall be "Excess Common Shares" and, together with the Common Shares, the "Common Equity Shares" and any Excess Shares which are issued with respect to Preferred Shares shall be "Excess Preferred Shares", and, together with the Preferred Shares, the "Preferred Equity Shares" and under said Articles of Incorporation (as amended, the "Articles of Incorporation"), the shares of Preferred Stock are authorized to be issued by the Board of Directors and the Board of Directors is expressly authorized to determine in the Resolution, the designation, powers, rights, preferences and qualifications, limitations or restrictions, not fixed and determined by the Articles of Incorporation.

      SECOND: That the Board of Directors of the Corporation pursuant to the authority so vested in it by Article Fourth of the Certificate of Incorporation, and in accordance with the provisions of Section 351.180 (7) of the General and Business Corporation Law of the State of Missouri, as amended, adopted on July 20, 1998 the following resolution creating a series of Preferred Stock designated as "Series D Preferred Shares," which resolution has not been amended, modified, rescinded or revoked and is in full force and effect on the date hereof.

"RESOLUTION OF THE BOARD OF DIRECTORS OF
WESTFIELD AMERICA, INC. DESIGNATING
'SERIES D PREFERRED SHARES'
AND FIXING PREFERENCES AND RIGHTS THEREOF"

    BE IT RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of Westfield America, Inc., hereinafter called the "Corporation," by the provisions of the Articles of Incorporation, as amended, the Board of Directors of the Corporation hereby fixes the designation, voting powers, rights on liquidation or dissolution and other preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the designations, preferences and relative rights, and the qualifications, limitations or restrictions thereof set forth in the Articles of Incorporation which are applicable to the Series D Preferred Shares) as follows:

      Section 1.  Number of Shares, Designation and Ranking.  This class of preferred stock shall be designated as Series D Cumulative Convertible Redeemable Preferred Stock and the number of shares which shall constitute such series shall not be more than 694,445 shares, par value $1.00 per share, which number may be decreased (but not below the aggregate number thereof then outstanding and/or which have been reserved for issuance) from time to time by the Board of Directors and is hereafter in this resolution called the "Series D Preferred Shares." Each Series D Preferred Share shall be identical in all respects to each other Series D Preferred Share, and except as otherwise provided herein, shall be identical in all respects to each Series D Preferred Share (the Series D Preferred Shares together with the Excess Series D Preferred Shares being hereinafter referred to as the "Series D Equity Shares").

      Section 2.  Definitions.  For purposes of the Series D Preferred Shares, the following terms shall have the meanings indicated:

        "Affiliate" of, or Person "Affiliated" with, a specified Person, shall mean a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Person specified. For purposes of the Corporation, Affiliate shall include, without limitation, Westfield Holdings Limited ("WHL"), Westfield America Trust, Frank Lowy, David Lowy, Peter Lowy and Steven Lowy (such individuals being the "Lowy Family").

        "Base Rate" shall mean an annual dividend per Series D Equity Share equal to 8.5% of the Liquidation Preference per Series D Equity Share.

        "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series D Preferred Shares.

        "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City, New York are authorized or required by law, regulation or executive order to close.

        "Call Date" shall mean the date specified in the notice to holders required under Section 5(d) as the Call Date.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Consolidated EBITDA" for any quarter shall mean the consolidated net income of the Corporation (before extraordinary income or gains and less equity in income of unconsolidated real estate partnerships), calculated in a manner consistent with the Corporation's financial statements filed with the Securities and Exchange Commission, increased by the sum of the following (without duplication):

      a.
      the Corporation's pro rata share of EBITDA from unconsolidated real estate partnerships calculated in a manner consistent with this definition of Consolidated EBITDA,

      b.
      all income taxes paid or accrued according to GAAP for such quarter (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses except to the extent that such gains were not included in Consolidated EBITDA),

      c.
      all interest expense paid or accrued in accordance with GAAP for such quarter (including financing fees and amortization of deferred financing fees or amortization of original issue discount, but excluding capitalized interest),

      d.
      depreciation and depletion reflected in such net income,

      e.
      amortization reflected in such net income including, without limitation, amortization of capitalized debt issuance costs (only to the extent that such amounts have not been previously included in the amount of Consolidated EBITDA pursuant to clause (c) above), goodwill, other intangibles and management fees, and

      f.
      any other non-cash charges, to the extent deducted from consolidated net income (including, but not limited to, income allocated to minority interests).

        "Consolidated Fixed Charges" for any quarter shall mean the sum of:

      a.
      the Corporation's pro rata share of fixed charges from unconsolidated real estate partnerships calculated in a manner consistent with this definition of Consolidated Fixed Charges,

      b.
      all interest expense paid or accrued in accordance with GAAP for such quarter including, without duplication, financing fees and amortization of deferred financing fees or amortization of original issue discount),

      c.
      dividend and distribution requirements with respect to preferred stock (not including any portion of preferred stock dividends the calculation of which is based on the dividend paid in such quarter to the holders of common shares) whether or not declared or paid,

      d.
      regularly scheduled amortization of principal of debt during such quarter (other than any balloon payments at maturity), and

      e.
      all ground rent payments.

        "Constituent Person" shall have the meaning set forth in Section 6(e).

        "Conversion Date" shall have the meaning set forth in Section 6(a).

        "Conversion Price" shall mean the conversion price per Common Equity Share for which the Series D Equity Share is convertible, as such Conversion Price may be adjusted pursuant to Section 6. The initial conversion price shall be $18.00.

        "Current Market Price" of publicly traded Common Shares or any other class of stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market ("NASDAQ") or, if such security is not quoted on NASDAQ, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. (the "NASD") or, if bid and asked prices for such security on such day shall not have been reported through the NASD, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Directors.

        "Dividend Payment Date" shall mean (i) for any Dividend Period with respect to which the Corporation pays a dividend on the Common Equity Shares, the date on which such dividend is paid, or (ii) for any Dividend Period with respect to which the Corporation does not pay a dividend on the Common Equity Shares, a date to be set by the Board of Directors, which date shall not be later than the thirtieth calendar day after the end of the applicable Dividend Period.

        "Dividend Period" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period with respect to any Series D Equity Shares (other than the initial Dividend Period, which shall commence on the Issue Date for such Series D Equity Shares and end on and include the last day of the calendar quarter immediately following such Issue Date, and other than the Dividend Period during which any Series D Equity Shares shall be redeemed pursuant to Section 5 or converted pursuant to Section 6, which shall end on and include the Call Date or Conversion Date with respect to the Series D Equity Shares being redeemed or converted, as applicable).

        "Expiration Time" shall have the meaning set forth in Section 6(d)(iv).

        "Fair Market Value" shall mean the average of the daily Current Market Prices of a Common Share on the five (5) consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. The term "ex date," when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

        "Fixed Charge Coverage Violation" shall have the meaning set forth in Section 3(a).

        "Fully Junior Shares" shall mean the Common Shares and any other class or series of stock of the Corporation now or hereafter issued and outstanding over which the Series D Preferred Shares preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

        "Funds from Operations" shall mean net income (loss) (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from debt restructuring, and distributions in excess of earnings allocated to other operating partnership interests or minority interests (as reflected in the financial statements of the Corporation) plus depreciation/amortization of assets unique to the real estate industry, all computed in a manner consistent with the revised definition of Funds From Operations adopted by the National Association of Real Estate Investment Trusts (NAREIT), in its White Paper dated March 1995, as such definitions may be modified from time to time.

        "Investor" shall mean Security Capital Preferred Growth Incorporated and controlled affiliates thereof.

        "Issue Date" shall mean the date on which Series D Preferred Stock is issued.

        "Junior Shares" shall mean the Common Shares and any other class or series of stock of the Corporation now or hereafter issued and outstanding over which the Series D Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

        "Non-Electing Share" shall have the meaning set forth in Section 6(e).

        "Operating Partnership" shall mean Westfield America Limited Partnership, a Delaware limited partnership.

        "Parity Shares" shall have the meaning set forth in Section 11(b).

        "Person" shall mean any individual, firm, partnership, corporation, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

        "Purchased Shares" shall have the meaning set forth in Section 6(d)(iv).

        "REIT Termination Event" shall mean the earliest to occur of:

      (i)
      the filing of a federal income tax return by the Corporation for any taxable year on which the Corporation does not compute its income as a real estate investment trust,

      (ii)
      the approval by the shareholders of the Corporation of a proposal for the Corporation to cease to qualify as a real estate investment trust,

      (iii)
      a determination by the Board of Directors of the Corporation, based on the advice of counsel, that the Corporation has ceased to qualify as a real estate investment trust, or

      (iv)
      a "determination" within the meaning of Section 1313(a) of the Code that the Corporation has ceased to qualify as a real estate investment trust.

        "Securities" and "Security" shall have the meanings set forth in Section 6(d)(iii).

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Series D Preferred Shares" shall have the meaning given such term in the preamble to the Certificate of Designation.

        "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of stock of the Corporation; provided, however, that if any funds for any class or series of Junior Shares or any class or series of stock ranking on a parity with the Series D Preferred Shares as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series D Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

        "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on NASDAQ, or if such securities are not quoted on NASDAQ, in the securities market in which the securities are traded.

        "Transaction" shall have the meaning set forth in Section 6(e).

        "Transfer Agent" shall mean the Corporation, or such other agent or agents of the Corporation as may be designated by the Board of Directors or their designee as the transfer agent, registrar and dividend disbursing agent for Series D Preferred Shares and notified to the holders of the Series D Preferred Stock.

  Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Articles.

      Section 3.  Dividends.  (a) Subject to the preferential rights of the holders of any Preferred Stock that ranks senior in the payment of dividends to the Series D Equity Shares and subject to paragraph (b) of this Section 3, the holders of Series D Equity Shares shall be entitled to receive, when, as and if declared by the Board of Directors, but only out of funds legally available for the payment of dividends, cumulative preferential dividends payable in cash to shareholders of record on the respective date, not exceeding 50 days preceding such dividend payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend in an amount equal to the greater of (A) the Base Rate per share per annum and (B) an amount per share equal to the Liquidation Preference of a Series D Equity Share (exclusive of accrued but unpaid dividends) divided by the Conversion Price (the "Series D Common Equivalent Factor") times the dollar amount of cash dividends declared with respect to each Common Equity Share that does not result in an adjustment to the Conversion Price pursuant to subparagraph (d)(iii) of Section 6 (such product, the "Series D Common Equivalent Amount") for the same annual period; provided, however, that if as a result of the quarterly dividends paid in accordance with the following sentence, the holders of Series D Equity Shares shall have received for any calendar year more dividends than such Shares shall be entitled under clauses (A) and (B) above (as adjusted pursuant to the third and eighth sentences of this Section 3), the dividends payable in respect of Series D Equity Shares in subsequent calendar years shall be reduced to the extent of such overpayment. Subject to the proviso of the preceding sentence of this Section 3(a), the dividend paid in respect of each quarterly period in each calendar year shall be determined as follows (in each case, excluding any additional payment made pursuant to the following sentence): (1) for the first quarter, the greater of 25% of the Base Rate per share and the Series D Common Equivalent Amount for the same quarter; (2) for the second quarter, an amount such that the aggregate amount to be received per Series D Equity Share in respect of the first two quarters of such calendar year shall be the greater of 50% of the Base Rate per share and the Series D Common Equivalent Amount for the same two quarters; (3) for the third quarter, an amount such that the aggregate amount to be received per Series D Equity Share in respect of the first three quarters of such calendar year shall be the greater of 75% of the Base Rate per share and the Series D Common Equivalent Amount for the same three quarters; and (4) for the fourth quarter, an amount such that the aggregate amount to be received per Series D Equity Share in respect of such calendar year shall be the amount provided in the preceding sentence of this Section 3(a). Notwithstanding the foregoing, for any quarter in which a Fixed Charge Coverage Violation (as defined below) has occurred, the dividend payable per Series D Equity Share shall be 1.20 times the amount provided in the preceding sentence. A "Fixed Charge Coverage Violation" shall occur for any quarter that the ratio of the Corporation's Consolidated EBITDA to its Consolidated Fixed Charges is below 1.40 to 1. The dividends shall begin to accrue as set forth above and shall be fully cumulative from the first day of the applicable Dividend Period, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Directors, in arrears on Dividend Payment Dates. Accumulated but unpaid dividends for any past quarterly dividend periods may be declared and paid at any time, without reference to any regularly scheduled quarterly dividend payment date, to holders of record on such date, not exceeding 50 days preceding such payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend. Any dividend payment made on Series D Equity Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to Series D Equity Shares which remains payable. Beginning with the quarter in which a REIT Termination Event occurs, all dividends payable per Series D Equity Share pursuant to this Section shall be multiplied by 2.5.

      (b) The initial Dividend Period for the Series D Equity Shares will include a partial dividend for the period from the Issue Date until the last day of the calendar quarter immediately following such Issue Date. The amount of dividends payable for such initial period, or any other period shorter than a full quarterly Dividend Period, on the Series D Equity Shares shall be computed by dividing the number of days in such period by 90 and multiplying the result by the Series D Equity dividend determined in accordance with Section 3(a). Holders of Series D Equity Shares shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of cumulative dividends, as herein provided, on the Series D Equity Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D Equity Shares which may be in arrears.

      (c) So long as any Series D Equity Shares remain outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series D Equity Shares for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series D Equity Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series D Equity Shares and accumulated and unpaid on such Parity Shares.

      (d) So long as any Series D Equity Shares remain outstanding, no dividends (other than dividends or distributions paid solely in Fully Junior Shares, or options, warrants or rights to subscribe for or purchase, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by the Corporation, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case the full cumulative dividends on all outstanding Series D Equity Shares and any other Parity Shares of the Corporation shall have been or contemporaneously are declared and paid or declared and set apart for payment for all Dividend Periods terminating on or prior to the date of declaration or payment with respect to the Series D Equity Shares and all dividend periods terminating on or prior to the date of declaration or payment with respect to such Parity Shares. Subject to the foregoing, and not otherwise, such dividends and distributions may be declared by the Board of Directors and paid on any Common Equity Shares from time to time out of any funds legally available therefor, and the Series D Equity Shares shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise.

      (e) No distributions on Series D Equity Shares shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

      (f)  In determining whether a distribution by dividend, redemption or other acquisition of Shares or otherwise is permitted under Missouri law, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.

      Section 4.  Liquidation Preference.  (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to the prior preferences and other rights of any series of stock ranking senior to the Series D Preferred Shares upon liquidation, distribution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series D Equity Shares shall be entitled to receive One Hundred Eighty Dollars ($180.00) (the "Liquidation Preference") per Series D Equity Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of liquidation, dissolution or winding up of the affairs of the Corporation (any such date, a "Series D Liquidation Date") but such holders shall not be entitled to any further payment; provided, that the dividend payable with respect to the Dividend Period containing the Series D Liquidation Date shall be equal to the dividend determined pursuant to Section 3 above for the preceding Dividend Period times a fraction equal to the actual number of days elapsed from the end date of the calendar quarter most recently completed to the relevant Series D Liquidation Date over ninety days. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series D Equity Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series D Equity Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series D Equity Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, real estate investment trusts or other entities, (ii) a sale, lease or conveyance of all or substantially all of the Corporation's property or business or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

      (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Series D Equity Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series D Equity Shares, as provided in this Section 4, the holders of Series D Equity Shares shall have no other claim to the remaining assets of the Corporation and any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series D Equity Shares shall not be entitled to share therein.

      Section 5.  Redemption at the Option of the Corporation.  (a) The Series D Equity Shares shall not be redeemable by the Corporation prior to            , 2008.(1) On and after            , 2008, the Corporation, at its option, may redeem the Series D Equity Shares, in whole at any time or from time to time in part, in minimum increments of $10.0 million of aggregate Liquidation Preference of such shares, out of funds legally available therefor at a redemption price payable in cash equal to 100% of the Liquidation Preference per Series D Equity Share (plus all accumulated, accrued and unpaid dividends as provided in paragraph (d) below).

(1)
This date is the tenth anniversary of the Closing.

      (b) In the event that WHL and its subsidiaries and the trustee of Westfield America Trust on behalf of Westfield America Trust do not vote to approve the conversion of the Series D Equity Shares into Common Equity Shares at the Corporation's 1999 Annual Shareholder Meeting or at any other meeting of the Corporation's shareholders at which such proposal is raised, the Corporation shall have the right to redeem the Series D Equity Shares, in whole or in part, out of funds legally available therefor at a redemption price payable in cash equal to 100% of the Liquidation Preference per Series D Equity Share (plus all accumulated, accrued and unpaid dividends as provided in paragraph (c) below).

      (c) Upon any redemption of Series D Equity Shares pursuant to this Section 5, the Corporation shall pay all accrued and unpaid dividends, if any, thereon to the Call Date, without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series D Equity Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding any redemption of such shares before such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series D Equity Shares called for redemption.

      (d) If full cumulative dividends on the Series D Equity Shares and any other class or series of Parity Shares of the Corporation have not been declared and paid or declared and set apart for payment, the Series D Equity Shares may not be redeemed under this Section 5 in part and the Corporation may not purchase or acquire Series D Equity Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series D Equity Shares.

      (e) Notice of the redemption of any Series D Equity Shares under this Section 5 shall be mailed by first-class mail or recognized overnight courier to each holder of record of Series D Equity Shares to be redeemed at the address of each such holder as shown on the Corporation's records, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this paragraph (e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) the number of Series D Equity Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places at which certificates for such shares are to be surrendered; (5) the then-current Conversion Price; and (6) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Call Date (unless the Corporation shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series D Equity Shares so called for redemption shall cease to accrue, (ii) such shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series D Equity Shares shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Corporation shall deposit with a bank or trust company that has an office in the Borough of Manhattan, City of New York, and that has capital and surplus of at least $150,000,000, necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series D Equity Shares so called for redemption. Notwithstanding the foregoing the Corporation shall, in the first instance, send the money to any holder of Series D Equity Shares that has notified the Corporation in writing of the location of delivery of funds. No interest shall accrue for the benefit of the holders of Series D Equity Shares to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

      As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series D Equity Shares are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding Series D Equity Shares not previously called for redemption pro rata (as nearly as may be), by lot or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the Series D Equity Shares evidenced by any certificate are redeemed, then new certificates evidencing the unredeemed shares shall be issued without cost to the holder thereof.

      Section 6.  Conversion.  The Series D Equity Shares shall not be convertible into Common Equity Shares prior to (i) a vote of the shareholders of the Corporation approving the conversion of Series D Equity Shares into Common Equity Shares or (ii) the transfer of the Series D Equity Shares to an individual to whom the Corporation is permitted to issue Common Equity Shares without shareholder approval, in accordance with the rules of the NYSE. Subject to the foregoing, holders of Series D Equity Shares shall have the right to convert all or a portion of such shares into Common Equity Shares, as follows:

        (a) Subject to and upon compliance with the provisions of this Section 6, a holder of Series D Preferred Shares or Excess Series D Preferred Shares shall have the right, at his or her option, at any time (such time being, the "Conversion Date"), to convert all or any portion of such shares into the number of fully paid and non-assessable Common Shares or Excess Common Shares, respectively, obtained by dividing the aggregate Liquidation Preference of such shares (inclusive of accrued but unpaid dividends) by the Conversion Price

    (as in effect at the time and on the date provided for in the last paragraph of paragraph (b) of this Section 6) by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 6; provided, however, that the right to convert shares called for redemption pursuant to Section 5 shall terminate at the close of business on the fifth Business Day prior to the Call Date fixed for such redemption, unless the Corporation shall default in making payment of the cash payable upon such redemption under Section 5.

        (b) In order to exercise the conversion right, the holder of each share of Series D Equity Shares to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof irrevocably elects to convert such Series D Equity Shares. Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series D Equity Shares are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

        Holders of Series D Equity Shares at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, Series D Equity Shares surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of notice of redemption with respect to a Call Date during such period, such Series D Equity Shares being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of Series D Equity Shares on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into Common Equity Shares on the corresponding Dividend Payment Date will receive the dividend payable by the Corporation on such Series D Equity Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series D Equity Shares for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Common Equity Shares issued upon such conversion.

        As promptly as practicable after the surrender of certificates for Series D Equity Shares as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full Common Equity Shares issuable upon the conversion of such shares in accordance with provisions of this Section 6, and any fractional interest in respect of a Common Equity Share arising upon such conversion shall be settled as provided in paragraph (c) of this Section 6.

        Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series D Equity Shares shall have been surrendered and such notice shall have been received by the Corporation as aforesaid (and if applicable, payment of an amount equal to the dividend payable on such shares shall have been received by the Corporation as described above), and the Person or Persons in whose name or names any certificate or certificates for Common Equity Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the share transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Corporation.

        (c) No fractional shares or scrip representing fractions of Common Equity Shares shall be issued upon conversion of the Series D Equity Shares. Instead of any fractional interest in a Common Equity Share that would otherwise be deliverable upon the conversion of a Series D Equity Share, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of the Common Shares on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full Common Equity Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series D Equity Shares so surrendered.

        (d) The Conversion Price shall be adjusted from time to time as follows:

           (i) If the Corporation shall after the Issue Date (A) pay a dividend or make a distribution on its Common Equity Shares in Common Equity Shares, (B) subdivide its outstanding Common Equity Shares into a greater number of shares, (C) combine its outstanding Common Equity Shares into a smaller number of shares or (D) issue any shares of stock by reclassification of its Common Equity Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or distribution or at the opening of business on the Business Day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series D Equity Shares thereafter surrendered for conversion shall be entitled to receive the number of Common Equity Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above as if such Series D Equity Shares had been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification.

          (ii) If the Corporation shall issue after the Issue Date rights, options or warrants to all holders of Common Equity Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Equity Shares at a price per share less than 95% (100% if a stand-by underwriter is used and charges the Corporation a commission) of the Fair Market Value per Common Share on the record date for the determination of shareholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the Business Day next following such record date shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the Business Day next following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (x) the number of Common Equity Shares outstanding on the close of business on the date fixed for such determination and (y) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants for Common Equity Shares would purchase at 95% of such Fair Market Value (or 100% in the case of a stand-by underwriting), and the denominator of which shall be the sum of (x) the number of Common Equity Shares outstanding on the close of business on the date fixed for such determination and (y) the number of additional Common Equity Shares offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (h) below). In determining whether any rights, options or warrants entitle the holders of Common Equity Shares to subscribe for or purchase Common Equity Shares at less than 95% of such Fair Market Value (or 100% in the case of a stand-by underwriting), there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors whose determination shall be conclusive. To the extent that Common Equity Shares are not delivered pursuant to such rights, options or warrants, upon the expiration or termination of such rights, options or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants be made on the basis of delivery of only the number of Common Equity Shares actually delivered. In the event that such rights, options or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights, options or warrants had not been fixed.

          (iii) If the Corporation shall distribute to all holders of its Common Equity Shares any securities of the Corporation (other than Common Equity Shares) or evidence of its indebtedness or assets (excluding cumulative cash dividends or distributions paid with respect to the Common Equity Shares after December 31, 1997) which are not in excess of the following: the sum of (A) the Corporation's cumulative undistributed Funds from Operations at December 31, 1997, plus (B) the cumulative amount of Funds from Operations, as determined by the Board of Directors, after December 31, 1997, minus (C) the cumulative amount of dividends accrued or paid in respect of the Series D Equity Shares or any other class or series of preferred stock of the Corporation after the Issue Date) or rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants issued to all holders of Common Equity Shares entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Common Equity Shares, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) collectively called the "Securities" and individually a "Security"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (x) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by (y) a fraction, the numerator of which shall be the Fair Market Value per Common Share on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the Securities or assets or evidences of indebtedness so distributed or of such rights, options or warrants applicable to one Common Equity Share, and the denominator of which shall be the Fair Market Value per Common Share on the record date mentioned below. Such adjustment shall become effective on the date of distribution retroactive to the opening of business on the Business Day next following (except as provided in paragraph (h) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Equity Shares on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each Common Equity Share delivered to a Person converting a share of Series D Equity Shares after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subparagraph (iii); provided that on the date, if any, on which a Person converting a Series D Equity Share would no longer be entitled to receive such Security with a Common Equity Share (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of the shareholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences). If any dividend or distribution of the type described in this paragraph (iii) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

          Rights or warrants distributed by the Corporation to all holders of Common Equity Shares entitling the holders thereof to subscribe for or purchase shares of the Corporation's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Equity Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Equity Shares, shall be deemed not to have been distributed for purposes of this subparagraph (iii) (and no adjustment to the Conversion Price under this subparagraph (iii) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof to the extent not exercised). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this subparagraph (iii), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution (but not a distribution paid exclusively in cash), equal to the per share redemption or repurchase price received by a holder of Common Equity Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Equity Shares as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

          (iv) In case a tender or exchange offer (which term shall not include open market repurchases by the Corporation) made by the Corporation or any subsidiary or controlled Affiliate of the Corporation for all or any portion of the Common Equity Shares shall expire and such tender or exchange offer shall require the payment by the Corporation or such subsidiary or controlled Affiliate of consideration per Common Equity Share having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer, that exceeds the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph, by a fraction of which the numerator shall be the number of Common Equity Shares outstanding (including any tendered or exchanged shares) at the Expiration Time, multiplied by the Current Market Price per

      Common Share on the Trading Day next succeeding the Expiration Time, and the denominator shall be the sum of (A) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based upon the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any maximum, being referred to as the "Purchased Shares") and (B) the product of the number of Common Equity Shares outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event the Corporation or any subsidiary or controlled Affiliate is obligated to purchase shares pursuant to any such tender offer, but the Corporation or such subsidiary or controlled Affiliate is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made.

          (v) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 6 (other than this subparagraph (v)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this Section 6, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Equity Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Equity Shares under such plan. All calculations under this Section 6 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-hundredth of a share (with .005 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any share dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase shares or securities, or distribution of other assets (other than cash dividends) hereafter made by the Corporation to its shareholders shall not be taxable. To the extent permitted by applicable law, the Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Corporation, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Corporation shall mail to the holder of each Series D Equity Share at his or her last address appearing on the share register a notice of reduction prior to the date the reduced Conversion Price takes effect and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

        (e) If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for 40% or more of its Common Equity Shares, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Equity Shares and excluding any transaction as to which subparagraph (d)(i) of this Section 6 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which all or substantially all of the Common

    Equity Shares are converted into the right to receive different securities or other property (including cash or any combination thereof), each Series D Equity Share which is not redeemed or converted into the right to receive different securities or other property prior to such Transaction shall thereafter be convertible, in lieu of Common Equity Shares into the kind and amount of different securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Equity Shares into which one Series D Equity Share was convertible immediately prior to such Transaction, assuming such holder of Common Equity Shares (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Share held immediately prior to such Transaction by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this paragraph (e) the kind and amount of shares, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by holders of a plurality of the Non-Electing Shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series D Equity Shares that will contain provisions enabling the holders of the Series D Equity Shares that remain outstanding after such Transaction to convert into the consideration received by holders of Common Equity Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

        (f)  If:

           (i) the Corporation shall declare a dividend (or any other distribution) on its Common Equity Shares (other than cash dividends or distributions paid with respect to the Common Equity Shares after December 31, 1997 not in excess of the sum of the Corporation's cumulative undistributed Funds from Operations at December 31, 1997, plus the cumulative amount of Funds from Operations, as determined by the Board of Directors, after December 31, 1997, minus the cumulative amount of dividends accrued or paid in respect of the Series D Equity Shares or any other class or series of preferred stock of the Corporation after the Issue Date); or

          (ii) the Corporation shall authorize the granting to all holders of Common Equity Shares of rights, options or warrants to subscribe for or purchase any shares of any class or any other rights, options or warrants; or

          (iii) there shall be any reclassification of the Common Equity Shares (other than an event to which subparagraph (d)(i) of this Section 6 applies) or any consolidation or merger to which the Corporation is a party (other than a merger in which the Corporation is the surviving entity) and for which approval of any shareholders of the Corporation is required, or a statutory share exchange, or a self tender offer by the Corporation for all or substantially all of its outstanding Common Shares or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

          (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

        then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of Series D Equity Shares at their addresses as shown on the records of the Corporation, as promptly as possible, but at least 10 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Equity Shares of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Equity Shares of record shall be entitled to exchange their Common Equity Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 6.

        (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series D Equity Shares at such holder's last address as shown on the records of the Corporation.

        (h) In any case in which paragraph (d) of this Section 6 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series D Equity Shares converted after such record date and before the occurrence of such event the additional Common Equity Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Equity Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 6.

        (i)  There shall be no adjustment of the Conversion Price in case of issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 6. If any action or transaction would require adjustment of the Conversion Price pursuant to both paragraph (d) and paragraph (e) of this Section 6, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

        (j)  If the Corporation shall take any action affecting the Common Equity Shares, other than action described in this Section 6, that in the opinion of the Board of Directors would materially and adversely affect the conversion rights of the holders of the Series D Equity Shares, the Conversion Price for the Series D Equity Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.

        (k) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Equity Shares, for the purpose of effecting conversion of the Series D Equity Shares, the full number of Common Equity Shares deliverable upon the conversion of all outstanding Series D Equity Shares not theretofore converted. For purposes of this paragraph (k), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series D Preferred

    Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

        Any Common Equity Shares issued upon conversion of the Series D Equity Shares shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Equity Shares deliverable upon conversion of the Series D Equity Shares, the Corporation will take any action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and (subject to any customary qualification based upon the nature of a real estate investment trust) non assessable Common Equity Shares at such adjusted Conversion Price.

        The Corporation shall use its best efforts to list the Common Shares required to be delivered upon conversion of the Series D Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

        The Corporation shall use its best efforts to comply with all federal and state securities laws and regulations thereunder in connection with the issuance of any securities that the Corporation shall be obligated to deliver upon conversion of the Series D Equity Shares. The certificates evidencing such securities shall bear such legends restricting transfer thereof in the absence of registration under applicable securities laws or an exemption therefrom as the Corporation may in good faith deem appropriate.

        (l)  The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Equity Shares or other securities or property on conversion of the Series D Equity Shares pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the holder of the Series D Equity Shares to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

      Section 7.  Change of Control.  (a) If a Change of Control (as defined below) occurs (a "Change of Control Repurchase Event"), the holders of Series D Equity Shares shall have the right to require the Corporation, to the extent the Corporation shall have funds legally available therefor, to redeem any or all of the Series D Equity Shares held by such holder at a repurchase price payable in cash (the "Change of Control Repurchase Payment") in an amount equal to 105% of the Liquidation Preference thereof, plus accrued and unpaid dividends whether or not declared, if any, to the date of repurchase or the date payment is made available (the "Change of Control Date"), pursuant to the offer described in subsection (b) below (the "Change of Control Repurchase Offer").

      (b) Within 15 days following the Corporation becoming aware that a Change of Control Repurchase Event has occurred, the Corporation shall mail by first class mail or recognized overnight courier a notice to the each holder of Series D Equity Shares stating (A) that a Change of Control Repurchase Event has occurred and that such holder has the right to require the Corporation to repurchase any or all of the Series D Equity Shares then held by such bolder, (B) the date of repurchase (which shall be a Business Day, no earlier than 30 days and no later than 60 days from the date such notice is mailed, or such later date as may be necessary to comply with the requirements of the Exchange Act), (C) the repurchase price and (D) the instructions determined by the Corporation, consistent with this subsection, that such investor must follow in order to have the Series D Equity Shares repurchased.

      (c) On the Change of Control Repurchase Date, the Corporation, to the extent lawful, shall accept for payment Series D Equity Shares or portions thereof tendered by such holder pursuant to the Change of Control Repurchase Offer and promptly by wire transfer of immediately available funds to such holder, as directed by such holder, send an amount equal to the Change of Control Repurchase Payment in respect of all Series D Equity Shares or portions thereof so tendered.

      (d) Notwithstanding anything else herein, to the extent they are applicable to any Change of Control Repurchase Offer, the Corporation will comply with any federal and state securities laws, rules and regulations and all time periods and requirements shall be adjusted accordingly.

      (e) For purposes hereof, "Change of Control" means the occurrence of any of the following: (i) the first acquisition, directly or indirectly, by any individual or entity or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, except that such individual or entity shall be deemed to have beneficial ownership of all shares that any such individual or entity has the right to acquire, whether such right is exercisable immediately or only after passage of time) of more than 25% of the Corporation's outstanding stock with voting power, under ordinary circumstances, to elect Directors of the Corporation, (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new Directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Corporation was approved by a vote of 66 2/3% of the Directors of the Corporation then still in office who were either Directors at the beginning of such period, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office of the Corporation; and (iii) (A) the Corporation consolidating with or merging into another entity or conveying, transferring or leasing all or substantially all of its assets (including, but not limited to, real property investments) to any individual or entity, or (B) any entity consolidating with or merging into the Corporation, which in either event (A) or (B) is pursuant to a transaction in which the outstanding voting stock of the Corporation is reclassified or changed into or exchanged for cash, securities or other property; provided, however, that the events described in clauses (i)(ii) and (iii) shall not be deemed to be a Change of Control (a) in the case of an event described in clause (iii), if the sole purpose of such event is that the Corporation is seeking to change its domicile or to convert from a corporation to a trust or vice versa; (b) in the case of an event described in clause (iii), if the holders of the exchanged securities of the Corporation immediately after such transaction beneficially own at least a majority of the securities of the merged or consolidated entity normally entitled to vote in elections of Directors of the Corporation; (c) if any of WHL or its wholly-owned subsidiaries remain as manager of the Corporation's properties and remains as adviser of the Corporation, in each case, in a manner substantially similar to that on date hereof; or (d) if the Change of Control results solely from the purchase or other acquisition of equity securities by WHL or its wholly-owned subsidiaries, Westfield America Trust, the Lowy Family or the Investor or the sale of equity securities by WHL or any of its wholly-owned subsidiaries or Westfield America Trust.

      Section 8.  Redemption at the Option of the Holder.  (a) At any time after             , 2008,(2) the holders of Series D Equity Shares thereof shall have the right at any time that the Corporation's Common Shares has a Current Market Price at or below and the Conversion Price per share, to require the Corporation, to the extent the Corporation shall have funds legally available therefor, to redeem any or all of the Series D Equity Shares held by such holder at a repurchase price payable, at the option of the Corporation, in either (i) cash, or (ii) such number of Common Equity Shares as shall have a Current Market Price in the aggregate on the day prior to the day such holder gives notice pursuant to Section 8(b) of its intention to redeem, equal to in either case, 100% of the Liquidation Preference thereof plus accrued and unpaid dividends whether or not declared, if any, to the date of repurchase or the date payment is made available (in the aggregate, the "Redemption Payment").

(2)
This date is the tenth anniversary of the Closing hereunder.

      (b) Notwithstanding paragraph (a) of this Section 8, in the event that WHL and its subsidiaries and the trustee of Westfield America Trust on behalf of Westfield America Trust vote to approve the conversion of the Series D Equity Shares into Common Equity Shares at a meeting of shareholders at which such proposal is raised, but the shareholders of the Corporation as a whole reject the foregoing proposal, then from and after the later of such rejection date and the second anniversary of the Issue Date, the Series D Equity Stock shall be redeemable at the option of the holder, to the extent that the Corporation shall have funds legally available therefor, at a redemption price payable in cash equal to the product of (a) the Series D Common Equivalent Factor times (b) the Current Market Price on the date of the notice provided pursuant to paragraph (c) below, plus all accumulated, accrued and unpaid dividends whether or not declared, if any, to the date of repurchase or the date payment is made available.

      (c) For purposes of this Section 8, redemption at the option of the holder shall be deemed to occur upon receipt by the Corporation of written notice that the holder of Series D Equity Shares wishes to tender shares to be redeemed. The holders of such shares to be redeemed shall then have 30 days from the date of such notice to deliver such shares to the Transfer Agent. Upon the surrender of the certificate or certificates of Series D Equity Shares to be redeemed, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, the Corporation shall promptly, either (i) by wire transfer of immediately available funds to such holder, as directed by such holder, send an amount equal to the Redemption Payment in respect of all Series D Equity Shares or portions thereof so tendered or (ii) issue and deliver to such holder, or on his or her written order, a certificate or certificates for the number of full Common Equity Shares issuable in respect of all Series D Equity Shares or portions thereof so tendered.

      Section 9.  Shares To Be Retired.  All Series D Equity Shares which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued preferred stock, without discretion as to class or series, and subject to applicable limitations set forth in the Articles may thereafter be reissued as shares of any series of preferred stock.

      Section 10.  Ranking.  Any class or series of stock of the Corporation shall be deemed to rank:

        (a) prior to the Series D Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series D Preferred Shares, which shall expressly include the Corporation's non-voting senior preferred stock, par value $1.00 per share;

        (b) on a parity with the Series D Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof shall be different from those of the Series D Preferred Shares, if the holders of such class or series and the Series D Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Shares"), which shall expressly include the Corporation's Series A Cumulative Redeemable Preferred Shares, Series B Cumulative Redeemable Preferred Shares and Series C Cumulative Convertible Preferred Stock;

        (c) junior to the Series D Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Junior Shares; and

        (d) junior to the Series D Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Fully Junior Shares.

      Section 11.  Voting.  So long as any Series D Equity Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Articles, the affirmative vote of the holders of a majority of the Series D Equity Shares, voting together as a class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

           (i) Any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or this Certificate of Designation that materially and adversely affects the voting powers, rights or preferences of the holders of the Series D Equity Shares; or

          (ii) Any merger or consolidation of the Corporation and another entity in which the Corporation is not the surviving corporation and each holder of Series D Equity Shares does not receive shares of the surviving corporation with substantially similar rights, preferences and powers in the surviving corporation as the Series D Equity Shares have with respect to the Corporation (except for changes that do not materially and adversely affect the holders of the Series D Equity Stock). provided, however, that no such vote of the holders of Series D Equity Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series D Equity Shares at the time outstanding to the extent such redemption is authorized by Section 5 of this Certificate of Designation.

          (iii) For purposes of the foregoing provisions of this Section 13, each share of Series D Equity Shares shall have one (1) vote per share, except that when any other series of Equity Shares shall have the right to vote with the Series D Equity Shares as a single class on any matter, then the Series D Equity Shares and such other series shall have with respect to such matters one (1) vote per $180.00 (or less pursuant to Section 4(a)) of stated Liquidation Preference. Except as otherwise required by applicable law or as set forth herein, the Series D Equity Shares shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

      Section 12.  Record Holders.  The Corporation and the Transfer Agent may deem and treat the record holder of any Series D Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

      Section 13.  Title.  This resolution shall be known and may be referred to as "A Resolution of the Board of Directors of Westfield America, Inc. Designating Series D Preferred Shares and Fixing Preferences and Rights Thereof."

    FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby authorized and directed to execute and acknowledge a certificate setting forth these resolutions and to cause such certificate to be filed and recorded, all in accordance with the requirements of Section 351.046 of the General and Business Corporation Law of the State of Missouri, as amended.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed by its Co-President this 10 day of August, 1998.

WESTFIELD AMERICA, INC.
By:	/s/ Peter S. Lowy Name: Peter S. Lowy Title: Co-President

CORPORATE ACKNOWLEDGMENT

STATE OF CALIFORNIA )
            ) SS:
COUNTY OF LOS ANGELES)

    I, Annie M. Gary, a notary public, do hereby certify that on this 6 day of August, 1998, personally appeared before me Peter Lowy, and being first duly sworn by me, declared that he is the Co-President of Westfield America, Inc., that he signed the foregoing document as Co-President of the corporation, and that the statements therein contained are true.

[SEAL]	/s/ Annie M. Gary Notary Public
My Commission Expires:	March 31, 2000

CERTIFICATE OF DESIGNATION
SETTING FORTH "RESOLUTION DESIGNATING
SERIES C-1 PREFERRED SHARES
AND FIXING PREFERENCES AND RIGHTS THEREOF"
ADOPTED BY THE BOARD OF DIRECTORS OF
WESTFIELD AMERICA,  INC.

Pursuant to the Provisions of Section 351.180 (7) of the
General and Business corporation Law of the State
of Missouri, as amended

    I, the undersigned, Co-President of Westfield America, Inc., a Missouri corporation (hereinafter sometimes referred to as the "Corporation"), hereby certify as follows:

      FIRST: that under the provisions of Article Fourth of the Restated Articles of Incorporation, as amended, of the Corporation, the total number of shares of all classes of capital stock which the Corporation may issue is 410,000,200 shares, of which (i) 200 shares shall be non-voting senior preferred stock, par value $1.00 per share (the "Senior Preferred Shares"), (ii) 5,000,000 shares shall be Preferred Shares, with par value of $1.00 per share (the "Preferred Shares"), 940,000 of which have been designated as Series A Preferred Shares, with liquidation value of $100 per share (the "Series A Preferred Shares"), 400,000 of which have been designated as Series B Preferred Shares, with a liquidation value of $100 per share (the "Series B Preferred Shares"), 416,667 of which have been designated as Series C Preferred Shares, with a Liquidation value of $180 per share (the "Series C Preferred Shares") and 694,445 of which have been designated as Series D Preferred Shares, with a liquidation value of $180 per share (the "Series D Preferred Shares"), (iii) 200,000,000 shall be shares of common stock, par value $.01 per share (the "Common Shares"), (iv) 205,000,000 shall be shares of excess stock, par value $.01 per share (the "Excess Shares"). Any Excess Shares which are issued with respect to Common Stock shall be "Excess Common Shares" and, together with the Common Shares, the "Common Equity Shares" and any Excess Shares which are issued with respect to the Preferred Shares shall be "Excess Preferred Shares" and, together with the Preferred Shares, the "Preferred Equity Shares" and under said Articles of Incorporation (as amended, the "Articles of Incorporation"), the shares of Preferred Stock are authorized to be issued by the Board of Directors and the Board of Directors is expressly authorized to determine in the Resolution, the designation, powers, rights, preferences and qualifications, limitations or restrictions, not fixed and determined by the Articles of Incorporation.

      SECOND: That the Board of Directors of the Corporation pursuant to the authority so vested in it by Article Fourth of the Certificate of Incorporation, and in accordance with the provisions of Section 351.180 (7) of the General and Business Corporation Law of Missouri, as amended, adopted on December 14, 1998 the following resolution creating a series of Preferred Stock designated as "Series C-1 Preferred Shares", which resolution has not been amended, modified, rescinded or revoked and is in full force and effect on the date hereof.

"RESOLUTION OF BOARD OF DIRECTORS OF
WESTFIELD AMERICA, INC. DESIGNATING 'SERIES C-1 PREFERRED
SHARES' AND FIXING PREFERENCES AND RIGHTS THEREOF"

    BE IT RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of Westfield America, Inc., hereinafter called the "Corporation", by the provisions of the Articles of Incorporation, as amended, the Board of Directors of the Corporation hereby fixes the designation, voting powers, rights on liquidation or dissolution, and other preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the designations, preferences and relative rights, and the qualifications, limitations or restrictions thereof set forth in the Articles of Incorporation which are applicable to the Series C-1 Preferred Shares) as follows:

      Section 1.  Number of Shares, Designation and Ranking.  This class of preferred stock shall be designated as Series C-1 Cumulative Convertible Redeemable Preferred Stock and the number of shares which shall constitute such series shall not be more than 138,889 shares, par value $1.00 per share, which number may be decreased (but not below the aggregate number thereof then outstanding and/or which have been reserved for issuance) from time to time by the Board of Directors and is hereafter in this resolution called the "Series C-1 Preferred Shares". Each Series C-1 Preferred Share shall be identical in all respects to each other Series C-1 Preferred Share. Each Excess Series C-1 Preferred Share shall be identical in all respects to each other Excess Series C-1 Preferred Share, and except as otherwise provided herein, shall be identical in all respects to each Series C-1 Preferred Share (the Series C-1 Preferred Shares together with the Excess Series C-1 Preferred Shares being hereinafter referred to as the "Series C-1 Equity Shares").

      Section 2.  Definitions.  For purposes of the Series C-1 Preferred Shares, the following terms shall have the meanings indicated:

        "Affiliate" of, or Person "Affiliated" with, a specified Person, shall mean a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Person specified. For purposes of the Corporation, Affiliate shall include, without limitation, Westfield Holdings Limited ("WHL") Westfield America Trust, Frank Lowy, David Lowy, Peter Lowy and Steven Lowy (such individuals being the "Lowy Family").

        "Base Rate" shall mean an annual dividend per Series C-1 Equity Share equal to 8.5% of the Liquidation Preference per Series C-1 Equity Share.

        "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series C-1 Preferred Shares.

        "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City, New York are authorized or required by Law, regulation or executive order to close.

        "Call Date" shall mean the date specified in the notice to holders required under Section 5(d) as the Call Date.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Common Shares" shall mean the Corporation's common stock, par value $0.01 per share.

        "Consolidated EBITDA" for any quarter shall mean the consolidated net income of the Corporation (before extraordinary income or gains and less equity in income of unconsolidated real estate partnerships), calculated in a manner consistent with the Corporation's financial statements filed with the Securities and Exchange Commission, increased by the sum of the following (without duplication):

      a.
      the Corporation's pro rata share of EBITDA from unconsolidated real estate partnerships calculated in a manner consistent with this definition of Consolidated EBITDA,

      b.
      all income taxes paid or accrued according to GAAP for such quarter (other than income taxes attributable to extraordinary, usual or non-recurring gains or losses except to the extent that such gains were not included in Consolidated EBITDA),

      c.
      all interest expense paid or accrued in accordance with GAAP for such quarter (including financing fees and amortization of deferred financing fees or amortization of original issue discount, but excluding capitalized interest),

      d.
      depreciation and depletion reflected in such net income,

      e.
      amortization reflected in such net income including, without limitation, amortization of capitalized debt issuance costs (only to the extent that such amounts have not been previously included in the amount of Consolidated EBITDA pursuant to clause (c) above) goodwill, other intangibles and management fees, and

      f.
      any other non-cash charges, to the extent deducted from consolidated net income (including, but not limited to, income allocated to minority interests).

        "Consolidated Fixed Charges" for any quarter shall mean the sum of:

      a.
      the Corporation's pro rata share of fixed charges from unconsolidated real estate partnerships calculated in a manner consistent with this definition of Consolidated Fixed Charges,

      b.
      all interest expense paid or accrued in accordance with GAAP for such quarter (including, without duplication, financing fees and amortization of deferred financing fees or amortization of original issue discount),

      c.
      dividend and distribution requirements with respect to preferred stock and any other preferred securities for such quarter (not including any portion of preferred stock dividends the calculation of which is based on the dividend paid in such quarter to the holders of Common Shares), whether or not declared or paid,

      d.
      regularly scheduled amortization of principal of debt during such quarter (other than any balloon payments at maturity) and

      e.
      all ground rent payments.

        "Constituent Person" shall have the meaning set forth in Section 6(e).

        "Conversion Date" shall have the meaning set forth in Section 6(a).

        "Conversation Price" shall mean the conversion price per Common Share for which the Series C-1 Preferred Shares is convertible, as such Conversion Price may be adjusted pursuant to Section 6. The initial conversion price shall be $18.00.

        "Current Market Price" of publicly traded Common Shares or any other class of Stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market ("NASDAQ") or, if such security is not quoted on NASDAQ, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. (the "NASD") or, if bid and asked prices for such security on such day shall not have been reported through the NASD, the average of the bid and asked prices on such day as furnished by any NYSE member after regularly making a market in such security selected for such purpose by the Board of Directors.

        "Dividend Payment Date" shall mean (i) for any Dividend Period with respect to which the Corporation pays a dividend on the Common Equity Shares, the date on which such dividend is paid, or (ii) for any Dividend Period with respect to which the Corporation does not pay a dividend on the Common Equity Shares, a date to be set by the Board of Directors, which date shall not be later than the thirtieth calendar day after the end of the applicable Dividend Period.

        "Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period with respect to any Series C-1 Equity Shares (other than the initial Dividend Period, which shall commence on the Issue Date for such Series C-1 Equity Shares and end on and include the last day of the calendar quarter immediately following such Issue Date, and other than the Dividend Period during which any Series C-1 Equity Shares shall be redeemed pursuant to Section 5 or converted pursuant to Section 6, which shall end on and include the Call Date or Conversion Date with respect to the Series C-1 Equity Shares being redeemed or converted, as applicable).

        "Expiration Time" shall have the meaning set forth in Section 6(d)(iv).

        "Fair Market Value" shall mean the average of the daily Current Market Prices of a Common Share on the five (5) consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. The term "ex date," when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

        "Fixed Charge Coverage Violation" shall have the meaning set forth in Section 3(a).

        "Fully Junior Shares" shall mean the Common Shares and any other class or series of stock of the Corporation now or hereafter issued and outstanding over which the Series C-1 Preferred Shares has preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

        "Funds from Operations" shall mean net income (loss) (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from debt restructuring, and distributions in excess of earnings allocated to other operating partnership interests or minority interests (as reflected in the financial statements of the Corporation) plus depreciation/amortization of assets unique to the real estate industry, all computed in a manner consistent with the revised definition of Funds From Operations adopted by the National Association of Real Estate Investment Trusts (NAREIT), in its White Paper dated March 1995, as such definitions may be modified from time to time.

        "Investor" shall mean Security Capital Preferred Growth Incorporated and controlled Affiliates thereof.

        "Issue Date" shall mean the date on which the Series C-1 Preferred Shares are issued.

        "Junior Shares" shall mean the Common Shares and any other class or series of stock of the Corporation now or hereafter issued and outstanding over which the Series C-1 Preferred Shares has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

        "Non-Electing Shares" shall have the meaning set forth in Section 6(e).

        "Operating Partnership" shall mean Westfield America Limited Partnership, a Delaware limited partnership.

        "Parity Shares" shall have the meaning set forth in Section 10(b).

        "Person" shall mean any individual, firm, partnership, corporation, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

        "Purchased Shares" shall have the meaning set forth in Section 6(d)(iv).

        "REIT Termination Event" shall mean the earliest to occur of:

      (i)
      the filing of a federal income tax return by the Corporation for any taxable year on which the Corporation does not compute its income as a real estate investment trust;

      (ii)
      the approval by the shareholders of the Corporation of a proposal for the Corporation to cease to qualify as a real estate investment trust;

      (iii)
      a determination by the Board of Directors of the Corporation, based on the advice of counsel, that the Corporation has ceased to qualify as a real estate investment trust; or

      (iv)
      a "determination" within the meaning of Section 1313(a) of the Code that the Corporation has ceased to qualify as a real estate investment trust.

        "Securities" and "Security" shall have the meanings set forth in Section 6(d)(iii).

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Series C-1 Preferred Shares" shall have the meaning given such term in the preamble to this Certificate of Designation.

        "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of stock of the Corporation; provided, however, that if any funds for any class or series of Junior Shares or any class or series of stock ranking on a parity with the Series C-1 Preferred Shares as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series C-1 Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

        "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange on NASDAQ, or if such securities are not quoted on NASDAQ, in the securities market in which the securities are traded.

        "Transaction" shall have the meaning set forth in Section 6(e).

        "Transfer Agent" shall mean the Corporation, or such other agent or agents of the Corporation as may be designated by the Board of Directors or their designee as the transfer agent, registrar and dividend disbursing agent for the Series C-1 Preferred Shares.

  Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Articles.

      Section 3.  Dividends.

      (a) Subject to the preferential rights of the holders of any Senior Preferred Stock or Preferred Shares that rank senior in the payment of dividends to the Series C-1 Equity Shares and subject to paragraph (b) of this Section 3, the holders of Series C-1 Equity Shares shall be entitled to receive, when, as and if declared by the Board of Directors, but only out of funds legally available for the payment of dividends, cumulative preferential dividends payable in cash to shareholders of record on the respective date, not exceeding 50 days preceding such dividend payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend in an amount equal to the greater of (A) the Base Rate per share per annuum and (B) an amount per share equal to the Liquidation Preference of a Series C-1 Equity Share

  (exclusive of accrued but unpaid dividends) divided by the Conversion Price (the "Series C-1 Common Equivalent Factor") times the dollar amount of cash dividends declared with respect to each Common Equity Share that does not result in an adjustment to the Conversion Price pursuant to Subparagraph (d)(iii) of Section 6 (such product, the "Series C-1 Common Equivalent Amount") for the same annual period; provided, however, that if as a result of the quarterly dividends paid in accordance with the following sentence, the holders of Series C-1 Equity Shares shall have received for any calendar year more dividends than such Series C-1 Equity Shares shall be entitled under clauses (A) and (B) above (as adjusted pursuant to the third and eighth sentences of this Section 3), the dividends payable in respect of Series C-1 equity Shares in subsequent calendar years shall be reduced to the extent of such overpayment. Subject to the proviso of the preceding sentence of this Section 3 (a), the dividend paid in respect of each quarterly period in each calendar year shall be determined as follows (in each case, excluding any additional payment made pursuant to the following sentence): (1) for the first quarter, the greater of 25% of the Base Rate per share and the Series C-1 Common Equivalent Amount for the same quarter; (2) for the second quarter, an amount such that the aggregate amount to be received per Series C-1 Equity Share in respect of the first two quarters of such calendar year shall be the greater of 50% of the Base Rate per share and the Series C-1 Common Equivalent Amount for the same two quarters; (3) for the third quarter, an amount such that the aggregate amount to be received per Series C-1 Equity Share in respect of the first three quarters of such calendar year shall be the greater of 75% of the Base Rate per share and the Series C-1 Common Equivalent Amount for the same three quarters; and (4) for the fourth quarter, an amount such that the aggregate amount to be received per Series C-1 Equity Share in respect of such calendar year shall be the amount provided in the preceding sentence of this Section 3(a). Notwithstanding the foregoing, for any quarter in which a Fixed Charge Coverage Violation (as defined below) has occurred, the dividend payable per Series C-1 Equity Share shall be 1.20 times the amount provided in the preceding sentence. A "Fixed Charge Coverage Violation" shall occur for any quarter that the ratio of the Corporation's Consolidated EBITDA to its Consolidated Fixed Charges is below 1.40 to 1. The dividends shall begin to accrue as set forth above and shall be fully cumulative from the first day of the applicable Dividend Period, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Directors, in arrears on Dividend Payment Dates. Accumulated but unpaid dividends for any past quarterly dividend periods may be declared and paid at any time, without reference to any regularly scheduled quarterly dividend payment date, to holders of record on such date, not exceeding 50 days preceding such dividend payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend. Any dividend payment made on Series C-1 Equity Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to Series C-1 Equity Shares which remains payable. Beginning with the quarter in which a REIT Termination Event occurs, all dividends payable per Series C-1 Equity Share pursuant to this Section shall be multiplied by 2.5.

      (b) The initial Dividend Period for the Series C-1 Equity Shares will include a partial dividend for the period from the Issue Date until the last day of the calendar quarter immediately following such Issue Date. The amount of dividends payable for such initial period, or any other period shorter than a full quarterly Dividend Period, on the Series C-1 Equity Shares shall be computed by dividing the number of days in such period by 90 and multiplying the result by the Series C-1 Preferred dividend determined in accordance with Section 3(a). Holders of Series C-1 Equity Shares shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of cumulative dividends, as herein provided, on the Series C-1 Equity Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C-1 Equity Shares which may be in arrears.

      (c) So long as any Series C-1 Equity Shares remain outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series C-1 Equity Shares for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series C-1 Equity Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series C-1 Equity Shares and accumulated and unpaid on such Parity Shares.

      (d) So long as any Series C-1 Equity Shares remain outstanding, no dividends (other than dividends or distributions paid solely in Fully Junior Shares, or options, warrants or rights to subscribe for or purchase, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking for the redemption of any Junior Shares) by the Corporation, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case the full cumulative dividends on all outstanding Series C-1 Equity Shares and any other Parity Shares of the Corporation shall have been or contemporaneously are declared and paid or declared and set apart for payment for all Dividend Periods terminating on or prior to the date of declaration or payment with respect to the Series C-1 Equity Shares and all dividend periods terminating on or prior to the date of declaration or payment with respect to such Parity Shares. Subject to the foregoing, and not otherwise, such dividends and distributions may be declared by the Board of Directors and paid on any Common Equity Shares from time to time out of any funds legally available therefor, and the Series C-1 Equity Shares shall not be entitled to participate in any such dividends, whether payable in cash stock or otherwise.

      (e) No distributions on Series C-1 Equity Shares shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

      (f)  In determining whether a distribution by dividend, redemption or other acquisition of Shares or otherwise is permitted under Missouri law, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.

      Section 4.  Liquidation Preference.

      (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to the prior preferences and other rights of any series of stock ranking senior to the Series C-1 Preferred Shares upon liquidation, distribution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series C-1 Equity Shares shall be entitled to receive One Hundred Eighty Dollars ($180.00) (the "Liquidation Preference") per share of Series C-1 Equity Shares plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of liquidation, dissolution or winding up of the affairs of the Corporation (any such date, a "Series C-1 Liquidation Date") but such holders shall not be entitled to any further payment; provided, that the dividend payable with respect to the Dividend Period containing the Series C-1 Liquidation Date shall be equal to the dividend determined pursuant to Section 3 above for the preceding Dividend Period times a fraction equal to the actual number of days elapsed from the end date of the calendar quarter most recently contemplated to the relevant Series C-1 Liquidation Date over 90 days. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series C-1 Equity Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series C-1 Equity Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series C-1 Equity Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, real estate investment trusts or other entities, (ii) a sale, lease or conveyance of all or substantially all of the Corporation's property or business or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

      (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with (including the Parity Shares) or prior to the Series C-1 Equity Shares upon Liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series C-1 Equity Shares, as provided in this Section 4, the holders of Series C-1 Equity Shares shall have no other claim to the remaining assets of the Corporation and any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series C-1 Equity Shares shall not be entitled to share therein.

      Section 5.  Redemption at the Option of the Corporation.

      (a) The Series C-1 Equity Shares shall not be redeemable by the Corporation prior to August 12, 2008. On and after August 12, 2008, the Corporation, at its option, may redeem the Series C-1 Equity Shares, in whole at any time or from time to time in part, in minimum increments of $10.0 million of aggregate Liquidation Preference of such shares, out of funds legally available therefor at a redemption price payable in cash equal to 100% of the Liquidation Preference per Series C-1 Equity Shares (plus all accumulated, accrued and unpaid dividends as provided in paragraph (b) below).

      (b) Upon any redemption of Series C-1 Equity Shares pursuant to this Section 5, the Corporation shall pay all accrued and unpaid dividends, if any, thereon to the Call Date, without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series C-1 Equity Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding any redemption of such shares before such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series C-1 Equity Shares called for redemption.

      (c) If full cumulative dividends on the Series C-1 Equity Shares and any other class or series of Parity Shares of the Corporation have not been declared and paid or declared and set apart for payment, the Series C-1 Equity Shares may not be redeemed under this Section 5 in part and may not be redeemed unless the Series C Equity Shares and Series C-2 Equity Shares (as defined below), if any, are also redeemed in whole and the Corporation may not purchase or acquire Series C Equity Shares, Series C-1 Equity Shares or Series C-2 Equity Shares, if any, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series C Equity Shares, Series C-1 Equity Shares and Series C-2 Equity Shares, if any.

      (d) Notice of the redemption of any Series C-1 Equity Shares under this Section 5 shall be mailed by first-class mail or recognized overnight courier to each holder of record of Series C-1 Equity Shares to be redeemed at the address of each such holder as shown on the Corporation's records, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this paragraph (d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) the number of Series C-1 Equity Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places at which certificates for such shares are to be surrendered; (5) the then-current Conversion Price; and (6) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Call Date (unless the Corporation shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series C-1 Equity Shares so called for redemption shall cease to accrue, (ii) such shares shall no longer he deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series C-1 Equity Shares shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to provide cash in accordance with the preceding sentence shall he deemed fulfilled if, on or before the Call Date, the Corporation shall deposit with a bank or trust company that has an office in the Borough of Manhattan, City of New York, and that has capital and surplus of at least $150,000,000, necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series C-1 Equity Shares so called for redemption. No interest shall accrue for the benefit of the holders of Series C-1 Equity Shares to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

      As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series C-1 Equity Shares are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding Series C-1 Equity Shares not previously called for redemption pro rata (as nearly as may be), by lot or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the Series C-1 Equity Shares evidenced by any certificate are redeemed, then new certificates evidencing the unredeemed shares shall be issued without cost to the holder thereof.

      Section 6.  Conversion.  Holders of Series C-1 Equity Shares shall have the right to convert all or a portion of such shares into Common Equity Shares, as follows:

        (a) Subject to and upon compliance with the provisions of this Section 6, a holder of Series C-1 Preferred Shares or Excess Preferred Shares shall have the right, at his or her option, at any time (such time being, the "Conversion Date"), to convert all or any portion of such shares into the number of fully paid and non-assessable Common Shares or excess Common Shares obtained by dividing the aggregate Liquidation Preference of such shares (inclusive of accrued but unpaid dividends) by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of paragraph (b) of this Section 6) by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 6; provided, however, that the right to convert shares called for redemption pursuant to Section 5 shall terminate at the close of business on the fifth Business Day prior to the Call Date fixed for such redemption, unless the Corporation shall default in making payment of the cash payable upon such redemption under Section 5.

        (b) In order to exercise the conversion right, the holder of each share of Series C-1 Equity Shares to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof irrevocably elects to convert such Series C-1 Equity Shares. Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series C-1 Equity Shares are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

        Holders of Series C-1 Equity Shares at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, Series C-1 Equity Shares surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of notice of redemption with respect to a Call Date during such period, such Series C-1 Equity Shares being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of Series C-1 Equity Shares on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into Common Equity Shares on the corresponding Dividend Payment Date will receive the dividend payable by the Corporation on such Series C-1 Equity Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series C-1 Equity Shares for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Common Equity Shares issued upon such conversion.

        As promptly as practicable after the surrender of certificates for Series C-1 Equity Shares as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, on his or her written order, a certificate or certificates for the number of full Common Equity Shares issuable upon the conversion of such shares in accordance with provisions of this Section 6, and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in paragraph (c) of this Section 6.

        Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series C-1 Equity Shares shall have been surrendered and such notice shall have been received by the Corporation as aforesaid (and if applicable, payment of an amount equal to the dividend payable on such shares shall have been received by the Corporation as described above), and the Person or Persons in whose name or names any certificate or certificates for Common Equity Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the share transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Corporation.

        (c) No fractional shares or scrip representing fractions of Common Equity Shares shall be issued upon conversion of the Series C-1 Equity Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a Series C-1 Equity Share, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of the Common Equity Shares of the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full Common Equity Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series C-1 Equity Shares so surrendered.

        (d) The Conversion Price shall be adjusted from time to time as follows:

           (i) If the Corporation shall after the Issue Date (A) pay a dividend or make a distribution on its Common Equity Shares in Common Equity Shares, (B) subdivide its outstanding Common Equity Shares into a greater number of shares, (C) combine its outstanding Common Equity Shares into a smaller number of shares or (D) issue any shares of stock by reclassification of its Common Equity Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or distribution or at the opening of business on the Business Day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series C-1 Equity Shares thereafter surrendered for conversion shall be entitled to receive the number of Common Equity Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above as if such Series C-1 Equity Shares had been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivisions combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification.

          (ii) If the Corporation shall issue after the Issue Date rights, options or warrants to all holders of Common Equity Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Equity Shares at a price per share less than 95% (100% if a stand-by underwriter is used and charges the Corporation a commission) of the Fair Market Value per Common Share on the record date for the determination of shareholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the Business Day next following such record date shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the Business Day next following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (x) the number of Common Equity Shares outstanding on the close of business on the date fixed for such determination and (y) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants for Common Equity Shares would purchase at 95% of such Fair Market Value (or 100% in the case of a stand-by underwriting), and the denominator of which shall be the sum of (x) the number of Common Equity Shares outstanding on the close of business on the date fixed for such determination and (y) the number of additional Common Equity Shares offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (h) below). In determining whether any rights, options or warrants entitle the holders of Common Equity Shares to subscribe for or purchase Common Equity Shares at less than 95% of such Fair Market Value (or 100% in the case of a stand-by underwriting), there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors whose determination shall be conclusive. To the extent that Common Equity Shares are not delivered pursuant to such rights, options or warrants, upon the expiration or termination of such rights, options or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Common Equity Shares actually delivered. In the event that such rights, options or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights, options or warrants had not been fixed.

          (iii) If the Corporation shall distribute to all holders of its Common Equity Shares any securities of the Corporation (other than Common Equity Shares) or evidence of its indebtedness or assets (excluding cumulative cash dividends or distributions paid with respect to the Common Equity Shares after December 31, 1997 which are not in excess of the following: the sum of (A) the Corporation's cumulative undistributed Funds from Operations at December 31, 1997, plus (B) the cumulative amount of Funds from Operations, as determined by the Board of Directors, after December 31, 1997, minus (C) the cumulative amount of dividends accrued or paid in respect of the Series C-1 Equity Shares or any other class or series of preferred stock of the Corporation after the Issue Date) or rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants issued to all holders of Common Equity Shares entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Common Equity Shares, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) collectively called the "Securities" and individually a "Securities"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (x) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by (y) a fraction, the numerator of which shall be the Fair Market Value per Common Share on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the Securities or assets or evidences of indebtedness so distributed or of such rights, options or warrants applicable to one Common Share, and the denominator of which shall be the Fair Market Value per Common Share on the record date mentioned below. Such adjustment shall become effective on the date of distribution retroactive to the opening of business on the Business Day next following (except as provided in paragraph (h) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Equity Shares on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each Common Share delivered to a Person converting a share of Series C-1 Equity Shares after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subparagraph (iii); provided that on the date, if any, on which a Person converting a share of Series C-1 Equity Shares would no longer be entitled to receive such Security with a Common Share (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of the shareholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences). If any dividend or distribution of the type described in this paragraph (iii) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

          Rights or warrants distributed by the Corporation to all holders of Common Equity Shares entitling the holders thereof to subscribe for or purchase shares of the Corporation's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Equity Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Equity Shares, shall be deemed not to have been distributed for purposes of this subparagraph (iii) (and no adjustment to the Conversion Price under this subparagraph (iii) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof to the extent not exercised). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Subparagraph (iii), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution (but not a distribution paid exclusively in cash), equal to the per share redemption or repurchase price received by a holder of Common Equity Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Equity Shares as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

          (iv) In case a tender or exchange offer (which term shall not include open market repurchases by the Corporation) made by the Corporation or any subsidiary or controlled Affiliate of the Corporation for all or any portion of the Common Equity Shares shall expire and such tender or exchange offer shall require the payment by the Corporation or such subsidiary or controlled Affiliate of consideration per Common Share having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the board of Directors), at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer, that exceeds the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph, by a fraction of which the numerator shall be the number of Common Equity Shares outstanding (including any tendered or exchanged shares) at the Expiration Time, multiplied by the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, and the denominator shall be the sum of (A) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based upon the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any maximum, being referred to as the "Purchased Shares") and (B) the product of the number of Common Equity Shares outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per Common Share on the Trading Day

      next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event the Corporation or any subsidiary or controlled Affiliate is obligated to purchase shares pursuant to any such tender offer, but the Corporation or such subsidiary or controlled Affiliate is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made.

          (v) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 6 (other than this subparagraph (v)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this Section 6, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Equity Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Equity Shares under such plan. All calculations under this Section 6 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-hundredth of a share (with .005 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any share dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this paragraph (e) the kind and amount of shares, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by holders of a plurality of the Non-Electing Shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series C-1 Equity Shares that will contain provisions enabling the holders of the Series C-1 Equity Shares that remain outstanding after such Transaction to convert into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

        (f)  If:

           (i) the Corporation shall declare a dividend (or any other distribution) on its Common Equity Shares (other than cash dividends or distributions paid with respect to the Common Equity Shares after December 31, 1997 not in excess of the sum of the Corporation's cumulative undistributed Funds from Operations at December 31, 1997, plus the cumulative amount of Funds from Operations, as determined by the Board of Directors, after December 31, 1997, minus the cumulative amount of dividends accrued or paid in respect of the Series C-1 Equity Shares or any other class or series of preferred stock of the Corporation after the Issue Date); or

          (ii) the Corporation shall authorize the granting to all holders of Common Equity Shares of rights, options or warrants to subscribe for or purchase any shares of any class or any other rights, options or warrants; or

          (iii) there shall be any reclassification of the Common Equity Shares (other than an event to which subparagraph (d)(i) of this Section 6 applies) or any consolidation or merger to which the Corporation is a party (other than a merger in which the Corporation is the surviving entity) and for which approval of any shareholders of the Corporation is required, or a statutory share exchange, or a self tender offer by the Corporation for all or substantially all of its outstanding Common Shares or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

          (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

    then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of Series C-1 Equity Shares at their addresses as shown on the records of the Corporation, as promptly as possible, but at least 10 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Equity Shares of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Equity Shares of record shall be entitled to exchange their Common Equity Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 6.

        (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series C-1 Equity Shares at such holder's last address as shown on the records of the Corporation.

        (h) In any case in which paragraph (d) of this Section 6 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series C-1 Equity Shares converted after such record date and before the occurrence of such event the additional Common Equity Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Equity Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 6.

        (i)  There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 6. If any action or transaction would require adjustment of the Conversion Price pursuant to both paragraph (d) and paragraph (e) of this Section 6, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

        (j)  If the Corporation shall take any action affecting the Common Equity Shares, other than action described in this Section 6, that in the opinion of the Board of Directors would materially and adversely affect the conversion rights of the holders of the Series C-1 Equity Shares, the Conversion Price for the Series C-1 Equity Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.

        (k) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Equity Shares, for the purpose of effecting conversion of the Series C-1 Equity Shares, the full number of Common Equity Shares deliverable upon the conversion of all outstanding Series C-1 Equity Shares not theretofore converted. For purposes of this paragraph (k), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series C-1 Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

        Any Common Equity Shares issued upon conversion of the Series C-1 Equity Shares shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Equity Shares deliverable upon conversion of the Series C-1 24 Equity Shares, the Corporation will take any action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and (subject to any customary qualification based upon the nature of a real estate investment trust) non-assessable Common Equity Shares at such adjusted Conversion Price.

        The Corporation shall use its best efforts to list the Common Shares required to be delivered upon conversion of the Series C-1 Equity Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

        The Corporation shall use its best efforts to comply with all federal and state securities laws and regulations thereunder in connection with the issuance of any securities that the Corporation shall be obligated to deliver upon conversion of the Series C-1 Equity Shares. The certificates evidencing such securities shall bear such legends restricting transfer thereof in the absence of registration under applicable securities laws or an exemption therefrom as the Corporation may in good faith deem appropriate.

        (l)  The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Equity Shares or other securities or property on conversion of the Series C-1 Equity Shares pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the holder of the Series C-1 Equity Shares to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

      Section 7.  Change of Control.

        (a) If a Change of Control (as defined below) occurs (a "Change of Control Repurchase Event"), the holders of Series C-1 Equity Shares shall have the right to require the Corporation, to the extent the Corporation shall have funds legally available therefor, to redeem any or all of the Series C-1 Equity Shares held by such holder at a repurchase price payable in cash (the "Change of Control Repurchase Payment") in an amount equal to 105% of the Liquidation Preference thereof, plus accrued and unpaid dividends whether or not declared, if any, to the date of repurchase or the date payment is made available (the "Change of Control Date") pursuant to the offer described in subsection (b) below (the "Change of Control- Repurchase Offer").

        (b) Within 15 days following the Corporation becoming aware that a Change of Control Repurchase Event has occurred, the Corporation shall mail by first class mail or recognized overnight courier a notice to each holder of Series C-1 Equity Shares stating (A) that a

    Change of Control Repurchase Event has occurred and that such holder has the right to require the Corporation to repurchase any or all of the Series C-1 Equity Shares then held by such holder, (B) the date of repurchase (which shall be a Business Day, no earlier than 30 days and no later than 60 days from the date such notice is mailed, or such later date as may be necessary to comply with the requirements of the Exchange Act), (C) the repurchase price and (D) the instructions determined by the Corporation, consistent with this subsection, that such investor must follow in order to have the Series C-1 Equity Shares repurchased.

        (c) On the Change of Control repurchase Date, the Corporation, to the extent lawful, shall accept for payment Series C-1 Equity Shares or portions thereof tendered by such holder pursuant to the Change of Control Repurchase Offer and promptly by wire transfer of immediately available funds to such holder, as directed by such holder, send an amount equal to the Change of Control Repurchase Payment in respect of all Series C-1 Equity Shares or portions thereof so tendered.

        (d) Notwithstanding anything else herein, to the extent they are applicable to any Change of Control Repurchase Offer, the Corporation will comply with any federal and state securities laws, rules and regulations and all time periods and requirements shall be adjusted accordingly.

        (e) For purposes hereof, "Change of Control" means the occurrence of any of the following: (i) the first acquisition, directly or indirectly, by any individual or entity or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership (as defined in Rule 1 3d-3 under the Exchange Act, except that such individual or entity shall be deemed to have beneficial ownership of all shares that any such individual or entity has the right to acquire, whether such right is exercisable immediately or only after passage of time) of more than 25% of the Corporation's or Westfield America Trust's outstanding equity securities with voting power, under ordinary circumstances, to elect Directors of the Corporation; (ii) other than with respect to the election, resignation or replacement of any Director designated, appointed or elected by the holders of any Series of Preferred Shares (each a "Preferred Director"), during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new Directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Corporation was approved by a vote of 66 2/3% of the Directors of the Corporation (excluding Preferred Directors) then still in office who were Directors at the beginning of such period, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office of the Corporation; and (iii) (A) any of the Corporation or Westfield America Trust consolidating with or merging into another entity or conveying, transferring or leasing all or substantially all of its assets (including, but not limited to, real property investments) to any individual or entity, or (B) any entity consolidating with or merging into any of the Corporation or Westfield America Trust, which in either event (A) or (B) is pursuant to a transaction in which the outstanding voting securities of the Corporation or Westfield America Trust is reclassified or changed into or exchanged for cash, securities or other property; provided, however, that the events described in clauses (i), (ii) and (iii) shall not be deemed to be a Change of Control (a) in the case of the event described in clause (iii), if the sole purpose of such event is that the Corporation or Westfield America Trust is seeking to change its domicile or to convert from a corporation to a trust or vice versa; (b) in the case of the event described in clause (iii), if the holders of the exchanged securities of the Corporation or Westfield America Trust immediately after such transaction beneficially own at least a majority of the securities of the merged or consolidated entity normally entitled to vote in elections of Directors of the Corporation or Westfield America Trust; (c) if any of Westfield holdings Limited or its wholly-owned subsidiaries remains as manager of the Corporation's properties and as adviser of the Corporation, in each case, in a manner substantially similar to that on the date hereof, or (d) if the Change of Control results solely from the purchase or other acquisition of equity securities by Westfield Holdings Limited, Westfield America Trust the Lowy Family or the Investor.

      Section 8.  Redemption at the Option of the Holder.

        (a) At any time after August 12, 2008, the holders of Series C-1 Equity Shares shall have the right at any time that the Corporation's common stock has a Current Market Price at or below the Conversion Price per share, to require the Corporation, to the extent the Corporation shall have funds legally available therefor, to redeem any or all of the Series C-1 Equity Shares held by such holder at a repurchase price payable, at the option of the Corporation, in either (i) cash, or (ii) such number of Common Equity Shares as shall have a Current Market Price in the aggregate on the day prior to the day such holder gives notice pursuant to Section 8(b) of its intention to redeem, equal to in either case, 100% of the liquidation preference thereof plus accrued and unpaid dividends whether or not declared, if any, to the date of repurchase or the date payment is made available (in the aggregate, the "Redemption Payment").

        (b) For purposes of this Section 8, redemption at the option of the holder shall be deemed to occur upon receipt by the Corporation of written notice that the holder of Series C-1 Equity Shares wishes to tender shares to be redeemed. The holders of such shares to be redeemed shall then have 30 days from the date of such notice to deliver such shares to the Transfer Agent. Upon the surrender of the certificate or certificates of Series C-1 Preferred Shares to be redeemed, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, the Corporation shall promptly, either (i) by wire transfer of immediately available funds to such holder, as directed by such holder, send an amount equal to the Redemption Payment in respect of all Series C-1 Equity Shares or portions thereof so tendered, or (ii) issue and deliver to such holder, or on his or her written order, a certificate or certificates for the number of full Common Equity Shares issuable in respect of all Series C-1 Equity Shares or portions thereof so tendered.

      Section 9.  Shares To Be Retired.  All Series C-1 Equity Shares which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued preferred stock, without discretion as to class or series, and subject to applicable limitations set forth in the Articles may thereafter be reissued as shares of any series of preferred stock.

      Section 10.  Ranking.  Any class or series of stock of the Corporation shall be deemed to rank:

        (a) prior to the Series C-1 Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series C-1 Preferred Shares, which shall expressly include the Corporation's non-voting senior preferred stock, par value $1.00 per share;

        (b) on a parity with the Series C-1 Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof shall be different from those of the Series C-1 Preferred Shares, if the holders of such class or series and the Series C-1 Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Shares"), which shall expressly include the        Corporation's Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series C-2 Preferred Shares (as defined below), if any, Series D Preferred Shares and Series D-1 Cumulative Convertible Redeemable Preferred Shares;

        (c) junior to the Series C-1 Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Junior Shares; and

        (d) junior to the Series C-1 Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Fully Junior Shares.

      Section 11.  Voting.

        (a) Except as expressly provided in this Certificate of Designation, the holders of Series C-1 Equity Shares shall have no voting rights. If the Corporation has obtained shareholder approval and made the amendments as described in Section 11(b) below, and if and whenever (i) for two consecutive quarterly Dividend Periods the Corporation fails to pay dividends on the Series C Equity Shares, the Series C-1 Equity Shares or, if any Series C-2 Cumulative Convertible Redeemable Preferred Shares, par value $1.00 per share (the "Series C-2 Preferred Shares"), shall have been authorized and initially issued by the Corporation to Security Capital Preferred Growth Incorporated, the Series C-2 Equity Shares (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), then the number of directors then constituting the Board of Directors shall be increased by two and the holders of Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares, if any, voting together as a single class, shall be entitled to elect the two additional directors to serve on the Board of Directors or (ii) for two consecutive quarterly Dividend Periods the Corporation fails to pay dividends on the Common Shares in an amount per share at least equal to $0.32 (subject to adjustment consistent with any adjustment of the Conversion Price pursuant to Section 6(a) of this Article), then the number of directors then constituting the Board of Directors shall be increased by one and the holders of Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares, if any, voting together as a single class, shall be entitled to elect the one additional director to serve on the Board of Directors, in either case, at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares, if any, called as hereinafter provided; provided, however, that except as set forth below, the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares, if any, shall not have the right to elect more than two directors. For purposes hereof, "Series C-2 Equity Shares" shall mean Series C-2 Preferred Shares together with the Excess Series C-2 Preferred Shares. If, other than through the operation of this Section 11 or pursuant to the provisions of the Articles of Incorporation relating to the Corporation's Series A and B Preferred Shares (but only with respect to one director elected by the holders of the Series A and B Preferred Shares), the Board of Directors shall be increased at any time to more than ten directors, then, upon the occurrence or continuance of any of the events described in this Section 11, the Board of Directors shall be increased by such number of additional directors, and the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares, if any, voting together as a single class, shall be entitled to elect such number of additional directors, as shall be necessary to maintain the ratio of directors elected by the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares, if any, to the directors otherwise elected, as nearly as possible (rounding to the next larger whole number), equal to the ratio that would have existed if the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares, if any, were able to elect the full number of directors then permitted to be elected by them under this Section 11 and the directors otherwise elected numbered only ten. Whenever, as the case may be, (i) all arrears in dividends on the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares, if any, then outstanding shall have been paid and the Corporation has paid dividends thereon for two consecutive quarters and (ii) the Corporation has paid dividends on the Common Shares in an amount per share at least equal to $0.32 (subject to adjustment consistent with any adjustment of the Conversion Price pursuant to Section 6(a) of this Article) for two consecutive quarters, then the right of the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares, if any, to elect such additional directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearage in quarterly dividends), and the terms of office of all persons elected as Directors by the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares, if any, shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares, if any, the Secretary of the Corporation may, and upon the written request of any holders of 5% of the outstanding Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares, if any (addressed to the Secretary at the principal office of the Corporation), shall, call a special meeting of the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares, if any, for the election of the Directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series C Equity Shares, Series C-1 Equity Shares or the Series C-2 Equity Shares, if any, may call such meeting, upon the notice above provided, and for that purpose shall have access to the records of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the share holders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the Directors elected by the holders of the Series C Equity Shares, the C-1 Equity Shares and the Series C-2 Equity Shares, if any, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining Director elected by the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares, if any, or the successor of such remaining Director (or, if there are then no such Directors or Director elected by the holders of Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares, if any, such Director shall be elected by the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares, if any, as described above), to serve until the next annual meeting of the shareholders or special meeting held in place thereof if the term of such director shall not have previously terminated as provided above.

        (b) Notwithstanding anything to the contrary contained in this Section 11, if the Corporation shall fail to obtain the required shareholder approval and amend its Certificate of Designation for the Series C Preferred Shares so that the holders of Series C Equity Shares vote together as a single class with the holders of Series C-1 Equity Shares and the Series C-2 Equity Shares, if any, with respect to the election of directors for which such holders are entitled to vote, as provided above, then the voting rights of the holders of Series C-1 Preferred Shares shall automatically be altered to be as follows:

        if and whenever (i) for two consecutive quarterly Dividend Periods the Corporation fails to pay dividends on the Series C-1 Equity Shares (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), then the number of directors then constituting the Board of Directors shall be increased by two and the holders of Series C-1 Equity Shares and the Series C-2 Equity Shares, if any, voting together as a single class, shall be entitled to elect the two additional directors to serve on the Board of Directors or (ii) for two consecutive quarterly Dividend Periods the Corporation fails to pay dividends on the Common Shares in an amount per share at least equal to $0.32 (subject to adjustment consistent with any adjustment of the Conversion Price pursuant to Section 6(a) of this Article), then the number of directors then constituting the

        Board of Directors shall be increased by one and the holders of Series C-1 Equity Shares and the Series C-2 Equity Shares, if any, voting together as a single class, shall be entitled to elect the one additional director to serve on the Board of Directors, in either case, at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series C-1 Equity Shares and the Series C-2 Equity Shares, if any, called as hereinafter provided; provided, however, that except as set forth below, the holders of Series C-1 Equity Shares and the Series C-2 Equity Shares, if any, shall not have the right to elect more than two directors. If, other than through the operation of this Section 11 or pursuant to the provisions of the Articles of Incorporation relating to the Corporation's Series A and B Preferred Shares (but only with respect to one director elected by the holders of the Series A and B Preferred Shares), the Board of Directors shall be increased at any time to more than ten directors, then, upon the occurrence or continuance of any of the events described in this Section 11, the Board of Directors shall be increased by such number of additional directors, and the holders of Series C-1 Equity Shares and the Series C-2 Equity Shares, if any, voting together as a single class, shall be entitled to elect such number of additional directors, as shall be necessary to maintain the ratio of directors elected by the holders of the Series C-1 Shares and the Series C-2 Equity Shares,

        if any, to the directors otherwise elected, as nearly as possible (rounding to the next larger whole number), equal to the ratio that would have existed if the holders of the Series C-1 Equity Shares and the Series C-2 Equity Shares, if any, were able to elect the full number of directors then permitted to be elected by them under this Section 11 and the directors otherwise elected numbered only ten. Whenever, as the case may be, (i) all arrears in dividends on the Series C-1 Equity Shares and the Series C-2 Equity Shares, if any, then outstanding shall have been paid and the Corporation has paid dividends thereon for two consecutive quarters and (ii) the Corporation has paid dividends on the Common Shares in an amount per share at least equal to $0.32 (subject to adjustment consistent with any adjustment of the Conversion Price pursuant to Section 6(a) of this Article) for two consecutive quarters, then the right of the holders of the Series C-1 Equity Shares and the Series C-2 Equity Shares, if any, to elect such additional directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearage in quarterly dividends), and the terms of office of all persons elected as Directors by the holders of the Series C-1 Equity Shares and the Series C-2 Equity Shares, if any, shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series C-1 Equity Shares and the Series C-2 Equity Shares, if any, the Secretary of the Corporation may, and upon the written request of any holders of 5% of the outstanding Series C-1 Equity Shares and the Series C-2 Equity Shares, if any (addressed to the Secretary at the principal office of the Corporation), shall, call a special meeting of the holders of the Series C-1 Equity Shares and the Series C-2 Equity Shares, if any, for the election of the Directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series C-1 Equity Shares or the Series C-2 Equity Shares, if any, may call such meeting, upon the notice above provided, and for that purpose shall have access to the records of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the Directors elected by the holders of the Series C-1 Equity Shares and the Series C-2 Equity Shares, if any, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining Director elected by the holders of the Series C-1 Equity Shares and the Series C-2 Equity Shares, if any, or the successor of such remaining Director (or, if there are then no such Directors or Director elected by the holders of the Series C-1 Equity Shares and the Series C-2 Equity Shares, if any, such Director shall be elected by the holders of the Series C-1 Equity Shares and the Series C-2 Equity Shares, if any, as described above), to serve until the next annual meeting of the shareholders or special meeting held in place thereof if the term of such director shall not have previously terminated as provided above.

        (c) The holders of the Series C-1 Equity Shares, voting together with the holders of the Common Shares as a single class shall be entitled to vote on any matter involving any transaction between the Corporation and any Affiliate of the Corporation which is brought to a vote of the holders of the Common Shares (other than any vote on the conversion of the Series D Preferred Shares or the Series D-1 Preferred Shares into Common Shares). In any matter for which a holder of Series C-1 Equity Shares is permitted to vote under this Section 11(c), such holder shall have the number of votes equal to the number of Common Shares into which the Series C-1 Equity Shares of such holder is convertible on the record date for such vote.

        (d) So long as any Series C-1 Equity Shares are outstanding, in addition to any other vote or consent of shareholders requested by law or by the Articles, the affirmative vote of the holders of a majority of the Series C-1 Equity Shares, voting together as a class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

           (i) Any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or this Certificate of Designation that materially and adversely affects the voting powers, rights or preferences of the holders of the Series C-1 Equity Shares; or

          (ii) Any merger or consolidation of the Corporation and another entity in which the Corporation is not the surviving corporation and each holder of Series C-1 Equity Shares does not receive shares of the surviving corporation with substantially similar rights, preferences and powers in the surviving corporation as the Series C-1 Equity Shares have with respect to the Corporation (except for changes that do not materially and adversely affect the holders of the Series C-1 Preferred Stock).

    provided, however, that no such vote of the holders of Series C-1 Equity Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series C-1 Equity Shares at the time outstanding to the extent such redemption is authorized by Section 5 of this Certificate of Designation.

          (iii) For purposes of the foregoing provisions of this Section 11(d), each share of Series C-1 Equity Shares shall have one (1) vote per share, except that when any other series of Equity Shares shall have the right to vote with the Series C-1 Equity Shares as a single class on any matter, then the Series C-1 Equity Shares and such other series shall have with respect to such matters one (1) vote per $180.00 (or less pursuant to Section 4(a)) of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series C-1 Equity Shares shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

      Section 12.  Record Holders.  The Corporation and the Transfer Agent may deem and treat the record holder of any Series C-1 Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

      Section 13.  Title.  This resolution shall be known and may be referred to as "A Resolution of the Board of Directors of Westfield America, Inc. Designating Series C-1 Preferred Shares and Fixing Preferences and Rights Thereof".

    FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby authorized and directed to execute and acknowledge a certificate setting forth these resolutions and to cause such certificate to be filed and recorded, all in accordance with the requirements of Section 351.046 of the General and Business Corporation Law of the State of Missouri, as amended.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed by its Co-President and attested by its Secretary this 15th day of December, 1998.

WESTFIELD AMERICA, INC.
Attest:	By:	/s/ Peter Lowy Its: Co-President
/s/ Irv Hepner Its Secretary

CORPORATION ACKNOWLEDGMENT

STATE OF CALIFORNIA )
            ) SS.
COUNTY OF LOS ANGELES )

    On the 15th day of December, 1998, before me personally appeared Peter Lowy, known to me or proved to me on the basis of satisfactory evidence to be the Co-President of Westfield America, Inc., the corporation that executed the foregoing instrument, who, being duly sworn, acknowledged that he resides at Los Angeles; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

[SEAL]	/s/ Leesa A. Ashley Notary Public
My Commission Expires:	April 30, 2001

CERTIFICATE OF DESIGNATION
SETTING FORTH "RESOLUTION DESIGNATING
SERIES C-2 PREFERRED SHARES
AND FIXING PREFERENCES AND RIGHTS THEREOF"
ADOPTED BY THE BOARD OF DIRECTORS OF
WESTFIELD AMERICA,  INC.

Pursuant to the Provisions of Section 351.180 (7) of the
General and Business corporation Law of the State
of Missouri, as amended

    I, the undersigned, Co-President of Westfield America, Inc., a Missouri Corporation (hereinafter sometimes referred to as the "Corporation"), hereby certify as follows:

      FIRST: that under the provisions of Article Fourth of the Restated Articles of Incorporation, as amended, of the Corporation, the total number of shares of all classes of capital stock which the Corporation may issue is 410,000,200 shares, of which (i) 200 shares shall be nonvoting senior preferred stock, par value $1.00 per share (the "Senior Preferred Shares"), (ii) 5,000,000 shares shall be Preferred Shares, with par value of $1.00 per share (the "Preferred Shares"), 940,000 of which have been designated as Series A Preferred Shares, with liquidation value of $100 per share (the "Series A Preferred Shares"), 400,000 of which have been designated as Series B Preferred Shares, with a liquidation value of $100 per share (the "Series B Preferred Shares"), 416,667 of which have been designated as Series C Preferred Shares, with a liquidation value of $180 per share (the "Series C Preferred Shares"), 138,889 of which have been designated as Series C-1 Preferred Shares, with a liquidation value of $180 per share (the "Series C-1 Preferred Shares"), 694,445 of which have been designated as Series D Preferred Shares, with a liquidation value of $180 per share (the "Series D Preferred Shares") and 138,889 of which have been designated as Series D-1 Preferred Shares, with a liquidation value of $180 per share (the "Series D-1 Preferred Shares"), (iii) 200,000,000 shall be shares of common stock, par value $.01 per share (the "Common Stock"), (iv) 205,000,000 shall be shares of excess stock, par value $.01 per share (the "Excess Shares"). Any Excess Shares which are issued with respect to Common Stock shall be "Excess Common Shares" and, together with the Common Shares, the "Common Equity Shares" and any Excess Shares which are issued with respect to the Preferred Shares shall be "Excess Preferred Shares," and, together with the Preferred Shares, (the "Preferred Equity Shares" and under said Articles of Incorporation (as amended, the "Articles of Incorporation") the shares of Preferred Stock are authorized to be issued by the Board of Directors and the Board of Directors is expressly authorized to determine in the Resolution, the designation, powers, rights, preferences and qualifications, limitations or restrictions, not fixed and determined by the Articles of Incorporation.

      SECOND: That the board of Directors of the Corporation pursuant to the authority so vested in it by Article Fourth of the Certificate of Incorporation, and in accordance with the provisions of Section 351.180 (7) of the General and Business Corporation Law of Missouri, as amended, adopted on December  , 1998 the following resolution creating a series of Preferred Stock designated as "Series C-2 Preferred Shares," which resolution has not been amended, modified, rescinded or revoked and is in full force and effect on the date hereof.

"RESOLUTION OF THE BOARD OF DIRECTORS OF
WESTFIELD AMERICA, INC. DESIGNATING
'SERIES C-2 PREFERRED SHARES'
AND FIXING PREFERENCES AND RIGHTS THEREOF"

    BE IT RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of Westfield America, Inc., hereinafter called the "Corporation," by the provisions of the Articles of Incorporation, as amended, the Board of Directors of the Corporation hereby fixes the designation, voting powers, rights on liquidation or dissolution, and other preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the designations, preferences and relative rights, and the qualifications, 1imitations or restrictions thereof set forth in the Articles of Incorporation which are applicable to the Series C-2 Preferred Shares) as follows:

      Section 1.  Number of Shares, Designation.  This class of preferred stock shall be designated as Series C-2 Cumulative Convertible Redeemable Preferred Stock and the number of shares which shall constitute such series shall not be more than 138,889 shares, par value $1.00 per share, which number may be decreased (but not below the aggregate number thereof then outstanding and/or which have been reserved for issuance) from time to time by the Board of Directors and is hereafter in this resolution called the "Series C-2 Preferred Shares". Each Series C-2 Preferred Share shall be identical in all respects to each other Series C-2 Preferred Share. Each Excess Series C-2 Preferred Share shall be identical in all respects to each other Excess Series C-2 Preferred Share, and except as otherwise provided herein, shall be identical in all respects to each Series C-2 Preferred Share (the Series C-2 Preferred Shares together with the Excess Series C-2 Preferred Shares being hereinafter referred to as the "Series C-2 Equity Shares").

      Section 2.  Definitions.  For purposes of the Series C-2 Preferred Shares, the following terms shall have the meanings indicated:

        "Affiliate" of, or Person "Affiliated" with, a specified Person, shall mean a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Person specified. For purposes of the Corporation, Affiliate shall include, without limitation, Westfield Holdings Limited ("WHL") Westfield America Trust, Frank Lowy, David Lowy, Peter Lowy and Steven Lowy (such individuals being the "Lowy Family").

        "Base Rate" shall mean an annual dividend per Series C-2 Equity Share equal to 8.5% of the Liquidation Preference per Series C-2 Equity Share.

        "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series C-2 Preferred Shares.

        "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City, New York are authorized or required by law, regulation or executive order to close.

        "Call Date" shall mean the date specified in the notice to holders required under Section 5(d) as the Call Date.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Common Shares" shall mean the Corporation's common stock, par value $0.01 per share.

        "Consolidated EBITDA" for any quarter shall mean the consolidated net income of the Corporation (before extraordinary income or gains and less equity in income of unconsolidated real estate partnerships), calculated in a manner consistent with the Corporation's financial statements filed with the Securities and Exchange Commission, increased by the sum of the following (without duplication):

      a.
      the Corporation's pro rata share of EBITDA from unconsolidated real estate partnerships calculated in a manner consistent with this definition of Consolidated EBITDA,

      b.
      all income taxes paid or accrued according to GAAP for such quarter (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses except to the extent that such gains were not included in Consolidated EBITDA),

      c.
      all interest expense paid or accrued in accordance with GAAP for such quarter (including financing fees and amortization of deferred financing fees or amortization of original issue discount, but excluding capitalized interest),

      d.
      depreciation and depletion reflected in such net income,

      e.
      amortization reflected in such net income including, without limitation, amortization of capitalized debt issuance costs (only to the extent that such amounts have not been previously included in the amount of Consolidated EBITDA pursuant to clause (c) above), goodwill, other intangibles and management fees, and

      f.
      any other noncash charges, to the extent deducted from consolidated net income (including, but not limited to, income allocated to minority interests).

        "Consolidated Fixed Charges" for any quarter shall mean the sum of:

      a.
      the Corporation's pro rata share of fixed charges from unconsolidated real estate partnerships calculated in a manner consistent with this definition of Consolidated Fixed Charges,

      b.
      all interest expense paid or accrued in accordance with GAAP for such quarter (including, without duplication, financing fees and amortization of deferred fees or amortization of original issue discount),

      c.
      dividend and distribution requirements with respect to preferred stock and any other preferred securities for such quarter (not including any portion of preferred stock dividends the calculation of which is based on the dividend paid in such quarter to the holders of Common Shares), whether or not declared or paid,

      d.
      regularly scheduled amortization of principal of debt during such quarter (other than any balloon payments at maturity) and

      e.
      all ground rent payments.

        "Constituent Person" shall have the meaning set forth in Section 6(e).

        "Conversion Date" shall have the meaning set forth in Section 6(a).

        "Conversion Price" shall mean the conversion price per Common Share for which the Series C-2 Preferred Shares is convertible, as such Conversion Price may be adjusted pursuant to Section 6. The initial conversion price shall be $18.00.

        "Current Market Price" of publicly traded Common Shares or any other class of stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market ("NASDAQ") or, if such security is not quoted on NASDAQ, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. (the "NASD") or, if bid and asked prices for such security on such day shall not have been reported through the NASD, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Directors.

        "Dividend Payment Date" shall mean (i) for any Dividend Period with respect to which the Corporation pays a dividend on the Common Equity Shares, the date on which such dividend is paid, or (ii) for any Dividend Period with respect to which the Corporation does not pay a dividend on the Common Equity Shares, a date to be set by the Board of Directors, which date shall not be later than the thirtieth calendar day after the end of the applicable Dividend Period.

        "Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period with respect to any Series C-2 Equity Shares (other than the initial Dividend Period, which shall commence on the Issue Date for such Series C-2 Equity Shares and end on and include the last day of the calendar quarter immediately following such Issue Date, and other than the Dividend Period during which any Series C-2 Equity Shares shall be redeemed pursuant to Section 5 or converted pursuant to Section 6, which shall end on and include the Call Date or Conversion Date with respect to the Series C-2 Equity Shares being redeemed or converted, as applicable).

        "Expiration Time" shall have the meaning set forth in Section 6(d)(iv).

        "Fair Market Value" shall mean the average of the daily Current Market Prices of a Common Share on the five (5) consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. The term "ex date," when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

        "Fixed Charge Coverage Violation" shall have the meaning set forth in Section 3(a).

        "Fully Junior Shares" shall mean the Common Shares and any other class or series of stock of the Corporation now or hereafter issued and outstanding over which the Series C-2 Preferred Shares has preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

        "Funds from Operations" shall mean net income (loss) (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from debt restructuring, and distributions in excess of earnings allocated to other operating partnership interests or minority interests (as reflected in the financial statements of the Corporation) plus depreciation/amortization of assets unique to the real estate industry, all computed in a manner consistent with the revised definition of Funds From Operations adopted by the National Association of Real Estate Investment Trusts (NAREIT), in its White Paper dated March 1995, as such definitions may be modified from time to time.

        "Investor" shall mean Security Capital Preferred Growth Incorporated and controlled Affiliates thereof.

        "Issue Date" shall mean the date on which the Series C-2 Preferred Shares are issued.

        "Junior Shares" shall mean the Common Shares and any other class or series of stock of the Corporation now or hereafter issued and outstanding over which the Series C-2 Preferred Shares has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

        "Non-Electing Share" shall have the meaning set forth in Section 6(e).

        "Operating Partnership" shall mean Westfield America Limited Partnership, a Delaware limited partnership.

        "Parity Shares" shall have the meaning set forth in Section 10(b).

        "Person" shall mean any individual, firm, partnership, corporation, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

        "Purchased Shares" shall have the meaning set forth in Section 6 (d)(iv).

        "REIT Termination Event" shall mean the earliest to occur of:

      (i)
      the filing of a federal income tax return by the Corporation for any taxable year on which the Corporation does not compute its income as a real estate investment trust;

      (ii)
      the approval by the shareholders of the Corporation of a proposal for the Corporation to cease to qualify as a real estate investment trust;

      (iii)
      a determination by the Board of Directors of the Corporation, based on the advice of counsel, that the Corporation has ceased to qualify as a real estate investment trust; or

      (iv)
      a "determination" within the meaning of Section 1313(a) of the Code that the Corporation has ceased to qualify as a real estate investment trust.

        "Securities" and "Security" shall have the meanings set forth in Section 6(d)(iii).

        "Securities Act" shall mean the Securities Act of 1933, as amended,

        "Series C-2 Preferred Shares" shall have the meaning given such term in the preamble to this Certificate of Designation.

        "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of stock of the Corporation; provided, however, that if any funds for any class or series of Junior Shares or any class or series of stock ranking on a parity with the Series C-2 Preferred Shares as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series C-2 Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

        "Trading Days" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on NASDAQ, or if such securities are not quoted on NASDAQ, in the securities market in which the securities are traded.

        "Transaction" shall have the meaning set forth in Section 6(e).

        "Transfer Agent" shall mean the Corporation, or such other agent or agents of the Corporation as may be designated by the Board of Directors or their designee as the transfer agent, registrar and dividend disbursing agent for the Series C-2 Preferred Shares.

  Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Articles.

      Section 3.  Dividends.

      (a) Subject to the preferential rights of the holders of any Senior Preferred Stock or Preferred Shares that rank senior in the payment of dividends to the Series C-2 Equity Shares and subject to paragraph (b) of this Section 3, the holders of Series C-2 Equity Shares shall be entitled to receive, when, as and if declared by the Board of Directors, but only out of funds legally available for the payment of dividends, cumulative preferential dividends payable in cash to shareholders of record on the respective date, not exceeding 50 days preceding such dividend payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend in an amount equal to the greater of (A) the Base Rate per share per annum and (B) an amount per share equal to the Liquidation Preference of a Series C-2 Equity Share

  (exclusive of accrued but unpaid dividends) divided by the Conversion Price (the "Series C-2 Common Equivalent Factor") times the dollar amount of cash dividends declared with respect to each Common Equity Share that does not result in an adjustment to the Conversion Price pursuant to Subparagraph (d)(iii) of Section 6 (such product, the "Series C-2 Common Equivalent Amount") for the same annual period; provided, however, that if as a result of the quarterly dividends paid in accordance with the following sentence, the holders of Series C-2 Equity Shares shall have received for any calendar year more dividends than such Series C-2 Equity Shares shall be entitled under clauses (A) and (B) above (as adjusted pursuant to the third and eighth sentences of this Section 3), the dividends payable in respect of Series C-2 Equity Shares in subsequent calendar years shall be reduced to the extent of such overpayment. Subject to the provisio of the preceding sentence of this Section 3(a), the dividend paid in respect of each quarterly period in each calendar year shall be determined as follows (in each case, including any additional payment made pursuant to the following sentence): (1) for the first quarter, the greater of 25% of the Base Rate per share and the Series C-2 Common Equivalent Amount for the same quarter; (2) for the second quarter, an amount such that the aggregate amount to be received per Series C-2 Equity Share in respect of the first two quarters of such calendar year shall be the greater of 50% of the Base Rate per share and the Series C-2 Common Equivalent Amount for the same two quarters; (3) for the third quarter, an amount such that the aggregate amount to be received per Series C-2 Equity Share in respect of the first three quarters of such calendar year shall be the greater of 75% of the Base Rate per share and the Series C-2 Common Equivalent Amount for the same three quarters; and (4) for the fourth quarter, an amount such that the aggregate amount to be received per Series C-2 Equity Share in respect of such calendar year shall be the amount provided in the preceding sentence of this Section 3(a). Notwithstanding the foregoing, for any quarter in which a Fixed Charge Coverage Violation (as defined below) has occurred, the dividend payable per Series C-2 Equity Share shall be 1.20 times the amount provided in the preceding sentence. A "Fixed Charge Coverage Violation" shall occur for any quarter that the ratio of the Corporation's Consolidated EBITDA to its Consolidated Fixed Charges is below 1.40 to 1. The dividends shall begin to accrue as set forth above and shall be fully cumulative from the first day of the applicable Dividend Period, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Directors, in arrears on Dividend Payment Dates. Accumulated but unpaid dividends for any past quarterly dividend periods may be declared and paid at any time, without reference to any regularly scheduled quarterly dividend payment date, to holders of record on such date, not exceeding 50 days preceding such dividend payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend. Any dividend payment made on Series C-2 Equity Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to Series C-2 Equity Shares which remains payable. Beginning with the quarter in which a REIT Termination Event occurs, all dividends payable per Series C-2 Equity Share pursuant to this Section shall be multiplied by 2.5.

      (b) The initial Dividend Period for the Series C-2 Equity Shares will include a partial dividend for the period from the Issue Date until the last day of the calendar quarter immediately following such Issue Date. The amount of dividends payable for such initial period, or any other period shorter than a full quarterly Dividend Period, on the Series C-2 Equity Shares shall be computed by dividing the number of days in such period by 90 and multiplying the result by the Series C-2 Preferred dividend determined in accordance with Section 3(a). Holders of Series C-2 Equity Shares shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of cumulative dividends, as herein provided, on the Series C-2 Equity Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C-2 Equity Shares which may be in arrears.

      (c) So long as any Series C-2 Equity Shares remain outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series C-2 Equity Shares for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares. When dividends are not paid in fu11 or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series C-2 Equity Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series C-2 Equity Shares and accumulated and unpaid on such Parity Shares.

      (d) So long as any Series C-2 Equity Shares remain outstanding, no dividends (other than dividends or distributions paid solely in Fully Junior Shares, or options, warrants or rights to subscribe for or purchase, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by the Corporation, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case the full cumulative dividends on all outstanding Series C-2 Equity Shares and any other Parity Shares of the Corporation shall have been or contemporaneously are declared and paid or declared and set apart for payment for all Dividend Periods terminating on or prior to the date of declaration or payment with respect to the Series C-2 Equity Shares and all dividend periods terminating on or prior to the date of declaration or payment with respect to such Parity Shares. Subject to the foregoing, and not otherwise, such dividends and distributions may be declared by the Board of Directors and paid on any Common Equity Shares from time to time out of any funds legally available therefor, and the Series C-2 Equity Shares shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise.

      (e) No distributions on Series C-2 Equity Shares shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

      (f)  In determining whether a distribution by dividend, redemption or other acquisition of Shares or otherwise is permitted under Missouri law, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.

      Section 4.  Liquidation Preference.

      (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to the prior preferences and other rights of any series of stock ranking senior to the Series C-2 Preferred Shares upon liquidation, distribution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series C-2 Equity Shares shall be entitled to receive One Hundred Eighty Dollars ($180.00) (the "Liquidation Preference") per share of Series C-2 Equity Shares plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of liquidation, dissolution or winding up of the affairs of the Corporation (any such date, a "Series C-2 Liquidation Date") but such holders shall not be entitled to any further payment; provided, that the dividend payable with respect to the Dividend Period containing the Series C-2 Liquidation Date shall be equal to the dividend determined pursuant to Section 3 above for the preceding Dividend Period times a fraction equal to the actual number of days elapsed from the end date of the calendar quarter most recently completed to the relevant Series C-2 Liquidation Date over 90 days. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series C-2 Equity Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series C-2 Equity Shares and any such other Parity Shares ratably in accordance with the respective amount that would be payable on such Series C-2 Equity Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, real estate investment trusts or other entities, (ii) a sale, lease or conveyance of all or substantially all of the Corporation's Property or business or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

      (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with (including the Parity Shares) or prior to the Series C-2 Equity Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series C-2 Equity Shares, as provided in this Section 4, the holders of Series C-2 Equity Shares shall have no other claim to the remaining assets of the Corporation and any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, he entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series C-2 Equity Shares shall not be entitled to share therein.

      Section 5.  Redemption at the Option of the Corporation.

      (a) The Series C-2 Equity Shares shall not be redeemable by the Corporation prior to August 12, 2008. On and after August 12, 2008, the Corporation, at its option, may redeem the Series C-2 Equity Shares, in whole at any time or from time to time in part, in minimum increments of $10.0 million of aggregate Liquidation Preference of such shares, out of funds legally available therefor at a redemption price payable in cash equal to 100% of the Liquidation Preference per Series C-2 Equity Shares (plus all accumulated, accrued and unpaid dividends as provided in paragraph (b) below).

      (b) Upon any redemption of Series C-2 Equity Shares pursuant to this Section 5, the Corporation shall pay all accrued and unpaid dividends, if any, thereon to the Call Date, without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series C-2 Equity Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding any redemption of such shares before such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series C-2 Equity Shares called for redemption.

      (c) If full cumulative dividends on the Series C-2 Equity Shares and any other class or series of Parity Shares of the Corporation have not been declared and paid or declared and set apart for payment, the Series C-2 Equity Shares may not be redeemed under this Section 5 in part and may not be redeemed unless the Series C Equity Shares and Series C-1 Equity Shares are also redeemed in whole and the Corporation may not purchase or acquire Series C Equity Shares, Series C-1 Equity Shares or Series C-2 Equity Shares otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series C Equity Shares, Series C-1 Equity Shares and Series C-2 Equity Shares.

      (d) Notice of the redemption of any Series C-2 Equity Shares under this Section 5 shall he mailed by first class mail or recognized overnight courier to each holder of record of Series C-2 Equity Shares to be redeemed at the address of each such holder as shown on the Corporation's records, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this paragraph (d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) the number of Series C-2 Equity Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places at which certificates for such shares are to be surrendered; (5) the then-current Conversion Price; and (6) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Call Date (unless the Corporation fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series C-2 Equity Shares so called for redemption shall cease to accrue, (ii) such shares shall no longer be deemed to be, outstanding, and (iii) all rights of the holders thereof as holders of Series C-2 Equity Shares shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Corporation shall deposit with a bank or trust company that has an office in the borough of Manhattan, City of New York, and that has capital and surplus of at least $150,000,000, necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series C-2 Equity Shares so called for redemption. No interest shall accrue for the benefit of the holders of Series C-2 Equity Shares to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general finds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

      As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series C-2 Equity Shares are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding Series C-2 Equity Shares not previously called for redemption pro rata (as nearly as may be), by lot or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the Series C-2 Equity Shares evidenced by any certificate are redeemed, then new certificates evidencing the unredeemed shares shall be issued without cost to the holder thereof.

      Section 6.  Conversion.  Holders of Series C-2 Equity Shares shall have the right to convert all or a portion of such shares into Common Equity Shares, as follows:

        (a) Subject to and upon compliance with the provisions of this Section 6, a holder of Series C-2 Preferred Shares or Excess Preferred Shares shall have the right, at his or her option, at any time (such time being, the "Conversion Date"), to convert all or any portion of such shares into the number of fully paid and nonassessable Common Shares or Excess Common Shares obtained by dividing the aggregate Liquidation Preference of such shares (inclusive of accrued but unpaid dividends) by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of paragraph (b) of this Section 6) by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 6; provided, however, that the right to convert shares called for redemption pursuant to Section 5 shall terminate at the close of business on the fifth Business Day prior to the Call Date fixed for such redemption, unless the Corporation shall default in making payment of the cash payable upon such redemption under Section 5.

        (b) In order to exercise the conversion right, the holder of each share of C-2 Equity Shares to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof irrevocably elects to convert such Series C-2 Equity Shares. Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series C-2 Equity Shares are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

        Holders of Series C-2 Equity Shares at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the correspondence Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, Series C-2 Equity Shares surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of notice of redemption with respect to a Call Date during such period, such Series C-2 Equity Shares being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of Series C-2 Equity Shares on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into Common Equity Shares on the corresponding Dividend Payment Date will receive the dividend payable by the Corporation on such Series C-2 Equity Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series C-2 Equity Shares for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Common Equity Shares issued upon such conversion.

        As promptly as practicable after the surrender of certificates for Series C-2 Equity Shares as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full Common Equity Shares issuable upon the conversion of such shares in accordance with provisions of this Section 6, and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in paragraph (c) of this Section 6.

        Each conversion should be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series C-2 Equity Shares shall have been surrendered and such notice shall have been received by the Corporation as aforesaid (and if applicable, payment of an amount equal to the dividend payable on such shares shall have been received by the Corporation as described above), and the Person or Persons in whose name or names any certificate or certificates for Common Equity Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the share transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Corporation.

        (c) No fractional shares or scrip representing fractions of Common Equity Shares shall be issued upon conversion of the Series C-2 Equity Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a Series C-2 Equity Share, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of the Common Equity Shares on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full Common Equity Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series C-2 Equity Shares so surrendered.

        (d) The Conversion Price shall be adjusted from time to time as follows:

           (i) If the Corporation shall after the Issue Date (A) pay a dividend or make a distribution on its Common Equity Shares in Common Equity Shares, (B) subdivide its outstanding Common Equity Shares into a greater number of shares, (C) combine its outstanding Common Equity Shares into a smaller number of shares or (D) issue any shares of stock by reclassification of its Common Equity Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or distribution or at the opening of business on the Business Day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series C-2 Equity Shares thereafter surrendered for conversion shall be entitled to receive the number of Common Equity Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above as if such Series C-2 Equity Shares had been converted immediately prior to the record date in the cases of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification.

          (ii) If the Corporation shall issue after the Issue Date rights, options or warrants to all holders of Common Equity Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Equity Shares at a price per share less than 95% (100% if a stand-by underwriter is used and charges the Corporation a commission) of the Fair Market Value per Common Share on the record date for the determination of shareholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the Business Day next following such record date shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the Business Day next following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (x) the number of Common Equity Shares outstanding on the close of business on the date fixed for such determination and (y) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants for Common Equity Shares would purchase at 95% of such Fair Market Value (or 100% in the case of a stand-by underwriting), and the denominator of which shall be the sum of (x) the number of Common Equity Shares outstanding on the close of business on the date fixed for such determination and (y) the number of additional Common Equity Shares offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (h) below). In determining whether any rights, options or warrants entitle the holders of Common Equity Shares to subscribe for or purchase Common Equity Shares at less than 95% of such Fair Market Value (or 100% in the case of a stand-by underwriting), there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors whose determination shall be conclusive. To the extent that Common Equity Shares are not delivered pursuant to such rights, options or warrants, upon the expiration or termination of such rights, options or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Common Equity Shares actually delivered. In the event that such rights, options or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights, options or warrants had not been fixed.

          (iii) If the Corporation shall distribute to all holders of its Common Equity Shares any securities of the Corporation (other than Common Equity Shares) or evidence of its indebtedness or assets (excluding cumulative cash dividends or distributions paid with respect to the Common Equity Shares after December 31, 1997 which are not in excess of the following: the sum of (A) the Corporation's cumulative undistributed Funds from Operations at December 31, 1997, plus (B) the cumulative amount of Funds from Operations, as determined by the Board of Directors, after December 31, 1997, minus (C) the cumulative amount of dividends accrued or paid in respect of the Series C-2 Equity Shares or any other class or series of preferred stock of the Corporation after the Issue Date) or rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants issued to all holders of Common Equity Shares entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Common Equity Shares, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) collectively called the "Securities" and individually a "Security"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (x) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by (y) a fraction, the numerator of which shall be the Fair Market Value per Common Share on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the Securities or assets or evidences of indebtedness so distributed or of such rights, options or warrants applicable to one Common Share, and the denominator of which shall be the Fair Market Value per Common Share on the record date mentioned below. Such adjustment shall become effective on the date of distribution retroactive to the opening of business on the Business Day next following (except as provided in paragraph (h) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the owners of the Common Equity Shares on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each Common Share delivered to a Person converting a share of Series C-2 Equity Shares after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subparagraph (iii); provided that on the date, if any, on which a Person converting a share of Series C-2 Equity Shares would no longer be entitled to receive such Security with a Common Share (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as worded in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of the shareholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences). If any dividend or distribution of the type described in this paragraph (iii) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

          Rights or warrants distributed by the Corporation to all holders of Common Equity Shares entitling the holders thereof to subscribe for or purchase shares of the Corporation's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Equity Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Equity Shares, shall be deemed not to have been distributed for purposes of this subparagraph (iii) (and no adjustment to the Conversion Price under this subparagraph (iii) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof to the extent not exercised). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Subparagraph (iii), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution (but not a distribution paid exclusively in cash), equal to the per share redemption or repurchase price received by a holder of Common Equity Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Equity Shares as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

          (iv) In case a tender or exchange offer (which term shall not include open market repurchases by the Corporation) made by the Corporation or any subsidiary or controlled Affiliate of the Corporation for all or any portion of the Common Equity Shares shall expire and such tender or exchange offer shall require the payment by the Corporation or such subsidiary or controlled Affiliate of consideration per Common Share having a fair market value (as determined in good faith by the Board of Directors whose determination shall be conclusive and described in a resolution of the Board of Directors), at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer, that exceeds the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph, by a fraction of which the numerator shall be the number of Common Equity Shares outstanding (including any tendered or exchanged shares) at the Expiration Time, multiplied by the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, and the denominator shall be the sum of (A) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based upon the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any maximum, being referred to as the "Purchased Shares") and (B) the product of the number of Common Equity Shares outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per Common Share on the Trading Day

      next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event the Corporation or any subsidiary or controlled Affiliate is obligated to purchase shares pursuant to any such tender offer, but the Corporation or such subsidiary or controlled Affiliate is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be if effect if such tender offer had not been made.

          (v) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 6 (other than this subparagraph (v)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this Section 6, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Equity Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Equity Shares under such plan. All calculations under this Section 6 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-hundredth of a share (with $.005 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any share dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase shares or securities, or distribution of other assets (other than cash dividends) hereafter made by the Corporation to its shareholders shall not be taxable. To the extent permitted by applicable law, the Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interest of the Corporation, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Corporation shall mail to the holder of each Series C-2 Preferred Share at his or her last address appearing on the share register a notice of reduction prior to the date the reduced Conversion Price takes effect and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

        (e) If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for 40% or more of its Common Equity Shares, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Equity Shares and excluding any transaction as to which subparagraph (d)(i) of this Section 6 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which all or substantially all of the Common Equity Shares are converted into the right to receive different securities or other property (including cash or any combination thereof), each Series C-2 Equity Share which is not redeemed or converted into the right to receive different securities or other property prior to such Transaction shall thereafter be convertible, in lieu of Common Equity Shares into the kind and amount of different securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Equity Shares into which one Series C-2 Equity Share was convertible immediately prior to such Transaction, assuming such holder of Common Equity Shares (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Share held immediately prior to such Transaction by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this paragraph (e) the kind and amount of shares, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by holders of a plurality of the Non-Electing Shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series C-2 Equity Shares that will contain provisions enabling the holders of the Series C-2 Equity Shares that remain outstanding after such Transaction to convert into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

        (f)  If:

           (i) the Corporation shall declare a dividend (or any other distribution) on its Common Equity Shares (other than cash dividends or distributions paid with respect to the Common Equity Shares after December 31, 1997 not in excess of the sum of the Corporation's cumulative undistributed Funds from Operations at December 31, 1997, plus the cumulative amount of Funds from Operations, as determined by the Board of Directors, after December 31, 1997, minus the cumulative amount of dividends accrued or paid in respect of the Series C-2 Equity Shares or any other class or series of preferred stock of the Corporation after the Issue Date); or

          (ii) the Corporation shall authorize the granting to all holders of Common Equity Shares of rights, options or warrants to subscribe for or purchase any shares of any class or any other rights, options or war rants; or

          (iii) there shall be any reclassification of the Common Equity Shares (other than an event to which subparagraph (d)(i) of this Section 6 applies) or any consolidation or merger to which the Corporation is a party (other than a merger in which the Corporation is the surviving entity) and for which approval of any shareholders of the Corporation is required, or a statutory share exchange, or a self tender offer by the Corporation for all or substantially all of its outstanding Common Shares or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

          (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

    then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of Series C-2 Equity Shares at their addresses as shown on the records of the Corporation, as promptly as possible, but at least 10 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Equity Shares of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Equity Shares of record shall be entitled to exchange their Common Equity Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 6.

        (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series C-2 Equity Shares at such holder's last address as shown on the records of the Corporation.

        (h) In any case in which paragraph (d) of this Section 6 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series C-2 Equity Shares converted after such record date and before the occurrence of such event the additional Common Equity Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Equity Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 6.

        (i)  There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 6. If any action or transaction would require adjustment of the Conversion Price pursuant to both paragraph (d) and paragraph (e) of this Section 6, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

        (j)  If the Corporation shall take any action affecting the Common Equity Shares, other than action described in this Section 6, that in the opinion of the Board of Directors would materially and adversely affect the conversion rights of the holders of the Series C-2 Equity Shares, the Conversion Price for the Series C-2 Equity Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.

        (k) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Equity Shares, for the purpose of effecting conversion of the Series C-2 Equity Shares, the full number of Common Equity Shares deliverable upon the conversion of all outstanding Series C-2 Equity Shares not theretofore converted. For purposes of this paragraph (k), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series C-2 Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

        Any Common Equity Shares issued upon conversion of the Series C-2 Equity Shares shall be validly issued, fully paid and nonassessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Equity Shares deliverable upon conversion of the Series C-2 Equity Shares, the Corporation will take any action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and (subject to any customary qualification based upon the nature of a real estate investment trust) nonassessable Common Equity Shares at such adjusted Conversion Price.

        The Corporation shall use its best efforts to list the Common Shares required to be delivered upon conversion of the Series C-2 Equity Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

        The Corporation shall use its best efforts to comply with all federal and state securities laws and regulations thereunder in connection with the issuance of any securities that the Corporation shall be obligated to deliver upon conversion of the Series C-2 Equity Shares. The certificates evidencing such securities shall bear such legends restricting transfer thereof in the absence of registration under applicable securities laws or an exemption therefrom as the Corporation may in good faith deem appropriate.

        (l)  The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Equity Shares or other securities or property on conversion of the Series C-2 Equity Shares pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the holder of the Series C-2 Equity Shares to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reason able satisfaction of the Corporation, that such tax has been paid.

      Section 7.  Change of Control.

      (a) If a Change of Control (as defined below) occurs (a "Change of Control Repurchase Event"), the holders of Series C-2 Equity Shares shall have the right to require the Corporation, to the extent the Corporation shall have funds legally available therefor, to redeem any or all of the Series C-2 Equity Shares held by such holder at a repurchase price payable in cash (the "Change of Control Repurchase Payment") in an amount equal to 105% of the Liquidation Preference thereof plus accrued and unpaid dividends whether or not declared, if any, to the date of repurchase or the date payment is made available (the "Change of Control Date") pursuant to the offer described in subsection (b) below (the "Change of Control-Repurchase Offer").

      (b) Within 15 days following the Corporation becoming aware that a Change of Control Repurchase Event has occurred, the Corporation shall mail by first class mail or recognized overnight courier a notice to each holder of Series C-2 Equity Shares stating (A) that a Change of Control Repurchase Event has occurred and that such holder has the right to require the Corporation to repurchase any or all of the Series C-2 Equity Shares then held by such holder, (B) the date of repurchase (which shall be a Business Day, no earlier than 30 days and no later than 60 days from the date such notice is mailed, or such later date as may be necessary to comply with the requirements of the Exchange Act), (C) the repurchase price and (D) the instructions determined by the Corporation, consistent with this subsection, that such investor must follow in order to have the Series C-2 Equity Shares repurchased.

      (c) On the Change of Control Repurchase Date, the Corporation, to the extent lawful, shall accept for payment Series C-2 Equity Shares or portions thereof tendered by such holder pursuant to the Change of Control Repurchase Offer and promptly by wire transfer of immediately available funds to such holder, as directed by such holder, send an amount equal to the Change of Control Repurchase Payment in respect of all Series C-2 Equity Shares or portions thereof so tendered.

      (d) Notwithstanding anything else herein, to the extent they are applicable to any Change of Control Repurchase Offer, the Corporation will comply with any federal and state securities laws, rules and regulations and all time periods and requirements shall be adjusted accordingly

      (e) For purposes hereof, "Change of Control" means the occurrence of any of the following: (i) the first acquisition, directly or indirectly, by any individual or entity or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, except that such individual or entity shall be deemed to have beneficial ownership of all shares that any such individual or entity has the right to acquire, whether such right is exercisable immediately or only after passage of time) of more than 25% of the Corporation's or Westfield America Trust's outstanding equity securities with voting power, under ordinary circumstances, to elect Directors of the Corporation; (ii) other than with respect to the election, resignation or replacement of any Director designated, appointed or elected by the holders of any Series of Preferred Shares (each a "Preferred Director"), during any period of two consecutive years,         individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new Directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Corporation was approved by a vote of 66 2/3% of the Directors of the Corporation (excluding Preferred Directors) then still in office who were Directors at the beginning of such period, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office of the Corporation; and (iii) (A) any of the Corporation or Westfield America Trust consolidating with or merging into another entity or conveying, transferring or leasing all or substantially all of its assets (including, but not limited to, real property investments) to any individual or entity, or (B) any entity consolidating with or merging into any of the Corporation or Westfield America Trust, which in either event (A) or (B) is pursuant to a transaction in which the outstanding voting securities of the Corporation or Westfield America Trust is reclassified or changed into or exchanged for cash, securities or other property; provided, however, that the events described in clauses (i), (ii) and (iii) shall not be deemed to be a Change of Control (a) in the case of the event described in clause (iii), if the sole purpose of such event is that the Corporation or Westfield America Trust is seeking to change its domicile or to convert from a corporation to a trust or vice versa; (b) in the case of the event described in clause (iii), if the holders of the exchanged securities of the Corporation or Westfield America Trust immediately after such transaction beneficially own at least a majority of the securities of the merged or consolidated entity normally entitled to vote in elections of Directors of the Corporation or Westfield America Trust; (c) if any of Westfield Holdings Limited or its wholly owned subsidiaries remains as manager of the Corporation's properties and as adviser of the Corporation, in each case, in a manner substantially similar to that on the date hereof; or (d) if the Change of Control results solely from the purchase or other acquisition of equity securities by Westfield Holdings Limited, Westfield America Trust, the Lowy Family or the Investor.

      Section 8.  Redemption at the Option of the Holder.

      (a) At any time after August 12, 2008, the holders of Series C-2 Equity Shares shall have the right at any time that the Corporation's common stock has a Current Market Price at or below the Conversion Price per share, to require the Corporation, to the extent the Corporation shall have funds legally available therefor, to redeem any or all of the Series C-2 Equity Shares held by such holder at a repurchase price payable, at the option of the Corporation, in either (i) cash, or (ii) such number of Common Equity Shares as shall have a Current Market Price in the aggregate on the day prior to the day such holder gives notice pursuant to Section 8(b) of its intention to redeem, equal to in either case, 100% of the liquidation preference thereof plus accrued and unpaid dividends whether or not declared, if any, to the date of repurchase or the date payment is made available (in the aggregate, the "Redemption Payment").

      (b) For purposes of this Section 8, redemption at the option of the holder shall be deemed to occur upon receipt by the Corporation of written notice that the holder of Series C-2 Equity Shares wishes to tender shares to be redeemed. The holders of such shares to be redeemed shall then have 30 days from the date of such notice to deliver such shares to the Transfer Agent. Upon the surrender of the certificate or certificates of Series C-2 Preferred Shares to be redeemed, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, the Corporation shall promptly, either (i) by wire transfer of immediately available funds to such holder, as directed by such holder, send an amount equal to the Redemption Payment in respect of all Series C-2 Equity Shares or portions thereof so tendered or (ii) issue and deliver to such holder, or on his or her written order, a certificate or certificates for the number of full Common Equity Shares issuable in respect of all Series C-2 Equity Shares or portions thereof so tendered.

      Section 9.  Shares To Be Retired.  All Series C-2 Equity Shares which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued preferred stock, without discretion as to class or series, and subject to applicable limitations set forth in the Articles may thereafter be reissued as shares of any series of preferred stock.

      Section 10.  Ranking.  Any class or series of stock of the Corporation shall be deemed to rank:

        (a) prior to the Series C-2 Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series C-2 Preferred Shares, which shall expressly include the Corporation's nonvoting senior preferred stock, par value $1.00 per share;

        (b) on a parity with the Series C-2 Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof shall be different from those of the Series C-2 Preferred Shares, if the holders of such class or series and the Series C-2 Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Shares"), which shall expressly include the Corporation's Series A Preferred Shares, Series B Preferred Shares, Series C Pre ferred Shares, Series C-l Preferred Shares, Series D Preferred Shares and Series D-l Preferred Shares;

        (c) junior to the Series C-2 Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Junior Shares; and

        (d) junior to the Series C-2 Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Fully Junior Shares.

      Section 11.  Voting.

      (a) Except as expressly provided in this Certificate of Designation, the holders of Series C-2 Equity Shares shall have no voting rights. If the Corporation has obtained shareholder approval and made the amendments as described in Section 11(b) below, and if and whenever (i) for two consecutive quarterly Dividend Periods the Corporation fails to pay dividends on the Series C Equity Shares, the Series C-1 Equity Shares or the Series C-2 Equity Shares (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), then the number of directors then constituting the Board of Directors shall be increased by two and the holders of Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares, voting together as a single class, shall be entitled to elect the two additional directors to serve on the Board of Directors or (ii) for two consecutive quarterly Dividend Periods the Corporation fails to pay dividends on the Common Shares in an amount per share at least equal to $0.32 (subject to adjustment consistent tent with any adjustment of the Conversion Price pursuant to Section 6(a) of this Article), then the number of directors then constituting the Board of Directors shall be increased by one and the holders of Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares, voting together as a single class, shall be entitled to elect the one additional director to serve on the Board of Directors, in either case, at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares called as hereinafter provided; provided, however, that except as set forth below, the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares shall not have the right to elect more than two directors. If, other than through the operation of this Section 11 or pursuant to the provisions of the Articles of Incorporation relating to the Corporation's Series A and B Preferred Shares (but only with respect to one director elected by the holders of the Series A and B Preferred Shares), the Board of Directors shall be increased at any time to more than ten directors, then, upon the occurrence or continuance of any of the events described in this Section 11, the Board of Directors shall be increased by such number of additional directors, and the holders of the Series C Equity Shares, the Series C-i Equity Shares and the Series C-2 Equity Shares, voting together as a single class, shall be entitled to elect such number of additional directors, as shall be necessary to maintain the ratio of directors elected by the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares to the directors otherwise elected, as nearly as possible (rounding to the next larger whole number), equal to the ratio that would have existed if the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares were able to elect the full number of directors then permitted to be elected by them under this Section 11 and the directors otherwise elected numbered only ten. Whenever, as the case may be, (i) all arrears in dividends on the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares then outstanding shall have been paid and the Corporation has paid dividends thereon for two consecutive quarters and (ii) the Corporation has paid dividends on the Common Shares in an amount per share at least equal to $0.32 (subject to adjustment consistent with any adjustment of the Conversion Price pursuant to Section 6(a) of this Article) for two consecutive quarters, then the right of the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares to elect such additional directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearage in quarterly dividends), and the terms of once of all persons elected as Directors by the holders of the Series C Equity Shares, the Series C-i Equity Shares and the Series C-2 Equity Shares shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares, the Secretary of the Corporation may, and upon the written request of any holders of 5% of the outstanding Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares (ad dressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series C Equity Shares, the Series C-i Equity Shares and the Series C-2 Equity Shares for the election of the Directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series C Equity Shares, Series C-1 Equity Shares or the Series C-2 Equity Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the records of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the Directors elected by the holders of the Series C Equity Shares, the C-1 Equity Shares and the Series C-2 Equity Shares a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining Director elected by the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares or the successor of such remaining Director (or, if there are then no such Directors or Director elected by the holders of Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares, such Director shall be elected by the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares as described above), to serve until the next annual meeting of the shareholders or special meeting held in place thereof if the term of such director shall not have previously terminated as provided above.

      (b) Notwithstanding anything to the contrary contained in this Section 11, if the Corporation shall fail to obtain the required shareholder approval and amend its Certificate of Designation for the Series C Preferred Shares so that the holders of Series C Equity Shares vote together as a single class with the holders of Series C-1 Equity Shares and the Series C-2 Equity Shares with respect to the election of directors for which such holders are entitled to vote, as provided above, then the voting rights of the holders of Series C-2 Preferred Shares shall automatically be altered to be as follows:

      if and whenever (i) for two consecutive quarterly Dividend Periods the Corporation fails to pay dividends on the Series C-2 Equity Shares (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), then the number of directors then constituting the Board of Directors shall be increased by two and the holders of Series C-1 Equity Shares and the Series C-2 Equity Shares, voting together as a single class, shall be entitled to elect the two additional directors to serve on the Board of Directors or (ii) for two consecutive quarterly Dividend Periods the Corporation fails to pay dividends on the Common Shares in an amount per share at least equal to $0.32 (subject to adjustment consistent with any adjustment of the Conversion Price pursuant to Section 6(a) of this Article), then the number of directors then constituting the Board of Directors shall be increased by one and the holders of Series C-1 Equity Shares and the Series C-2 Equity Shares, voting together as a single class, shall be entitled to elect the one additional director to serve on the Board of Directors, in either case, at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series C-1 Equity Shares and the Series C-2 Equity Shares called as hereinafter provided; provided, however, that except as set forth below, the holders of Series C-1 Equity Shares and the Series C-2 Equity Shares shall not have the right to elect more than two directors. If, other than through the operation of this Section 11 or pursuant to the provisions of the Articles of Incorporation relating to the Corporation's Series A and B Preferred Shares (but only with respect to one director elected by the holders of the Series A and B Preferred Shares), the Board of Directors shall be increased at any time to more than ten directors, then, upon the occurrence or continuance of any of the events described in this Section 11, the Board of Directors shall be increased by such number of additional directors, and the holders of Series C-1 Equity Shares and the Series C-2 Equity Shares, voting together as a single class, shall be entitled to elect such number of additional directors, as shall be necessary to maintain the ratio of directors elected by the holders of the Series C-1 Shares and the Series C-2 Equity Shares to the directors otherwise elected, as nearly as possible (rounding to the next larger whole number), equal to the ratio that would have existed if the holders of the Series C-1 Equity Shares and the Series C-2 Equity Shares were able to elect the full number of directors then permitted to be elected by them under this Section 11 and the directors otherwise elected numbered only ten. Whenever, as the case may be, (i) all arrears in dividends on the Series C-1 Equity Shares and the Series C-2 Equity Shares then outstanding shall have been paid and the Corporation has paid dividends thereon for two consecutive quarters and (ii) the Corporation has paid dividends on the Common Shares in an amount per share at least equal to $0.32 (subject to adjustment consistent with any adjustment of the Conversion Price pursuant to Section 6(a) of this Article) for two consecutive quarters, then the right of the holders of the Series C-1 Equity Shares and the Series C-2 Equity Shares to elect such additional directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearage in quarterly dividends), and the terms of office of all persons elected as Directors by the holders of the Series C-1 Equity Shares and the Series C-2 Equity Shares shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series C-1 Equity Shares and the Series C-2 Equity Shares, the Secretary of the Corporation may, and upon the written request of any holders of 5% of the outstanding Series C-1 Equity Shares and the Series C-2 Equity Shares (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series C-1 Equity Shares and the Series C-2 Equity Shares for the election of the Directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series C-1 Equity Shares or Series C-2 Equity Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the records of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the Directors elected by the holders of the Series C-1 Equity Shares and the Series C-2 Equity Shares, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining Director elected by the holders of the Series C-1 Equity Shares and the Series C-2 Equity Shares or the successor of such remaining Director (or, if there are then no such Directors or Director elected by the holders of the Series C-1 Equity Shares and the Series C-2 Equity Shares, such Director shall be elected by the holders of the Series C-1 Equity Shares and the Series C-2 Equity Shares as described above), to serve until the next annual meeting of the shareholders or special meeting held in place thereof if the term of such director shall not have previously terminated as provided above.

      (c) The holders of the Series C-2 Equity Shares, voting together with the holders of the Common Shares as a single class, shall be entitled to vote on any matter involving any transaction between the Corporation and any Affiliate of the Corporation which is brought to a vote of the holders of the Common Shares (other than any vote on the conversion of the Series D Preferred Shares or the Series D-1 Preferred Shares into Common Shares). In any matter for which a holder of Series C-2 Equity Shares is permitted to vote under this Section 11(c), such holder shall have the number of votes equal to the number of Common Shares into which the Series C-2 Equity Shares of such holder is convertible on the record date for such vote.

      (d) So long as any Series C-2 Equity Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Articles, the affirmative vote of the holders of a majority of the Series C-2 Equity Shares, voting together as a class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

         (i) Any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or this Certificate of Designation that materially and adversely affects the voting powers, rights or preferences of the holders of the Series C-2 Equity shares; or

        (ii) Any merger or consolidation of the Corporation and another entity in which the Corporation is not the surviving corporation and each holder of Series C-2 Equity Shares does not receive shares of the surviving corporation with substantially similar rights, preferences and powers in the surviving corporation as the Series C-2 Equity Shares have with respect to the Corporation (except for changes that do not materially and adversely affect the holders of the Series C-2 Preferred Stock).

  provided, however, that no such vote of the holders of Series C-2 Equity Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible securities to be made, as the case may be, provision is made for the redemption of all Series C-2 Equity Shares at the time outstanding to the extent such redemption is authorized by Section 5 of this Certificate of Designation.

        (iii) For purposes of the foregoing provisions of this Section  11(d), each share of Series C-2 Equity Shares shall have one (1) vote per share, except that when any other series of Equity Shares shall have the right to vote with the Series C-2 Equity Shares as a single class on any matter, then the Series C-2 Equity Shares and such other series shall have with respect to such matters one (1) vote per $180.00 (or less pursuant to Section 4(a)) of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series C-2 Equity Shares shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

      Section 12.  Record Holders.  The Corporation and the Transfer Agent may deem and treat the record holder of any Series C-2 Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

      Section 13.  Title.  This resolution shall be known and may be referred to as "A Resolution of the Board of Directors of Westfield America, Inc. Designating Series C-2 Preferred Shares and Fixing Preferences and Rights Thereof."

    FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby authorized and directed to execute and acknowledge a certificate setting forth these resolutions and to cause such certificate to be filed and recorded, all in accordance with the requirements of Section 351.046 of the General and Business Corporation Law of the State of Missouri, as amended.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed by its Co-President and attested by its Secretary this 18th day of December, 1998.

WESTFIELD AMERICA, INC.
Attest:	By:	/s/ Peter Lowy Its: Co-President
/s/ Irv Hepner Its: Secretary

CORPORATION ACKNOWLEDGMENT

STATE OF CALIFORNIA )
            ) SS.
COUNTY OF LOS ANGELES )

    On the 18th day of December 1998, before me personally appeared Peter Lowy known to me or proved to me on the basis of satisfactory evidence to be the Co-President of Westfield America, Inc., the corporation that executed the foregoing instrument, who, being duly sworn, acknowledged that he resides at Los Angeles; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

[SEAL]	/s/ Leesa A. Ashley Notary Public
My commission expires:	April 30, 2001

CERTIFICATE OF DESIGNATION
SETTING FORTH "RESOLUTION DESIGNATING
SERIES D-1 PREFERRED SHARES
AND FIXING PREFERENCES AND RIGHTS THEREOF"
ADOPTED BY THE BOARD OF DIRECTORS OF
WESTFIELD AMERICA,  INC.

Pursuant to the Provisions of Section 351.180 (7) of the
General and Business Corporation Law of the State
of Missouri, as amended,

    I, the undersigned, Co-President of Westfield America, Inc., a Missouri corporation (hereinafter sometimes referred to as the "Corporation"), hereby certify as follows:

      FIRST: that under the provisions of Article Fourth of the Restated Articles of Incorporation, as amended, of the Corporation, the total number of shares of all classes of capital stock which the Corporation may issue is 410,000,200 shares, of which (i) 200 shares shall be non-voting senior preferred stock, par value $1.00 per share (the "Senior Preferred Shares"), (ii) 5,000,000 shares shall be Preferred Shares, with par value of $1.00 per share (the "Preferred Shares"), 940,000 of which have been designated as Series A Preferred Shares, with a liquidation value of $100 per share (the "Series A Preferred Shares") and 400,000 of which have been designated as Series B Preferred Shares, with a liquidation value of $100 per share (the "Series B Preferred Shares"), 416,667 of which have been designated as Series C Preferred Shares, with a liquidation value of $180 per share (the "Series C Preferred Shares") and 694,445 of which have been designated as Series D Preferred Shares, with a liquidation value of $180 per share (the "Series D Preferred Shares") (iii) 200,000,000 shall be shares of common stock, par value $.01 per share (the "Common Shares"), (iv) 205,000,000 will be shares of excess stock, par value $.01 ("Excess Shares"). Any Excess Shares which are issued with respect to Common Stock shall be "Excess Common Shares" and, together with the Common Shares, the "Common Equity Shares" and any Excess Shares which are issued with respect to Preferred Shares shall be "Excess Preferred Shares", and, together with the Preferred Shares, the "Preferred Equity Shares" and under said Articles of Incorporation (as amended, the "Articles of Incorporation"), the shares of Preferred Stock are authorized to be issued by the Board of Directors and the Board of Directors is expressly authorized to determine in the Resolution, the designation, powers, rights, preferences and qualifications, limitations or restrictions, not fixed and determined by the Articles of Incorporation.

      SECOND: That the Board of Directors of the Corporation pursuant to the authority so vested in it by Article Fourth of the Certificate of Incorporation, and in accordance with the provisions of Section 351.180 (7) of the General and Business Corporation Law of the State of Missouri, as amended, adopted on December 14, 1998 the following resolution creating a series of Preferred Stock designated as "Series D-1 Preferred Shares," which resolution has not been amended, modified, rescinded or revoked and is in full force and effect on the date hereof.

"RESOLUTION OF THE BOARD OF DIRECTORS OF
WESTFIELD AMERICA, INC. DESIGNATING
'SERIES D-1 PREFERRED SHARES'
AND FIXING PREFERENCES AND RIGHTS THEREOF"

    BE IT RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of Westfield America, Inc., hereinafter called the "Corporation," by the provisions of the Articles of Incorporation, as amended, the Board of Directors of the Corporation hereby fixes the designation, voting powers, rights on liquidation or dissolution and other preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the designations, preferences and relative rights, and the qualifications, limitations or restrictions thereof set forth in the Articles of Incorporation which are applicable to the Series D-1 Preferred Shares) as follows:

      Section 1.  Number of Shares, Designation and Ranking.  This class of preferred stock shall be designated as Series D-1 Cumulative Convertible Redeemable Preferred Stock and the number of shares which shall constitute such series shall not be more than 138,889 shares, par value $1.00 per share, which number may be decreased (but not below the aggregate number thereof then outstanding and/or which have been reserved for issuance) from time to time by the Board of Directors and is hereafter in this resolution called the "Series D-1 Preferred Shares." Each Series D-1 Preferred Share shall be identical in all respects to each other Series D Preferred Share. Each Excess Series D-1 Preferred Share shall be identical in all respects to each other Excess Series D-1 Preferred Share, and except as otherwise provided herein, shall be identical in all respects to each Series D-1 Preferred Share (the Series D-1 Preferred Shares together with the Excess Series D-1 Preferred Shares being hereinafter referred to as the "Series D-1 Equity Shares").

      Section 2.  Definitions.  For purposes of the Series D-1 Preferred Shares, the following terms shall have the meanings indicated:

        "Affiliate" of, or Person "Affiliated" with, a specified Person, shall mean a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Person specified. For purposes of the Corporation, Affiliate shall include, without limitation, Westfield Holdings Limited ("WHL"), Westfield America Trust, Frank Lowy, David Lowy, Peter Lowy and Steven Lowy (such individuals being the "Lowy Family").

        "Base Rate" shall mean an annual dividend per Series D-1 Equity Share equal to 8.5% of the Liquidation Preference per Series D-1 Equity Share.

        "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series D-1 Preferred Shares.

        "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City, New York are authorized or required by law, regulation or executive order to close.

        "Call Date" shall mean the date specified in the notice to holders required under Section 5(d) as the Call Date.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Consolidated EBITDA" for any quarter shall mean the consolidated net income of the Corporation (before extraordinary income or gains and less equity in income of unconsolidated real estate partnerships), calculated in a manner consistent with the Corporation's financial statements filed with the Securities and Exchange Commission, increased by the sum of the following (without duplication):

      a.
      the Corporation's pro rata share of EBITDA from unconsolidated real estate partnerships calculated in a manner consistent with this definition of Consolidated EBITDA,

      b.
      all income taxes paid or accrued according to GAAP for such quarter (other than income taxes attributable to extraordinary. unusual or non-recurring gains or losses except to the extent that such gains were not included in Consolidated EBITDA),

      c.
      all interest expense paid or accrued in accordance with GAAP for such quarter (including financing fees and amortization of deferred financing fees or amortization of original issue discount, but excluding capitalized interest),

      d.
      depreciation and depletion reflected in such net income,

      e.
      amortization reflected in such net income including, without limitation, amortization of capitalized debt issuance costs (only to the extent that such amounts have not been previously included in the amount of Consolidated EBITDA pursuant to clause (c) above), goodwill, other intangibles and management fees, and

      f.
      any other non-cash charges, to the extent deducted from consolidated net income (including, but not limited to, income allocated to minority interests).

        "Consolidated Fixed Charges" for any quarter shall mean the sum of:

      a.
      the Corporation's pro rata share of fixed charges from unconsolidated real estate partnerships calculated in a manner consistent with this definition of Consolidated Fixed Charges,

      b.
      all interest expense paid or accrued in accordance with GAAP for such quarter including, without duplication, financing fees and amortization of deferred financing fees or amortization of original issue discount),

      c.
      dividend and distribution requirements with respect to preferred stock (not including any portion of preferred stock dividends the calculation of which is based on the dividend paid in such quarter to the holders of common shares) whether or not declared or paid,

      d.
      regularly scheduled amortization of principal of debt during such quarter (other than any balloon payments at maturity), and

      e.
      all ground rent payments.

        "Constituent Person" shall have the meaning set forth in Section 6(e).

        "Conversion Date" shall have the meaning set forth in Section 6(a).

        "Conversion Price" shall mean the conversion price per Common Equity Share for which the Series D-1 Equity Share is convertible, as such Conversion Price may be adjusted pursuant to Section 6. The initial conversion price shall be $18.00.

        "Current Market Price" of publicly traded Common Shares or any other class of stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market ("NASDAQ") or, if such security is not quoted on NASDAQ, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. (the "NASD") or, if bid and asked prices for such security on such day shall not have been reported through the NASD, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Directors.

        "Dividend Payment Date" shall mean (i) for any Dividend Period with respect to which the Corporation pays a dividend on the Common Equity Shares, the date on which such dividend is paid, or (ii) for any Dividend Period with respect to which the Corporation does not pay a dividend on the Common Equity Shares, a date to be set by the Board of Directors, which date shall not be later than the thirtieth calendar day after the end of the applicable Dividend Period.

        "Dividend Period" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period with respect to any Series D-1 Equity Shares (other than the initial Dividend Period, which shall commence on the Issue Date for such Series D-1 Equity Shares and end on and include the last day of the calendar quarter immediately following such Issue Date, and other than the Dividend Period during which any Series D-1 Equity Shares shall be redeemed pursuant to Section 5 or converted pursuant to Section 6, which shall end on and include the Call Date or Conversion Date with respect to the Series D-1 Equity Shares being redeemed or converted, as applicable).

        "Expiration Time" shall have the meaning set forth in Section 6(d)(iv).

        "Fair Market Value" shall mean the average of the daily Current Market Prices of a Common Share on the five (5) consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. The term "ex date," when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

        "Fixed Charge Coverage Violation" shall have the meaning set forth in Section 3(a).

        "Fully Junior Shares" shall mean the Common Shares and any other class or series of stock of the Corporation now or hereafter issued and outstanding over which the Series D-1 Preferred Shares preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

        "Funds from Operations" shall mean net income (loss) (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from debt restructuring, and distributions in excess of earnings allocated to other operating partnership interests or minority interests (as reflected in the financial statements of the Corporation) plus depreciation/amortization of assets unique to the real estate industry, all computed in a manner consistent with the revised definition of Funds From Operations adopted by the National Association of Real Estate Investment Trusts (NAREIT), in its White Paper dated March 1995, as such definitions may be modified from time to time.

        "Investor" shall mean Security Capital Preferred Growth Incorporated and controlled affiliates thereof.

        "Issue Date" shall mean the date on which Series D-1 Preferred Stock is issued.

        "Junior Shares" shall mean the Common Shares and any other class or series of stock of the Corporation now or hereafter issued and outstanding over which the Series D-1 Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

        "Non-Electing Share" shall have the meaning set forth in Section 6(e).

        "Operating Partnership" shall mean Westfield America Limited Partnership, a Delaware limited partnership.

        "Parity Shares" shall have the meaning set forth in Section 10(b).

        "Person" shall mean any individual, firm, partnership, corporation, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

        "Purchased Shares" shall have the meaning set forth in Section 6(d)(iv).

        "REIT Termination Event" shall mean the earliest to occur of:

      (i)
      the filing of a federal income tax return by the Corporation for any taxable year on which the Corporation does not compute its income as a real estate investment trust,

      (ii)
      the approval by the shareholders of the Corporation of a proposal for the Corporation to cease to qualify as a real estate investment trust,

      (iii)
      a determination by the Board of Directors of the Corporation, based on the advice of counsel, that the Corporation has ceased to qualify as a real estate investment trust, or

      (iv)
      a "determination" within the meaning of Section 1313(a) of the Code that the Corporation has ceased to qualify as a real estate investment trust.

        "Securities" and "Security" shall have the meanings set forth in Section 6(d)(iii).

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Series D-1 Preferred Shares" shall have the meaning given such term in Section 1 of the Certificate of Designation.

        "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of stock of the Corporation; provided, however, that if any funds for any class or series of Junior Shares or any class or series of stock ranking on a parity with the Series D-1 Preferred Shares as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series D-1 Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

        "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on NASDAQ, or if such securities are not quoted on NASDAQ, in the securities market in which the securities are traded.

        "Transaction" shall have the meaning set forth in Section 6(e).

        "Transfer Agent" shall mean the Corporation, or such other agent or agents of the Corporation as may be designated by the Board of Directors or their designee as the transfer agent, registrar and dividend disbursing agent for Series D-1 Preferred Shares and notified to the holders of the Series D-1 Preferred Stock.

  Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Articles.

      Section 3.  Dividends.  (a) Subject to the preferential rights of the holders of any Senior Preferred Stock or Preferred Shares that rank senior in the payment of dividends to the Series D-1 Equity Shares and subject to paragraph (b) of this Section 3, the holders of Series D-1 Equity Shares shall be entitled to receive, when, as and if declared by the Board of Directors, but only out of funds legally available for the payment of dividends, cumulative preferential dividends payable in cash to shareholders of record on the respective date, not exceeding 50 days preceding such dividend payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend in an amount equal to the greater of (A) the Base Rate per share per annum and (B) an amount per share equal to the Liquidation Preference of a Series D-1 Equity Share (exclusive of accrued but unpaid dividends) divided by the Conversion Price (the "Series D-1 Common Equivalent Factor") times the dollar amount of cash dividends declared with respect to each Common Equity Share that does not result in an adjustment to the Conversion Price pursuant to subparagraph (d)(iii) of Section 6 (such product, the "Series D Common Equivalent Amount") for the same annual period; provided, however, that if as a result of the quarterly dividends paid in accordance with the following sentence, the holders of Series D-1 Equity Shares shall have received for any calendar year more dividends than such Series D-1 Equity Shares shall be entitled under clauses (A) and (B) above (as adjusted pursuant to the third and eighth sentences of this Section 3), the dividends payable in respect of Series D-1 Equity Shares in subsequent calendar years shall be reduced to the extent of such overpayment. Subject to the proviso of the preceding sentence of this Section 3(a), the dividend paid in respect of each quarterly period in each calendar year shall be determined as follows (in each case, excluding any additional payment made pursuant to the following sentence): (1) for the first quarter, the greater of 25% of the Base Rate per share and the Series D-1 Common Equivalent Amount for the same quarter; (2) for the second quarter, an amount such that the aggregate amount to be received per Series D-1 Equity Share in respect of the first two quarters of such calendar year shall be the greater of 50% of the Base Rate per share and the Series D-1 Common Equivalent Amount for the same two quarters; (3) for the third quarter, an amount such that the aggregate amount to be received per Series D-1 Equity Share in respect of the first three quarters of such calendar year shall be the greater of 75% of the Base Rate per share and the Series D-1 Common Equivalent Amount for the same three quarters; and (4) for the fourth quarter, an amount such that the aggregate amount to be received per Series D-1 Equity Share in respect of such calendar year shall be the amount provided in the preceding sentence of this Section 3(a). Notwithstanding the foregoing, for any quarter in which a Fixed Charge Coverage Violation (as defined below) has occurred, the dividend payable per Series D-1 Equity Share shall be 1.20 times the amount provided in the preceding sentence. A "Fixed Charge Coverage Violation" shall occur for any quarter that the ratio of the Corporation's Consolidated EBITDA to its Consolidated Fixed Charges is below 1.40 to 1. The dividends shall begin to accrue as set forth above and shall be fully cumulative from the first day of the applicable Dividend Period, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Directors, in arrears on Dividend Payment Dates. Accumulated but unpaid dividends for any past quarterly dividend periods may be declared and paid at any time, without reference to any regularly scheduled quarterly dividend payment date, to holders of record on such date, not exceeding 50 days preceding such payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend. Any dividend payment made on Series D-1 Equity Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to Series D-1 Equity Shares which remains payable. Beginning with the quarter in which a REIT Termination Event occurs, all dividends payable per Series D-1 Equity Share pursuant to this Section shall be multiplied by 2.5.

      (b) The initial Dividend Period for the Series D-1 Equity Shares will include a partial dividend for the period from the Issue Date until the last day of the calendar quarter immediately following such Issue Date. The amount of dividends payable for such initial period, or any other period shorter than a full quarterly Dividend Period, on the Series D-1 Equity Shares shall be computed by dividing the number of days in such period by 90 and multiplying the result by the Series D-1 Equity dividend determined in accordance with Section 3(a). Holders of Series D-1 Equity Shares shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of cumulative dividends, as herein provided, on the Series D-1 Equity Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D-1 Equity Shares which may be in arrears.

      (c) So long as any Series D-1 Equity Shares remain outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series D-1 Equity Shares for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series D-1 Equity Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series D-1 Equity Shares and accumulated and unpaid on such Parity Shares.

      (d) So long as any Series D-1 Equity Shares remain outstanding, no dividends (other than dividends or distributions paid solely in Fully Junior Shares, or options, warrants or rights to subscribe for or purchase, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by the Corporation, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case the full cumulative dividends on all outstanding Series D-1 Equity Shares and any other Parity Shares of the Corporation shall have been or contemporaneously are declared and paid or declared and set apart for payment for all Dividend Periods terminating on or prior to the date of declaration or payment with respect to the Series D-1 Equity Shares and all dividend periods terminating on or prior to the date of declaration or payment with respect to such Parity Shares. Subject to the foregoing, and not otherwise, such dividends and distributions may be declared by the Board of Directors and paid on any Common Equity Shares from time to time out of any funds legally available therefor, and the Series D-1 Equity Shares shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise.

      (e) No distributions on Series D-1 Equity Shares shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

      (f)  In determining whether a distribution by dividend, redemption or other acquisition of Shares or otherwise is permitted under Missouri law, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.

      Section 4.  Liquidation Preference.  (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to the prior preferences and other rights of any series of stock ranking senior to the Series D-1 Preferred Shares upon liquidation, distribution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series D-1 Equity Shares shall be entitled to receive One Hundred Eighty Dollars ($180.00) (the "Liquidation Preference") per Series D-1 Equity Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of liquidation, dissolution or winding up of the affairs of the Corporation (any such date, a "Series D-1 Liquidation Date") but such holders shall not be entitled to any further payment; provided, that the dividend payable with respect to the Dividend Period containing the Series D-1 Liquidation Date shall be equal to the dividend determined pursuant to Section 3 above for the preceding Dividend Period times a fraction equal to the actual number of days elapsed from the end date of the calendar quarter most recently completed to the relevant Series D-1 Liquidation Date over ninety days. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series D-1 Equity Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series D-1 Equity Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series D-1 Equity Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, real estate investment trusts or other entities, (ii) a sale, lease or conveyance of all or substantially all of the Corporation's property or business or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

      (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with (including the Parity Shares) or prior to the Series D-1 Equity Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series D-1 Equity Shares, as provided in this Section 4, the holders of Series D-1 Equity Shares shall have no other claim to the remaining assets of the Corporation and any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series D-1 Equity Shares shall not be entitled to share therein.

      Section 5.  Redemption at the Option of the Corporation.  (a) The Series D-1 Equity Shares shall not be redeemable by the Corporation prior to August 12, 2008. On and after August 12, 2008, the Corporation, at its option, may redeem the Series D-1 Equity Shares, in whole at any time or from time to time in part, in minimum increments of $10.0 million of aggregate Liquidation Preference of such shares, out of funds legally available therefor at a redemption price payable in cash equal to 100% of the Liquidation Preference per Series D-1 Equity Share (plus all accumulated, accrued and unpaid dividends as provided in paragraph (d) below).

      (b) In the event that WHL and its subsidiaries and the trustee of Westfield America Trust on behalf of Westfield America Trust do not vote to approve the conversion of the Series D-1 Equity Shares into Common Equity Shares at the Corporation's 1999 Annual Shareholder Meeting or at any other meeting of the Corporation's shareholders at which such proposal is raised, the Corporation shall have the right to redeem the Series D-1 Equity Shares, in whole or in part, out of funds legally available therefor at a redemption price payable in cash equal to 100% of the Liquidation Preference per Series D-1 Equity Share (plus all accumulated, accrued and unpaid dividends as provided in paragraph (c) below).

      (c) Upon any redemption of Series D-1 Equity Shares pursuant to this Section 5, the Corporation shall pay all accrued and unpaid dividends, if any, thereon to the Call Date, without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series D-1 Equity Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding any redemption of such shares before such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series D-1 Equity Shares called for redemption.

      (d) If full cumulative dividends on the Series D-1 Equity Shares and any other class or series of Parity Shares of the Corporation have not been declared and paid or declared and set apart for payment, the Series D-1 Equity Shares may not be redeemed under this Section 5 in part and may not be redeemed unless the Series D Equity Shares are also redeemed in whole and the Corporation may not purchase or acquire Series D Equity Shares or Series D-1 Equity Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series D Equity Shares and Series D-1 Equity Shares.

      (e) Notice of the redemption of any Series D-1 Equity Shares under this Section 5 shall be mailed by first-class mail or recognized overnight courier to each holder of record of Series D-1

  Equity Shares to be redeemed at the address of each such holder as shown on the Corporation's records, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this paragraph (e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) the number of Series D-1 Equity Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places at which certificates for such shares are to be surrendered; (5) the then-current Conversion Price; and (6) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Call Date (unless the Corporation shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series D-1 Equity Shares so called for redemption shall cease to accrue, (ii) such shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series D-1 Equity Shares shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Corporation shall deposit with a bank or trust company that has an office in the Borough of Manhattan, City of New York, and that has capital and surplus of at least $150,000,000, necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series D-1 Equity Shares so called for redemption. Notwithstanding the foregoing the Corporation shall, in the first instance, send the money to any holder of Series D-1 Equity Shares that has notified the Corporation in writing of the location of delivery of funds. No interest shall accrue for the benefit of the holders of Series D-1 Equity Shares to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

      As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series D-1 Equity Shares are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding Series D-1 Equity Shares not previously called for redemption pro rata (as nearly as may be), by lot or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the Series D-1 Equity Shares evidenced by any certificate are redeemed, then new certificates evidencing the unredeemed shares shall be issued without cost to the holder thereof.

      Section 6.  Conversion.  The Series D-1 Equity Shares shall not be convertible into Common Equity Shares prior to (i) a vote of the shareholders of the Corporation approving the conversion of Series D-1 Equity Shares into Common Equity Shares or (ii) the transfer of the Series D-1 Equity Shares to an individual to whom the Corporation is permitted to issue Common Equity Shares without shareholder approval, in accordance with the rules of the NYSE. Subject to the foregoing, holders of Series D-1 Equity Shares shall have the right to convert all or a portion of such shares into Common Equity Shares, as follows:

        (a) Subject to and upon compliance with the provisions of this Section 6, a holder of Series D-1 Preferred Shares or Excess Series D-1 Preferred Shares shall have the right, at his or her option, at any time (such time being, the "Conversion Date"), to convert all or any portion of such shares into the number of fully paid and non-assessable Common Shares or Excess Common Shares, respectively, obtained by dividing the aggregate Liquidation

    Preference of such shares (inclusive of accrued but unpaid dividends) by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of paragraph (b) of this Section 6) by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 6; provided, however, that the right to convert shares called for redemption pursuant to Section 5 shall terminate at the close of business on the fifth Business Day prior to the Call Date fixed for such redemption, unless the Corporation shall default in making payment of the cash payable upon such redemption under Section 5.

        (b) In order to exercise the conversion right, the holder of each share of Series D-1 Equity Shares to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof irrevocably elects to convert such Series D-1 Equity Shares. Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series D-1 Equity Shares are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

        Holders of Series D-1 Equity Shares at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, Series D-1 Equity Shares surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of notice of redemption with respect to a Call Date during such period, such Series D-1 Equity Shares being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of Series D-1 Equity Shares on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into Common Equity Shares on the corresponding Dividend Payment Date will receive the dividend payable by the Corporation on such Series D-1 Equity Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series D-1 Equity Shares for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Common Equity Shares issued upon such conversion.

        As promptly as practicable after the surrender of certificates for Series D-1 Equity Shares as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full Common Equity Shares issuable upon the conversion of such shares in accordance with provisions of this Section 6, and any fractional interest in respect of a Common Equity Share arising upon such conversion shall be settled as provided in paragraph (c) of this Section 6.

        Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series D-1 Equity Shares shall have been surrendered and such notice shall have been received by the Corporation as aforesaid (and if applicable, payment of an amount equal to the dividend payable on such shares shall have been received by the Corporation as described above), and the Person or Persons in whose name or names any certificate or certificates for Common Equity Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the share transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Corporation.

        (c) No fractional shares or scrip representing fractions of Common Equity Shares shall be issued upon conversion of the Series D-1 Equity Shares. Instead of any fractional interest in a Common Equity Share that would otherwise be deliverable upon the conversion of a Series D-1 Equity Share, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of the Common Shares on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full Common Equity Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series D-1 Equity Shares so surrendered.

        (d) The Conversion Price shall be adjusted from time to time as follows:

           (i) If the Corporation shall after the Issue Date (A) pay a dividend or make a distribution on its Common Equity Shares in Common Equity Shares, (B) subdivide its outstanding Common Equity Shares into a greater number of shares, (C) combine its outstanding Common Equity Shares into a smaller number of shares or (D) issue any shares of stock by reclassification of its Common Equity Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or distribution or at the opening of business on the Business Day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series D-1 Equity Shares thereafter surrendered for conversion shall be entitled to receive the number of Common Equity Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above as if such Series D-1 Equity Shares had been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification.

          (ii) If the Corporation shall issue after the Issue Date rights, options or warrants to all holders of Common Equity Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Equity Shares at a price per share less than 95% (100% if a stand-by underwriter is used and charges the Corporation a commission) of the Fair Market Value per Common Share on the record date for the determination of shareholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the Business Day next following such record date shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the Business Day next following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (x) the number of Common Equity Shares outstanding on the close of business on the date fixed for such determination and (y) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants for Common Equity Shares would purchase at 95% of such Fair Market Value (or 100% in the case of a stand-by underwriting), and the denominator of which shall be the sum of (x) the number of Common Equity Shares outstanding on the close of business on the date fixed for such determination and (y) the number of additional Common Equity Shares offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (h) below). In determining whether any rights, options or warrants entitle the holders of Common Equity Shares to subscribe for or purchase Common Equity Shares at less than 95% of such Fair Market Value (or 100% in the case of a stand-by underwriting), there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors whose determination shall be conclusive. To the extent that Common Equity Shares are not delivered pursuant to such rights, options or warrants, upon the expiration or termination of such rights, options or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants be made on the basis of delivery of only the number of Common Equity Shares actually delivered. In the event that such rights, options or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights, options or warrants had not been fixed.

          (iii) If the Corporation shall distribute to all holders of its Common Equity Shares any securities of the Corporation (other than Common Equity Shares) or evidence of its indebtedness or assets (excluding cumulative cash dividends or distributions paid with respect to the Common Equity Shares after December 31, 1997) which are not in excess of the following: the sum of (A) the Corporation's cumulative undistributed Funds from Operations at December 31, 1997, plus (B) the cumulative amount of Funds from Operations, as determined by the Board of Directors, after December 31, 1997, minus (C) the cumulative amount of dividends accrued or paid in respect of the Series D-1 Equity Shares or any other class or series of preferred stock of the Corporation after the Issue Date) or rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants issued to all holders of Common Equity Shares entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Common Equity Shares, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) collectively called the "Securities" and individually a "Security"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (x) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by (y) a fraction, the numerator of which shall be the Fair Market Value per Common Share on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the Securities or assets or evidences of indebtedness so distributed or of such rights, options or warrants applicable to one Common Equity Share, and the denominator of which shall be the Fair Market Value per Common Share on the record date mentioned below. Such adjustment shall become effective on the date of distribution retroactive to the opening of business on the Business Day next following (except as provided in paragraph (h) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Equity Shares on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each Common Equity Share delivered to a Person converting a share of Series D-1 Equity Shares after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subparagraph (iii); provided that on the date, if any, on which a Person converting a Series D-1 Equity Share would no longer be entitled to receive such Security with a Common Equity Share (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of the shareholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences). If any dividend or distribution of the type described in this paragraph (iii) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

          Rights or warrants distributed by the Corporation to all holders of Common Equity Shares entitling the holders thereof to subscribe for or purchase shares of the Corporation's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Equity Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Equity Shares, shall be deemed not to have been distributed for purposes of this subparagraph (iii) (and no adjustment to the Conversion Price under this subparagraph (iii) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof to the extent not exercised). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this subparagraph (iii), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution (but not a distribution paid exclusively in cash), equal to the per share redemption or repurchase price received by a holder of Common Equity Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Equity Shares as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

          (iv) In case a tender or exchange offer (which term shall not include open market repurchases by the Corporation) made by the Corporation or any subsidiary or controlled Affiliate of the Corporation for all or any portion of the Common Equity Shares shall expire and such tender or exchange offer shall require the payment by the Corporation or such subsidiary or controlled Affiliate of consideration per Common Equity Share having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer, that exceeds the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph, by a fraction of which the numerator shall be the number of Common Equity Shares outstanding (including any tendered or exchanged shares) at the Expiration Time, multiplied by the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, and the denominator shall be the sum of (A) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based upon the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any maximum, being referred to as the "Purchased Shares") and (B) the product of the number of Common Equity Shares outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event the Corporation or any subsidiary or controlled Affiliate is obligated to purchase shares pursuant to any such tender offer, but the Corporation or such subsidiary or controlled Affiliate is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made.

          (v) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 6 (other than this subparagraph (v)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this Section 6, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Equity Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Equity Shares under such plan. All calculations under this Section 6 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-hundredth of a share (with .005 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any share dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase shares or securities, or distribution of other assets (other than cash dividends) hereafter made by the Corporation to its shareholders shall not be taxable. To the extent permitted by applicable law, the Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Corporation, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Corporation shall mail to the holder of each Series D-1 Equity Share at his or her last address appearing on the share register a notice of reduction prior to the date the reduced Conversion Price takes effect and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

        (e) If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for 40% or more of its Common Equity Shares, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Equity Shares and excluding any transaction as to which subparagraph (d)(i) of this Section 6 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which all or substantially all of the Common Equity Shares are converted into the right to receive different securities or other property (including cash or any combination thereof), each Series D-1 Equity Share which is not redeemed or converted into the right to receive different securities or other property prior to such Transaction shall thereafter be convertible, in lieu of Common Equity Shares into the kind and amount of different securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Equity Shares into which one Series D-1 Equity Share was convertible immediately prior to such Transaction, assuming such holder of Common Equity Shares (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Share held immediately prior to such Transaction by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this paragraph (e) the kind and amount of shares, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by holders of a plurality of the Non-Electing Shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series D-1 Equity Shares that will contain provisions enabling the holders of the Series D-1 Equity Shares that remain outstanding after such Transaction to convert into the consideration received by holders of Common Equity Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

        (f)  If:

           (i) the Corporation shall declare a dividend (or any other distribution) on its Common Equity Shares (other than cash dividends or distributions paid with respect to the Common Equity Shares after December 31, 1997 not in excess of the sum of the Corporation's cumulative undistributed Funds from Operations at December 31, 1997, plus the cumulative amount of Funds from Operations, as determined by the Board of Directors, after December 31, 1997, minus the cumulative amount of dividends accrued or paid in respect of the Series D-1 Equity Shares or any other class or series of preferred stock of the Corporation after the Issue Date); or

          (ii) the Corporation shall authorize the granting to all holders of Common Equity Shares of rights, options or warrants to subscribe for or purchase any shares of any class or any other rights, options or warrants; or

          (iii) there shall be any reclassification of the Common Equity Shares (other than an event to which subparagraph (d)(i) of this Section 6 applies) or any consolidation or merger to which the Corporation is a party (other than a merger in which the Corporation is the surviving entity) and for which approval of any shareholders of the Corporation is required, or a statutory share exchange, or a self tender offer by the Corporation for all or substantially all of its outstanding Common Shares or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

          (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

    then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of Series D-1 Equity Shares at their addresses as shown on the records of the Corporation, as promptly as possible, but at least 10 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Equity Shares of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Equity Shares of record shall be entitled to exchange their Common Equity Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 6.

        (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series D-1 Equity Shares at such holder's last address as shown on the records of the Corporation.

        (h) In any case in which paragraph (d) of this Section 6 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series D-1 Equity Shares converted after such record date and before the occurrence of such event the additional Common Equity Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Equity Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 6.

        (i)  There shall be no adjustment of the Conversion Price in case of issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 6. If any action or transaction would require adjustment of the Conversion Price pursuant to both paragraph (d) and paragraph (e) of this Section 6, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

        (j)  If the Corporation shall take any action affecting the Common Equity Shares, other than action described in this Section 6, that in the opinion of the Board of Directors would materially and adversely affect the conversion rights of the holders of the Series D-1 Equity Shares, the Conversion Price for the Series D-1 Equity Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.

        (k) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Equity Shares, for the purpose of effecting conversion of the Series D-1 Equity Shares, the full number of Common Equity Shares deliverable upon the conversion of all outstanding Series D-1 Equity Shares not theretofore converted. For purposes of this paragraph (k), the number of Common Shares that shall be deliverable upon the conversion of all outstanding

    Series D-1 Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

        Any Common Equity Shares issued upon conversion of the Series D-1 Equity Shares shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Equity Shares deliverable upon conversion of the Series D-1 Equity Shares, the Corporation will take any action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and (subject to any customary qualification based upon the nature of a real estate investment trust) nonassessable Common Equity Shares at such adjusted Conversion Price.

        The Corporation shall use its best efforts to list the Common Shares required to be delivered upon conversion of the Series D-1 Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

        The Corporation shall use its best efforts to comply with all federal and state securities laws and regulations thereunder in connection with the issuance of any securities that the Corporation shall be obligated to deliver upon conversion of the Series D-1 Equity Shares. The certificates evidencing such securities shall bear such legends restricting transfer thereof in the absence of registration under applicable securities laws or an exemption therefrom as the Corporation may in good faith deem appropriate.

        (l)  The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Equity Shares or other securities or property on conversion of the Series D-1 Equity Shares pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the holder of the Series D-1 Equity Shares to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

      Section 7.  Change of Control.  (a) If a Change of Control (as defined below) occurs (a "Change of Control Repurchase Event"), the holders of Series D-1 Equity Shares shall have the right to require the Corporation, to the extent the Corporation shall have funds legally available therefor, to redeem any or all of the Series D-1 Equity Shares held by such holder at a repurchase price payable in cash (the "Change of Control Repurchase Payment") in an amount equal to 105% of the Liquidation Preference thereof, plus accrued and unpaid dividends whether or not declared, if any, to the date of repurchase or the date payment is made available (the "Change of Control Date"), pursuant to the offer described in subsection (b) below (the "Change of Control Repurchase Offer").

      (b) Within 15 days following the Corporation becoming aware that a Change of Control Repurchase Event has occurred, the Corporation shall mail by first class mail or recognized overnight courier a notice to the each holder of Series D-1 Equity Shares stating (A) that a Change of Control Repurchase Event has occurred and that such holder has the right to require the Corporation to repurchase any or all of the Series D-1 Equity Shares then held by such bolder, (B) the date of repurchase (which shall be a Business Day, no earlier than 30 days and no later than 60 days from the date such notice is mailed, or such later date as may be necessary to comply with the requirements of the Exchange Act), (C) the repurchase price and (D) the instructions determined by the Corporation, consistent with this subsection, that such investor must follow in order to have the Series D-1 Equity Shares repurchased.

      (c) On the Change of Control Repurchase Date, the Corporation, to the extent lawful, shall accept for payment Series D-1 Equity Shares or portions thereof tendered by such holder pursuant to the Change of Control Repurchase Offer and promptly by wire transfer of immediately available funds to such holder, as directed by such holder, send an amount equal to the Change of Control Repurchase Payment in respect of all Series D-1 Equity Shares or portions thereof so tendered.

      (d) Notwithstanding anything else herein, to the extent they are applicable to any Change of Control Repurchase Offer, the Corporation will comply with any federal and state securities laws, rules and regulations and all time periods and requirements shall be adjusted accordingly.

      (e) For purposes hereof, "Change of Control" means the occurrence of any of the following: (i) the first acquisition, directly or indirectly, by any individual or entity or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, except that such individual or entity shall be deemed to have beneficial ownership of all shares that any such individual or entity has the right to acquire, whether such right is exercisable immediately or only after passage of time) of more than 25% of the Corporation's outstanding stock with voting power, under ordinary circumstances, to elect Directors of the Corporation, (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new Directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Corporation was approved by a vote of 66 2/3% of the Directors of the Corporation then still in office who were either Directors at the beginning of such period, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office of the Corporation; and (iii) (A) the Corporation consolidating with or merging into another entity or conveying, transferring or leasing all or substantially all of its assets (including, but not limited to, real property investments) to any individual or entity, or (B) any entity consolidating with or merging into the Corporation, which in either event (A) or (B) is pursuant to a transaction in which the outstanding voting stock of the Corporation is reclassified or changed into or exchanged for cash, securities or other property; provided, however, that the events described in clauses (i)(ii) and (iii) shall not be deemed to be a Change of Control (a) in the case of an event described in clause (iii), if the sole purpose of such event is that the Corporation is seeking to change its domicile or to convert from a corporation to a trust or vice versa; (b) in the case of an event described in clause (iii), if the holders of the exchanged securities of the Corporation immediately after such transaction beneficially own at least a majority of the securities of the merged or consolidated entity normally entitled to vote in elections of Directors of the Corporation; (c) if any of WHL or its wholly-owned subsidiaries remain as manager of the Corporation's properties and remains as adviser of the Corporation, in each case, in a manner substantially similar to that on date hereof; or (d) if the Change of Control results solely from the purchase or other acquisition of equity securities by WHL or its wholly-owned subsidiaries, Westfield America Trust, the Lowy Family or the Investor or the sale of equity securities by WHL or any of its wholly-owned subsidiaries or Westfield America Trust.

      Section 8.  Redemption at the Option of the Holder.  (a) At any time after August 12, 2008, the holders of Series D-1 Equity Shares thereof shall have the right at any time that the Corporation's Common Shares has a Current Market Price at or below and the Conversion Price per share, to require the Corporation, to the extent the Corporation shall have funds legally available therefor, to redeem any or all of the Series D-1 Equity Shares held by such holder at a repurchase price payable, at the option of the Corporation, in either (i) cash, or (ii) such number of Common Equity Shares as shall have a Current Market Price in the aggregate on the day prior to the day such holder gives notice pursuant to Section 8(b) of its intention to redeem, equal to in either case, 100% of the Liquidation Preference thereof plus accrued and unpaid dividends whether or not declared, if any, to the date of repurchase or the date payment is made available (in the aggregate, the "Redemption Payment").

      (b) Notwithstanding paragraph (a) of this Section 8, in the event that WHL and its subsidiaries and the trustee of Westfield America Trust on behalf of Westfield America Trust vote to approve the conversion of the Series D-1 Equity Shares into Common Equity Shares at a meeting of shareholders at which such proposal is raised, but the shareholders of the Corporation as a whole reject the foregoing proposal, then from and after the later of such rejection date and the second anniversary of the Issue Date, the Series D-1 Equity Stock shall be redeemable at the option of the holder, to the extent that the Corporation shall have funds legally available therefor, at a redemption price payable in cash equal to the product of (a) the Series D-1 Common Equivalent Factor times (b) the Current Market Price on the date of the notice provided pursuant to paragraph (c) below, plus all accumulated, accrued and unpaid dividends whether or not declared, if any, to the date of repurchase or the date payment is made available.

      (c) For purposes of this Section 8, redemption at the option of the holder shall be deemed to occur upon receipt by the Corporation of written notice that the holder of Series D-1 Equity Shares wishes to tender shares to be redeemed. The holders of such shares to be redeemed shall then have 30 days from the date of such notice to deliver such shares to the Transfer Agent. Upon the surrender of the certificate or certificates of Series D-1 Equity Shares to be redeemed, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, the Corporation shall promptly, either (i) by wire transfer of immediately available funds to such holder, as directed by such holder, send an amount equal to the Redemption Payment in respect of all Series D-1 Equity Shares or portions thereof so tendered or (ii) issue and deliver to such holder, or on his or her written order, a certificate or certificates for the number of full Common Equity Shares issuable in respect of all Series D-1 Equity Shares or portions thereof so tendered.

      Section 9.  Shares To Be Retired.  All Series D-1 Equity Shares which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued preferred stock, without discretion as to class or series, and subject to applicable limitations set forth in the Articles may thereafter be reissued as shares of any series of preferred stock.

      Section 10.  Ranking.  Any class or series of stock of the Corporation shall be deemed to rank:

        (a) prior to the Series D-1 Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series D-1 Preferred Shares, which shall expressly include the Corporation's non-voting senior preferred stock, par value $1.00 per share;

        (b) on a parity with the Series D-1 Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof shall be different from those of the Series D-1 Preferred Shares, if the holders of such class or series and the Series D-1 Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Shares"), which shall expressly include the Corporation's Series A Cumulative Redeemable Preferred Shares, Series B Cumulative Redeemable Preferred Shares, Series C Cumulative Convertible Preferred Stock, Series C-1 Cumulative Convertible Preferred Stock, Series C-2 Cumulative Convertible Preferred Stock, if any shall have been authorized and issued, and Series D Cumulative Convertible Preferred Stock;

        (c) junior to the Series D-1 Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Junior Shares; and

        (d) junior to the Series D-1 Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Fully Junior Shares.

      Section 11.  Series D Preferred Shares.  The Company shall be entitled to treat the Series D Preferred Shares and the Series D-1 Preferred Shares as one class for accounting purposes.

      Section 12.  Voting.  So long as any Series D-1 Equity Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Articles, the affirmative vote of the holders of a majority of the Series D Equity Shares and the Series D-1 Equity Shares, voting together as a class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

         (i) Any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or this Certificate of Designation that materially and adversely affects the voting powers, rights or preferences of the holders of the Series D Equity Shares or the Series D-1 Equity Shares; or

        (ii) Any merger or consolidation of the Corporation and another entity in which the Corporation is not the surviving corporation and each holder of Series D Equity Shares and Series D-1 Equity Shares does not receive shares of the surviving corporation with substantially similar rights, preferences and powers in the surviving corporation as the Series D Equity Shares and Series D-1 Equity Shares have with respect to the Corporation (except for changes that do not materially and adversely affect the holders of the Series D Equity Shares or Series D-1 Equity Shares).

    provided, however, that no such vote of the holders of the Series D Equity Shares and Series D-1 Equity Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series D Equity Shares and Series D-1 Equity Shares at the time outstanding to the extent such redemption is authorized by Section 5 of this Certificate of Designation.

        (iii) For purposes of the foregoing provisions of this Section 13, each share of Series D-1 Equity Shares shall have one (1) vote per share, except that when any other series of Equity Shares shall have the right to vote with the Series D-1 Equity Shares as a single class on any matter, then the Series D-1 Equity Shares and such other series shall have with respect to such matters one (1) vote per $180.00 (or less pursuant to Section 4(a)) of stated Liquidation Preference. Except as otherwise required by applicable law or as set forth herein, the Series D-1 Equity Shares shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

      Section 13.  Record Holders.  The Corporation and the Transfer Agent may deem and treat the record holder of any Series D-1 Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

      Section 14.  Title.  This resolution shall be known and may be referred to as "A Resolution of the Board of Directors of Westfield America, Inc. Designating Series D-1 Preferred Shares and Fixing Preferences and Rights Thereof."

    FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby authorized and directed to execute and acknowledge a certificate setting forth these resolutions and to cause such certificate to be filed and recorded, all in accordance with the requirements of Section 351.046 of the General and Business Corporation Law of the State of Missouri, as amended.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed by its Co-President this 15th day of December, 1998.

WESTFIELD AMERICA, INC.
Attest:	By:	/s/ Peter Lowy Name: Peter S. Lowy Title: Co-President

CORPORATE ACKNOWLEDGMENT

STATE OF CALIFORNIA )
            )SS:
COUNTY OF LOS ANGELES)

    I, Leesa A. Ashley, a notary public, do hereby certify that on this 15/th/ day of December, 1998, personally appeared before me Peter S. Lowy, and being first duly sworn by me, declared that he is the Co-President of Westfield America, Inc., that he signed the foregoing document as Co-President of the corporation, and that the statements therein contained are true.

[SEAL]	/s/ Leesa A. Ashley Notary Public
My Commission Expires:	April 30, 2001

CERTIFICATE OF DESIGNATION
SETTING FORTH "RESOLUTION DESIGNATING
SERIES E PREFERRED SHARES
AND FIXING PREFERENCES AND RIGHTS THEREOF"
ADOPTED BY THE BOARD OF DIRECTORS OF
WESTFIELD AMERICA,  INC.

Pursuant to the Provisions of Section 351.180 (7) of the
General and Business Corporation Law of the State
of Missouri, as amended,

    I, the undersigned, Co-President of Westfield America, Inc., a Missouri corporation (hereinafter sometimes referred to as the "CORPORATION"), hereby certify as follows:

      FIRST: That under the provisions of Article Fourth of the Restated Articles of Incorporation, as amended, of the Corporation, the total number of shares of all classes of capital stock which the Corporation may issue is 410,000,200 shares, of which (i) 200 shares shall be non-voting senior preferred stock, par value $1.00 per share (the "SENIOR PREFERRED SHARES"), (ii) 5,000,000 shares shall be Preferred Shares, with par value of $1.00 per share (the "PREFERRED SHARES"), 940,000 of which have been designated as Series A Preferred Shares, with a liquidation value of $100 per share (the "SERIES A PREFERRED SHARES"), 400,000 of which have been designated as Series B Preferred Shares, with a liquidation value of $100 per share (the "SERIES B PREFERRED SHARES"), 416,667 of which have been designated as Series C Preferred Shares, with a liquidation value of $180 per share (the "SERIES C PREFERRED SHARES"), 138,889 of which have been designated as Series C-1 Preferred Shares, with a liquidation value of $180 per share (the "SERIES C-1 PREFERRED SHARES"), 138,889 of which have been designated as Series C-2 Preferred Shares, with a liquidation value of $180 per share (the "SERIES C-2 PREFERRED SHARES"), 694,445 of which have been designated as Series D Preferred Shares, with a liquidation value of $180 per share (the "SERIES D PREFERRED SHARES") and 138,889 of which have been designated as Series D-1 Preferred Shares, with a liquidation value of $180 per share (the "Series D-1 Preferred Shares"), (iii) 200,000,000 shall be shares of common stock, par value $.01 per share (the "Common Shares"), and (iv) 205,000,000 will be shares of excess stock, par value $.01 ("EXCESS SHARES"). Any Excess Shares which are issued with respect to Common Stock shall be "EXCESS COMMON SHARES" and, together with the Common Shares, the "COMMON EQUITY SHARES" and any Excess Shares which are issued with respect to Preferred Shares shall be "EXCESS PREFERRED SHARES", and, together with the Preferred Shares, the "PREFERRED EQUITY SHARES", and under said Articles of Incorporation (as amended, the "ARTICLES OF INCORPORATION"), the shares of Preferred Stock are authorized to be issued by the Board of Directors and the Board of Directors is expressly authorized to determine in the Resolution, the designation, powers, rights, preferences and qualifications, limitations or restrictions, not fixed and determined by the Articles of Incorporation.

      SECOND: That the Board of Directors of the Corporation pursuant to the authority so vested in it by Article Fourth of the Certificate of Incorporation, and in accordance with the provisions of Section 351.180 (7) of the General and Business Corporation Law of the State of Missouri, as amended, adopted on July 16, 1999 the following resolution creating a series of Preferred Stock designated as "Series E Preferred Shares," which resolution has not been amended, modified, rescinded or revoked and is in full force and effect on the date hereof.

"RESOLUTION OF THE BOARD OF DIRECTORS OF
WESTFIELD AMERICA, INC. DESIGNATING
'SERIES E PREFERRED SHARES'
AND FIXING PREFERENCES AND RIGHTS THEREOF"

    BE IT RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of Westfield America, Inc., hereinafter called the "CORPORATION," by the provisions of the Articles of Incorporation, as amended, the Board of Directors of the Corporation hereby fixes the designation, voting powers, rights on liquidation or dissolution and other preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the designations, preferences and relative rights, and the qualifications, limitations or restrictions thereof set forth in the Articles of Incorporation which are applicable to the Series E Preferred Shares) as follows:

      Section 1.  NUMBER OF SHARES, DESIGNATION AND RANKING.  This class of preferred stock shall be designated as Series E Cumulative Convertible Redeemable Preferred Stock and the number of shares which shall constitute such series shall not be more than 477,778 shares, par value $1.00 per share, which number may be decreased (but not below the aggregate number thereof then outstanding and/or which have been reserved for issuance) from time to time by the Board of Directors and is hereafter in this resolution called the "SERIES E PREFERRED SHARES." Each Series E Preferred Share shall be identical in all respects to each other Series E Preferred Share. Each Excess Series E Preferred Share shall be identical in all respects to each other Excess Series E Preferred Share, and except as otherwise provided herein, shall be identical in all respects to each Series E Preferred Share (the Series E Preferred Shares together with the Excess Series E Preferred Shares being hereinafter referred to as the "SERIES E EQUITY SHARES").

      Section 2.  DEFINITIONS.  For purposes of the Series E Preferred Shares, the following terms shall have the meanings indicated:

        "AFFILIATE" of, or Person "AFFILIATED" with, a specified Person, shall mean a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Person specified. For purposes of the Corporation, Affiliate shall include, without limitation, Westfield Holdings Limited ("WHL"), Westfield America Trust, Frank Lowy, David Lowy, Peter Lowy and Steven Lowy (such individuals being the "LOWY FAMILY").

        "BASE RATE" shall mean an annual dividend per Series E Equity Share equal to 8.5% of the Liquidation Preference per Series E Equity Share.

        "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series E Preferred Shares.

        "BUSINESS DAY" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City, New York are authorized or required by law, regulation or executive order to close.

        "CALL DATE" shall mean the date specified in the notice to holders required under Section 5(d) as the Call Date.

        "CHANGE OF CONTROL" shall have the meaning set forth in Section 7(e).

        "CHANGE OF CONTROL REPURCHASE DATE" shall have the meaning set forth in Section 7(a).

        "CHANGE OF CONTROL REPURCHASE EVENT" shall have the meaning set forth in Section 7(a).

        "CHANGE OF CONTROL REPURCHASE OFFER" shall have the meaning set forth in Section 7(a).

        "CHANGE OF CONTROL REPURCHASE PAYMENT" shall have the meaning set forth in Section 7(a).

        "CODE" shall mean the Internal Revenue Code of 1986, as amended.

        "CONSOLIDATED EBITDA" for any quarter shall mean the consolidated net income of the Corporation (before extraordinary income or gains and less equity in income of unconsolidated real estate partnerships), calculated in a manner consistent with the Corporation's financial statements filed with the Securities and Exchange Commission, increased by the sum of the following (without duplication):

      a.
      the Corporation's pro rata share of EBITDA from unconsolidated real estate partnerships calculated in a manner consistent with this definition of Consolidated EBITDA,

      b.
      all income taxes paid or accrued according to GAAP for such quarter (other than income taxes attributable to extraordinary. unusual or non-recurring gains or losses except to the extent that such gains were not included in Consolidated EBITDA),

      c.
      all interest expense paid or accrued in accordance with GAAP for such quarter (including financing fees and amortization of deferred financing fees or amortization of original issue discount, but excluding capitalized interest),

      d.
      depreciation and depletion reflected in such net income,

      e.
      amortization reflected in such net income including, without limitation, amortization of capitalized debt issuance costs (only to the extent that such amounts have not been previously included in the amount of Consolidated EBITDA pursuant to clause (c) above), goodwill, other intangibles and management fees, and

      f.
      any other non-cash charges, to the extent deducted from consolidated net income (including, but not limited to, income allocated to minority interests).

        "CONSOLIDATED FIXED CHARGES" for any quarter shall mean the sum of:

      a.
      the Corporation's pro rata share of fixed charges from unconsolidated real estate partnerships calculated in a manner consistent with this definition of Consolidated Fixed Charges,

      b.
      all interest expense paid or accrued in accordance with GAAP for such quarter including, without duplication, financing fees and amortization of deferred financing fees or amortization of original issue discount),

      c.
      dividend and distribution requirements with respect to preferred stock (not including any portion of preferred stock dividends the calculation of which is based on the dividend paid in such quarter to the holders of common shares) whether or not declared or paid,

      d.
      regularly scheduled amortization of principal of debt during such quarter (other than any balloon payments at maturity), and

      e.
      all ground rent payments.

        "CONSTITUENT PERSON" shall have the meaning set forth in Section 6(e).

        "CONVERSION DATE" shall have the meaning set forth in Section 6(a).

        "CONVERSION PRICE" shall mean the conversion price per Common Equity Share for which the Series E Equity Share is convertible, as such Conversion Price may be adjusted pursuant to Section 6. The initial conversion price shall be $18.00.

        "CURRENT MARKET PRICE" of publicly traded Common Shares or any other class of stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market ("NASDAQ") or, if such security is not quoted on NASDAQ, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. (the "NASD") or, if bid and asked prices for such security on such day shall not have been reported through the NASD, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Directors.

        "DIVIDEND PAYMENT DATE" shall mean (i) for any Dividend Period with respect to which the Corporation pays a dividend on the Common Equity Shares, the date on which such dividend is paid, or (ii) for any Dividend Period with respect to which the Corporation does not pay a dividend on the Common Equity Shares, a date to be set by the Board of Directors, which date shall not be later than the thirtieth calendar day after the end of the applicable Dividend Period.

        "DIVIDEND PERIOD" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period with respect to any Series E Equity Shares (other than the initial Dividend Period, which shall commence on the Issue Date for such Series E Equity Shares and end on and include the last day of the calendar quarter immediately following such Issue Date, and other than the Dividend Period during which any Series E Equity Shares shall be redeemed pursuant to Section 5 or converted pursuant to Section 6, which shall end on and include the Call Date or Conversion Date with respect to the Series E Equity Shares being redeemed or converted, as applicable).

        "EXPIRATION TIME" shall have the meaning set forth in Section 6(d)(iv).

        "FAIR MARKET VALUE" shall mean the average of the daily Current Market Prices of a Common Share on the five (5) consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. The term "ex date," when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

        "FIXED CHARGE COVERAGE VIOLATION" shall have the meaning set forth in Section 3(a).

        "FULLY JUNIOR SHARES" shall mean the Common Shares and any other class or series of stock of the Corporation now or hereafter issued and outstanding over which the Series E Preferred Shares preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

        "FUNDS FROM OPERATIONS" shall mean net income (loss) (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from debt restructuring, and distributions in excess of earnings allocated to other operating partnership interests or minority interests (as reflected in the financial statements of the Corporation) plus depreciation/amortization of assets unique to the real estate industry, all computed in a manner consistent with the revised definition of Funds From Operations adopted by the

    National Association of Real Estate Investment Trusts (NAREIT), in its White Paper dated March 1995, as such definitions may be modified from time to time.

        "INVESTOR" shall mean Security Capital Preferred Growth Incorporated and controlled affiliates thereof.

        "ISSUE DATE" shall mean the date on which Series E Preferred Shares are originally issued.

        "JUNIOR SHARES" shall mean the Common Shares and any other class or series of stock of the Corporation now or hereafter issued and outstanding over which the Series E Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

        "NON-ELECTING SHARE" shall have the meaning set forth in Section 6(e).

        "OPERATING PARTNERSHIP" shall mean Westfield America Limited Partnership, a Delaware limited partnership.

        "PARITY SHARES" shall have the meaning set forth in Section 10(b).

        "PERSON" shall mean any individual, firm, partnership, corporation, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

        "PURCHASED SHARES" shall have the meaning set forth in Section 6(d)(iv).

        "REIT TERMINATION EVENT" shall mean the earliest to occur of:

      (i)
      the filing of a federal income tax return by the Corporation for any taxable year on which the Corporation does not compute its income as a real estate investment trust,

      (ii)
      the approval by the shareholders of the Corporation of a proposal for the Corporation to cease to qualify as a real estate investment trust,

      (iii)
      a determination by the Board of Directors of the Corporation, based on the advice of counsel, that the Corporation has ceased to qualify as a real estate investment trust, or

      (iv)
      a "determination" within the meaning of Section 1313(a) of the Code that the Corporation has ceased to qualify as a real estate investment trust.

        "SECURITIES" and "SECURITY" shall have the meanings set forth in Section 6(d)(iii).

        "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

        "SERIES E PREFERRED SHARES" shall have the meaning given such term in Section 1 of the Certificate of Designation.

        "SET APART FOR PAYMENT" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of stock of the Corporation; PROVIDED, HOWEVER, that if any funds for any class or series of Junior Shares or any class or series of stock ranking on a parity with the Series E Preferred Shares as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series E Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

        "TRADING DAY" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on NASDAQ, or if such securities are not quoted on NASDAQ, in the securities market in which the securities are traded.

        "TRANSACTION" shall have the meaning set forth in Section 6(e).

        "TRANSFER AGENT" shall mean the Corporation, or such other agent or agents of the Corporation as may be designated by the Board of Directors or their designee as the transfer agent, registrar and dividend disbursing agent for Series E Preferred Shares and notified to the holders of the Series E Preferred Shares.

  Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Articles.

      Section 3.  DIVIDENDS.  (a) Subject to the preferential rights of the holders of any Senior Preferred Stock or Preferred Shares that rank senior in the payment of dividends to the Series E Equity Shares and subject to paragraph (b) of this Section 3, the holders of Series E Equity Shares shall be entitled to receive, when, as and if declared by the Board of Directors, but only out of funds legally available for the payment of dividends, cumulative preferential dividends payable in cash to shareholders of record on the respective date, not exceeding 50 days preceding such dividend payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend in an amount equal to the greater of (A) the Base Rate per share per annum and (B) an amount per share equal to the Liquidation Preference of a Series E Equity Share (exclusive of accrued but unpaid dividends) divided by the Conversion Price (the "SERIES E COMMON EQUIVALENT FACTOR") times the dollar amount of cash dividends declared with respect to each Common Equity Share that does not result in an adjustment to the Conversion Price pursuant to subparagraph (d)(iii) of Section 6 (such product, the "SERIES E COMMON EQUIVALENT AMOUNT") for the same annual period; PROVIDED, HOWEVER, that if as a result of the quarterly dividends paid in accordance with the following sentence, the holders of Series E Equity Shares shall have received for any calendar year more dividends than such Series E Equity Shares shall be entitled under clauses (A) and (B) above (as adjusted pursuant to the third and eighth sentences of this Section 3), the dividends payable in respect of Series E Equity Shares in subsequent calendar years shall be reduced to the extent of such overpayment. Subject to the proviso of the preceding sentence of this Section 3(a), the dividend paid in respect of each quarterly period in each calendar year shall be determined as follows (in each case, excluding any additional payment made pursuant to the following sentence): (1) for the first quarter, the greater of 25% of the Base Rate per share and the Series E Common Equivalent Amount for the same quarter; (2) for the second quarter, an amount such that the aggregate amount to be received per Series E Equity Share in respect of the first two quarters of such calendar year shall be the greater of 50% of the Base Rate per share and the Series E Common Equivalent Amount for the same two quarters; (3) for the third quarter, an amount such that the aggregate amount to be received per Series E Equity Share in respect of the first three quarters of such calendar year shall be the greater of 75% of the Base Rate per share and the Series E Common Equivalent Amount for the same three quarters; and (4) for the fourth quarter, an amount such that the aggregate amount to be received per Series E Equity Share in respect of such calendar year shall be the amount provided in the preceding sentence of this Section 3(a). Notwithstanding the foregoing, for any quarter in which a Fixed Charge Coverage Violation (as defined below) has occurred, the dividend payable per Series E Equity Share shall be 1.20 TIMES the amount provided in the preceding sentence. A "Fixed Charge Coverage Violation" shall occur for any quarter that the ratio of the Corporation's Consolidated EBITDA to its Consolidated Fixed Charges is below 1.40 to 1. The dividends shall begin to accrue as set forth above and shall be fully cumulative from the first day of the applicable Dividend Period, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Directors, in arrears on Dividend Payment Dates. Accumulated but unpaid dividends for any past quarterly dividend periods may be declared and paid at any time, without reference to any regularly scheduled quarterly dividend payment date, to holders of record on such date, not exceeding 50 days preceding such payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend. Any dividend payment made on Series E Equity Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to Series E Equity Shares which remains payable. Beginning with the quarter in which a REIT Termination Event occurs, all dividends payable per Series E Equity Share pursuant to this Section shall be multiplied by 2.5.

      (b) The initial Dividend Period for the Series E Equity Shares will include a partial dividend for the period from the Issue Date until the last day of the calendar quarter immediately following such Issue Date. The amount of dividends payable for such initial period, or any other period shorter than a full quarterly Dividend Period, on the Series E Equity Shares shall be computed by dividing the number of days in such period by 90 and multiplying the result by the Series E Equity dividend determined in accordance with Section 3(a). Holders of Series E Equity Shares shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of cumulative dividends, as herein provided, on the Series E Equity Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series E Equity Shares which may be in arrears.

      (c) So long as any Series E Equity Shares remain outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series E Equity Shares for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series E Equity Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series E Equity Shares and accumulated and unpaid on such Parity Shares.

      (d) So long as any Series E Equity Shares remain outstanding, no dividends (other than dividends or distributions paid solely in Fully Junior Shares, or options, warrants or rights to subscribe for or purchase, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by the Corporation, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case the full cumulative dividends on all outstanding Series E Equity Shares and any other Parity Shares of the Corporation shall have been or contemporaneously are declared and paid or declared and set apart for payment for all Dividend Periods terminating on or prior to the date of declaration or payment with respect to the Series E Equity Shares and all dividend periods terminating on or prior to the date of declaration or payment with respect to such Parity Shares. Subject to the foregoing, and not otherwise, such dividends and distributions may be declared by the Board of Directors and paid on any Common Equity Shares from time to time out of any funds legally available therefor, and the Series E Equity Shares shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise.

      (e) No distributions on Series E Equity Shares shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

      (f)  In determining whether a distribution by dividend, redemption or other acquisition of Shares or otherwise is permitted under Missouri law, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.

      Section 4.  LIQUIDATION PREFERENCE.  (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to the prior preferences and other rights of any series of stock ranking senior to the Series E Preferred Shares upon liquidation, distribution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series E Equity Shares shall be entitled to receive One Hundred Eighty Dollars ($180.00) (the "LIQUIDATION PREFERENCE") per Series E Equity Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of liquidation, dissolution or winding up of the affairs of the Corporation (any such date, a "SERIES E LIQUIDATION DATE") but such holders shall not be entitled to any further payment; PROVIDED, that the dividend payable with respect to the Dividend Period containing the Series E Liquidation Date shall be equal to the dividend determined pursuant to Section 3 above for the preceding Dividend Period times a fraction equal to the actual number of days elapsed from the end date of the calendar quarter most recently completed to the relevant Series E Liquidation Date over ninety days. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series E Equity Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series E Equity Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series E Equity Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, real estate investment trusts or other entities, (ii) a sale, lease or conveyance of all or substantially all of the Corporation's property or business or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

      (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with (including the Parity Shares) or prior to the Series E Equity Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series E Equity Shares, as provided in this Section 4, the holders of Series E Equity Shares shall have no other claim to the remaining assets of the Corporation and any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series E Equity Shares shall not be entitled to share therein.

      Section 5.  REDEMPTION AT THE OPTION OF THE CORPORATION.  (a) The Series E Equity Shares shall not be redeemable by the Corporation prior to the tenth anniversary of the Issue Date. On and after the tenth anniversary of the Issue Date, the Corporation, at its option, may redeem the Series E Equity Shares, in whole at any time or from time to time in part, in minimum increments of $10.0 million of aggregate Liquidation Preference of such shares, out of funds legally available therefor at a redemption price payable in cash equal to 100% of the Liquidation Preference per Series E Equity Share (plus all accumulated, accrued and unpaid dividends as provided in paragraph (d) below).

      (b) In the event that WHL and its subsidiaries and the trustee of Westfield America Trust on behalf of Westfield America Trust do not vote to approve the conversion of the Series E Equity Shares into Common Equity Shares at the Corporation's 2000 Annual Shareholder Meeting or at any other meeting of the Corporation's shareholders at which such proposal is raised, the

  Corporation shall have the right to redeem the Series E Equity Shares, in whole or in part, out of funds legally available therefor at a redemption price payable in cash equal to 100% of the Liquidation Preference per Series E Equity Share (plus all accumulated, accrued and unpaid dividends as provided in paragraph (c) below).

      (c) Upon any redemption of Series E Equity Shares pursuant to this Section 5, the Corporation shall pay all accrued and unpaid dividends, if any, thereon to the Call Date, without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series E Equity Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding any redemption of such shares before such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series E Equity Shares called for redemption.

      (d) If full cumulative dividends on the Series E Equity Shares and any other class or series of Parity Shares of the Corporation have not been declared and paid or declared and set apart for payment, the Series E Equity Shares may not be redeemed under this Section 5 in part and the Corporation may not purchase or acquire Series E Equity Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series E Equity Shares.

      (e) Notice of the redemption of any Series E Equity Shares under this Section 5 shall be mailed by first-class mail or recognized overnight courier to each holder of record of Series E Equity Shares to be redeemed at the address of each such holder as shown on the Corporation's records, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this paragraph (e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) the number of Series E Equity Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places at which certificates for such shares are to be surrendered; (5) the then-current Conversion Price; and (6) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Call Date (unless the Corporation shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series E Equity Shares so called for redemption shall cease to accrue, (ii) such shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series E Equity Shares shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Corporation shall deposit with a bank or trust company that has an office in the Borough of Manhattan, City of New York, and that has capital and surplus of at least $150,000,000, necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series E Equity Shares so called for redemption. Notwithstanding the foregoing the Corporation shall, in the first instance, send the money to any holder of Series E Equity Shares that has notified the Corporation in writing of the location of delivery of funds. No interest shall accrue for the benefit of the holders of Series E Equity Shares to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

      As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the

  Corporation shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series E Equity Shares are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding Series E Equity Shares not previously called for redemption pro rata (as nearly as may be), by lot or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the Series E Equity Shares evidenced by any certificate are redeemed, then new certificates evidencing the unredeemed shares shall be issued without cost to the holder thereof.

      Section 6.  CONVERSION.  The Series E Equity Shares shall not be convertible into Common Equity Shares prior to (i) a vote of the shareholders of the Corporation approving the conversion of Series E Equity Shares into Common Equity Shares or (ii) the transfer of the Series E Equity Shares to an individual to whom the Corporation is permitted to issue Common Equity Shares without shareholder approval, in accordance with the rules of the NYSE. Subject to the foregoing, holders of Series E Equity Shares shall have the right to convert all or a portion of such shares into Common Equity Shares, as follows:

        (a) Subject to and upon compliance with the provisions of this Section 6, a holder of Series E Preferred Shares or Excess Series E Preferred Shares shall have the right, at his or her option, at any time (such time being, the "CONVERSION DATE"), to convert all or any portion of such shares into the number of fully paid and non-assessable Common Shares or Excess Common Shares, respectively, obtained by dividing the aggregate Liquidation Preference of such shares (inclusive of accrued but unpaid dividends) by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of paragraph (b) of this Section 6) by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 6; PROVIDED, HOWEVER, that the right to convert shares called for redemption pursuant to Section 5 shall terminate at the close of business on the fifth Business Day prior to the Call Date fixed for such redemption, unless the Corporation shall default in making payment of the cash payable upon such redemption under Section 5.

        (b) In order to exercise the conversion right, the holder of each share of Series E Equity Shares to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof irrevocably elects to convert such Series E Equity Shares. Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series E Equity Shares are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

        Holders of Series E Equity Shares at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, Series E Equity Shares surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of notice of redemption with respect to a Call Date during such period, such Series E Equity Shares being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of Series E Equity Shares on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into Common Equity Shares on the corresponding Dividend Payment Date will receive the dividend payable by the Corporation on such Series E Equity Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series E Equity Shares for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Common Equity Shares issued upon such conversion.

        As promptly as practicable after the surrender of certificates for Series E Equity Shares as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full Common Equity Shares issuable upon the conversion of such shares in accordance with provisions of this Section 6, and any fractional interest in respect of a Common Equity Share arising upon such conversion shall be settled as provided in paragraph (c) of this Section 6.

        Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series E Equity Shares shall have been surrendered and such notice shall have been received by the Corporation as aforesaid (and if applicable, payment of an amount equal to the dividend payable on such shares shall have been received by the Corporation as described above), and the Person or Persons in whose name or names any certificate or certificates for Common Equity Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the share transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Corporation.

        (c) No fractional shares or scrip representing fractions of Common Equity Shares shall be issued upon conversion of the Series E Equity Shares. Instead of any fractional interest in a Common Equity Share that would otherwise be deliverable upon the conversion of a Series E Equity Share, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of the Common Shares on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full Common Equity Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series E Equity Shares so surrendered.

        (d) The Conversion Price shall be adjusted from time to time as follows:

           (i) If the Corporation shall after the Issue Date (A) pay a dividend or make a distribution on its Common Equity Shares in Common Equity Shares, (B) subdivide its outstanding Common Equity Shares into a greater number of shares, (C) combine its outstanding Common Equity Shares into a smaller number of shares or (D) issue any shares of stock by reclassification of its Common Equity Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or distribution or at the opening of business on the Business Day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series E Equity Shares thereafter surrendered for conversion shall be entitled to receive the number of Common Equity Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above as if such Series E Equity Shares had been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification.

          (ii) If the Corporation shall issue after the Issue Date rights, options or warrants to all holders of Common Equity Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Equity Shares at a price per share less than 95% (100% if a stand-by underwriter is used and charges the Corporation a commission) of the Fair Market Value per Common Share on the record date for the determination of shareholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the Business Day next following such record date shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the Business Day next following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (x) the number of Common Equity Shares outstanding on the close of business on the date fixed for such determination and (y) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants for Common Equity Shares would purchase at 95% of such Fair Market Value (or 100% in the case of a stand-by underwriting), and the denominator of which shall be the sum of (x) the number of Common Equity Shares outstanding on the close of business on the date fixed for such determination and (y) the number of additional Common Equity Shares offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (h) below). In determining whether any rights, options or warrants entitle the holders of Common Equity Shares to subscribe for or purchase Common Equity Shares at less than 95% of such Fair Market Value (or 100% in the case of a stand-by underwriting), there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors whose determination shall be conclusive. To the extent that Common Equity Shares are not delivered pursuant to such rights, options or warrants, upon the expiration or termination of such rights, options or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants be made on the basis of delivery of only the number of Common Equity Shares actually delivered. In the event that such rights, options or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights, options or warrants had not been fixed.

          (iii) If the Corporation shall distribute to all holders of its Common Equity Shares any securities of the Corporation (other than Common Equity Shares) or evidence of its indebtedness or assets (excluding cumulative cash dividends or distributions paid with respect to the Common Equity Shares after December 31, 1997) which are not in excess of the following: the sum of (A) the Corporation's cumulative undistributed Funds from Operations at December 31, 1997, plus (B) the cumulative amount of Funds from Operations, as determined by the Board of Directors, after December 31, 1997, minus (C) the cumulative amount of dividends accrued or paid in respect of the Series E Equity Shares or any other class or series of preferred stock of the Corporation after the Issue Date) or rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants issued to all holders of Common Equity Shares entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Common Equity Shares, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) collectively called the "SECURITIES" and individually a "SECURITY"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (x) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by (y) a fraction, the numerator of which shall be the Fair Market Value per Common Share on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the Securities or assets or evidences of indebtedness so distributed or of such rights, options or warrants applicable to one Common Equity Share, and the denominator of which shall be the Fair Market Value per Common Share on the record date mentioned below. Such adjustment shall become effective on the date of distribution retroactive to the opening of business on the Business Day next following (except as provided in paragraph (h) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Equity Shares on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each Common Equity Share delivered to a Person converting a share of Series E Equity Shares after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subparagraph (iii); PROVIDED that on the date, if any, on which a Person converting a Series E Equity Share would no longer be entitled to receive such Security with a Common Equity Share (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of the shareholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences). If any dividend or distribution of the type described in this paragraph (iii) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

          Rights or warrants distributed by the Corporation to all holders of Common Equity Shares entitling the holders thereof to subscribe for or purchase shares of the Corporation's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"): (i) are deemed to be transferred with such shares of Common Equity Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Equity Shares, shall be deemed not to have been distributed for purposes of this subparagraph (iii) (and no adjustment to the Conversion Price under this subparagraph (iii) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof to the extent not exercised). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this subparagraph (iii), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or

      Trigger Event, as the case may be, as though it were a cash distribution (but not a distribution paid exclusively in cash), equal to the per share redemption or repurchase price received by a holder of Common Equity Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Equity Shares as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

          (iv) In case a tender or exchange offer (which term shall not include open market repurchases by the Corporation) made by the Corporation or any subsidiary or controlled Affiliate of the Corporation for all or any portion of the Common Equity Shares shall expire and such tender or exchange offer shall require the payment by the Corporation or such subsidiary or controlled Affiliate of consideration per Common Equity Share having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), at the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer, that exceeds the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph, by a fraction of which the numerator shall be the number of Common Equity Shares outstanding (including any tendered or exchanged shares) at the Expiration Time, multiplied by the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, and the denominator shall be the sum of (A) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based upon the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any maximum, being referred to as the "PURCHASED SHARES") and (B) the product of the number of Common Equity Shares outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event the Corporation or any subsidiary or controlled Affiliate is obligated to purchase shares pursuant to any such tender offer, but the Corporation or such subsidiary or controlled Affiliate is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made.

          (v) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments that by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and PROVIDED, FURTHER, that any adjustment shall be required and made in accordance with the provisions of this Section 6 (other than this subparagraph (v)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this Section 6, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Equity Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Equity Shares under such plan. All calculations under this Section 6 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-hundredth of a share (with .005 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any share dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase shares or securities, or distribution of other assets (other than cash dividends) hereafter made by the Corporation to its shareholders shall not be taxable. To the extent permitted by applicable law, the Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Corporation, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Corporation shall mail to the holder of each Series E Equity Share at his or her last address appearing on the share register a notice of reduction prior to the date the reduced Conversion Price takes effect and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

        (e) If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for 40% or more of its Common Equity Shares, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Equity Shares and excluding any transaction as to which subparagraph (d)(i) of this Section 6 applies) (each of the foregoing being referred to herein as a "TRANSACTION"), in each case as a result of which all or substantially all of the Common Equity Shares are converted into the right to receive different securities or other property (including cash or any combination thereof), each Series E Equity Share which is not redeemed or converted into the right to receive different securities or other property prior to such Transaction shall thereafter be convertible, in lieu of Common Equity Shares into the kind and amount of different securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Equity Shares into which one Series E Equity Share was convertible immediately prior to such Transaction, assuming such holder of Common Equity Shares (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("CONSTITUENT PERSON"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Share held immediately prior to such Transaction by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purpose of this paragraph (e) the kind and amount of shares, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by holders of a plurality of the Non-Electing Shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series E Equity Shares that will contain provisions enabling the holders of the Series E Equity Shares that remain outstanding after such Transaction to convert into the consideration received by holders of Common Equity Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

        (f)  If:

           (i) the Corporation shall declare a dividend (or any other distribution) on its Common Equity Shares (other than cash dividends or distributions paid with respect to the Common Equity Shares after December 31, 1997 not in excess of the sum of the Corporation's cumulative undistributed Funds from Operations at December 31, 1997, plus the cumulative amount of Funds from Operations, as determined by the Board of Directors, after December 31, 1997, minus the cumulative amount of dividends accrued or paid in respect of the Series E Equity Shares or any other class or series of preferred stock of the Corporation after the Issue Date); or

          (ii) the Corporation shall authorize the granting to all holders of Common Equity Shares of rights, options or warrants to subscribe for or purchase any shares of any class or any other rights, options or warrants; or

          (iii) there shall be any reclassification of the Common Equity Shares (other than an event to which subparagraph (d)(i) of this Section 6 applies) or any consolidation or merger to which the Corporation is a party (other than a merger in which the Corporation is the surviving entity) and for which approval of any shareholders of the Corporation is required, or a statutory share exchange, or a self tender offer by the Corporation for all or substantially all of its outstanding Common Shares or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

          (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

    then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of Series E Equity Shares at their addresses as shown on the records of the Corporation, as promptly as possible, but at least 10 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Equity Shares of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Equity Shares of record shall be entitled to exchange their Common Equity Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 6.

        (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series E Equity Shares at such holder's last address as shown on the records of the Corporation.

        (h) In any case in which paragraph (d) of this Section 6 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series E Equity Shares converted after such record date and before the occurrence of such event the additional Common Equity Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Equity Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 6.

        (i)  There shall be no adjustment of the Conversion Price in case of issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 6. If any action or transaction would require adjustment of the Conversion Price pursuant to both paragraph (d) and paragraph (e) of this Section 6, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

        (j)  If the Corporation shall take any action affecting the Common Equity Shares, other than action described in this Section 6, that in the opinion of the Board of Directors would materially and adversely affect the conversion rights of the holders of the Series E Equity Shares, the Conversion Price for the Series E Equity Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.

        (k) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Equity Shares, for the purpose of effecting conversion of the Series E Equity Shares, the full number of Common Equity Shares deliverable upon the conversion of all outstanding Series E Equity Shares not theretofore converted. For purposes of this paragraph (k), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series E Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

        Any Common Equity Shares issued upon conversion of the Series E Equity Shares shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Equity Shares deliverable upon conversion of the Series E Equity Shares, the Corporation will take any action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and (subject to any customary qualification based upon the nature of a real estate investment trust) nonassessable Common Equity Shares at such adjusted Conversion Price.

        The Corporation shall use its best efforts to list the Common Shares required to be delivered upon conversion of the Series E Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

        The Corporation shall use its best efforts to comply with all federal and state securities laws and regulations thereunder in connection with the issuance of any securities that the Corporation shall be obligated to deliver upon conversion of the Series E Equity Shares. The certificates evidencing such securities shall bear such legends restricting transfer thereof in the absence of registration under applicable securities laws or an exemption therefrom as the Corporation may in good faith deem appropriate.

        (l)  The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Equity Shares or other securities or property on conversion of the Series E Equity Shares pursuant hereto; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the holder of the Series E Equity Shares to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

      Section 7.  CHANGE OF CONTROL.  (a) If a Change of Control (as defined below) occurs (a "CHANGE OF CONTROL REPURCHASE EVENT"), the holders of Series E Equity Shares shall have the right to require the Corporation, to the extent the Corporation shall have funds legally available therefor, to redeem any or all of the Series E Equity Shares held by such holder at a repurchase price payable in cash (the "CHANGE OF CONTROL REPURCHASE PAYMENT") in an amount equal to 105% of the Liquidation Preference thereof, plus accrued and unpaid dividends whether or not declared, if any, to the date of repurchase or the date payment is made available (the "CHANGE OF CONTROL REPURCHASE DATE"), pursuant to the offer described in SUBSECTION (b) below (the "CHANGE OF CONTROL REPURCHASE OFFER").

      (b) Within 15 days following the Corporation becoming aware that a Change of Control Repurchase Event has occurred, the Corporation shall mail by first class mail or recognized overnight courier a notice to each holder of Series E Equity Shares stating (A) that a Change of Control Repurchase Event has occurred and that such holder has the right to require the Corporation to repurchase any or all of the Series E Equity Shares then held by such holder, (B) the date of repurchase (which shall be a Business Day, no earlier than 30 days and no later than 60 days from the date such notice is mailed, or such later date as may be necessary to comply with the requirements of the Exchange Act), (C) the repurchase price and (D) the instructions determined by the Corporation, consistent with this subsection, that such investor must follow in order to have the Series E Equity Shares repurchased.

      (c) On the Change of Control Repurchase Date, the Corporation, to the extent lawful, shall accept for payment Series E Equity Shares or portions thereof tendered by such holder pursuant to the Change of Control Repurchase Offer and promptly by wire transfer of immediately available funds to such holder, as directed by such holder, send an amount equal to the Change of Control Repurchase Payment in respect of all Series E Equity Shares or portions thereof so tendered.

      (d) Notwithstanding anything else herein, to the extent they are applicable to any Change of Control Repurchase Offer, the Corporation will comply with any federal and state securities laws, rules and regulations and all time periods and requirements shall be adjusted accordingly.

      (e) For purposes hereof, "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the first acquisition, directly or indirectly, by any individual or entity or group (as such term is used in Section 13(d)(3) of the Exchange Act (or any similar provision then in force)) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act (or any similar provision then in force), except that such individual or entity shall be deemed to have beneficial ownership of all shares that any such individual or entity has the right to acquire, whether such right is exercisable immediately or only after passage of time) of more than 25% of the Corporation's outstanding stock with voting power, under ordinary circumstances, to elect Directors of the Corporation, (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new Directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Corporation was approved by a vote of 66 2/3% of the Directors of the Corporation then still in office who were either Directors at the beginning of such period, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office of the Corporation; and (iii) (A) the Corporation consolidating with or merging into another entity or conveying, transferring or leasing all or substantially all of its assets (including, but not limited to, real property investments) to any individual or entity, or (B) any entity consolidating with or merging into the Corporation, which in either event (A) or (B) is pursuant to a transaction in which the outstanding voting stock of the Corporation is reclassified or changed into or exchanged for cash, securities or other property; PROVIDED, HOWEVER, that the events described in clauses (i), (ii) and (iii) shall not be deemed to be a Change of Control (a) in the case of an event described in clause (iii), if the sole purpose of such event is that the Corporation is seeking to change its domicile or to convert from a corporation to a trust or vice versa; (b) in the case of an event described in clause (iii), if the holders of the exchanged securities of the Corporation immediately after such transaction beneficially own at least a majority of the securities of the merged or consolidated entity normally entitled to vote in elections of Directors of the Corporation; (c) if any of WHL or its wholly-owned subsidiaries remain as manager of the Corporation's properties and remains as adviser of the Corporation, in each case, in a manner substantially similar to that on the date hereof; or (d) if the Change of Control results solely from the purchase or other acquisition of equity securities by WHL or its wholly-owned subsidiaries, Westfield America Trust, the Lowy Family or the Investor or the sale of equity securities by WHL or any of its wholly-owned subsidiaries or Westfield America Trust.

      Section 8.  REDEMPTION AT THE OPTION OF THE HOLDER.  (a) At any time after the tenth anniversary of the Issue Date, the holders of Series E Equity Shares thereof shall have the right at any time that the Corporation's Common Shares has a Current Market Price at or below and the Conversion Price per share, to require the Corporation, to the extent the Corporation shall have funds legally available therefor, to redeem any or all of the Series E Equity Shares held by such holder at a repurchase price payable, at the option of the Corporation, in either (i) cash, or (ii) such number of Common Equity Shares as shall have a Current Market Price in the aggregate on the day prior to the day such holder gives notice pursuant to Section 8(b) of its intention to redeem, equal to in either case, 100% of the Liquidation Preference thereof plus accrued and unpaid dividends whether or not declared, if any, to the date of repurchase or the date payment is made available (in the aggregate, the "REDEMPTION PAYMENT").

      (b) Notwithstanding paragraph (a) of this Section 8, in the event that WHL and its subsidiaries and the trustee of Westfield America Trust on behalf of Westfield America Trust vote to approve the conversion of the Series E Equity Shares into Common Equity Shares at a meeting of shareholders at which such proposal is raised, but the shareholders of the Corporation as a whole reject the foregoing proposal, then from and after the later of such rejection date and the second anniversary of the Issue Date, the Series E Equity Shares shall be redeemable at the option of the holder, to the extent that the Corporation shall have funds legally available therefor, at a redemption price payable in cash equal to the product of (a) the Series E Common Equivalent Factor times (b) the Current Market Price on the date of the notice provided pursuant to paragraph (c) below, plus all accumulated, accrued and unpaid dividends whether or not declared, if any, to the date of repurchase or the date payment is made available.

      (c) For purposes of this Section 8, redemption at the option of the holder shall be deemed to occur upon receipt by the Corporation of written notice that the holder of Series E Equity Shares wishes to tender shares to be redeemed. The holders of such shares to be redeemed shall then have 30 days from the date of such notice to deliver such shares to the Transfer Agent. Upon the surrender of the certificate or certificates of Series E Equity Shares to be redeemed, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, the Corporation shall promptly, either (i) by wire transfer of immediately available funds to such holder, as directed by such holder, send an amount equal to the Redemption Payment in respect of all Series E Equity Shares or portions thereof so tendered or (ii) issue and deliver to such holder, or on his or her written order, a certificate or certificates for the number of full Common Equity Shares issuable in respect of all Series E Equity Shares or portions thereof so tendered.

      Section 9.  SHARES TO BE RETIRED.  All Series E Equity Shares which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued preferred stock, without discretion as to class or series, and subject to applicable limitations set forth in the Articles may thereafter be reissued as shares of any series of preferred stock.

      Section 10.  RANKING.  Any class or series of stock of the Corporation shall be deemed to rank:

        (a) prior to the Series E Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series E Preferred Shares, which shall expressly include the Corporation's non-voting senior preferred stock, par value $1.00 per share;

        (b) on a parity with the Series E Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof shall be different from those of the Series E Preferred Shares, if the holders of such class or series and the Series E Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("PARITY SHARES"), which shall expressly include the Corporation's Series A Cumulative Redeemable Preferred Shares, Series B Cumulative Redeemable Preferred Shares, Series C Cumulative Convertible Redeemable Preferred Stock, Series C-1 Cumulative Convertible Redeemable Preferred Stock, Series C-2 Cumulative Convertible Redeemable Preferred Stock, Series D Cumulative Convertible Redeemable Preferred Stock and Series D-1 Cumulative Convertible Redeemable Preferred Stock;

        (c) junior to the Series E Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Junior Shares; and

        (d) junior to the Series E Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Fully Junior Shares.

      Section 11.  VOTING.  So long as any Series E Equity Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Articles, the affirmative vote of the holders of a majority of the Series E Equity Shares, voting together as a class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

         (i) Any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or this Certificate of Designation that materially and adversely affects the voting powers, rights or preferences of the holders of the Series E Equity Shares; or

        (ii) Any merger or consolidation of the Corporation and another entity in which the Corporation is not the surviving corporation and each holder of Series E Equity Shares does not receive shares of the surviving corporation with substantially similar rights, preferences and powers in the surviving corporation as the Series E Equity Shares have with respect to the Corporation (except for changes that do not materially and adversely affect the holders of the Series E Equity Shares).

    PROVIDED, HOWEVER, that no such vote of the holders of the Series E Equity Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series E Equity Shares at the time outstanding to the extent such redemption is authorized by Section 5 of this Certificate of Designation.

        (iii) For purposes of the foregoing provisions of this Section 11, each share of Series E Equity Shares shall have one (1) vote per share, except that when any other series of Equity Shares shall have the right to vote with the Series E Equity Shares as a single class on any matter, then the Series E Equity Shares and such other series shall have with respect to such matters one (1) vote per $180.00 (or less pursuant to Section 4(a)) of stated Liquidation Preference. Except as otherwise required by applicable law or as set forth herein, the Series E

    Equity Shares shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

      Section 12.  RECORD HOLDERS.  The Corporation and the Transfer Agent may deem and treat the record holder of any Series E Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

      Section 13.  TITLE.  This resolution shall be known and may be referred to as "A Resolution of the Board of Directors of Westfield America, Inc. Designating Series E Preferred Shares and Fixing Preferences and Rights Thereof."

    FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby authorized and directed to execute and acknowledge a certificate setting forth these resolutions and to cause such certificate to be filed and recorded, all in accordance with the requirements of Section 351.046 of the General and Business Corporation Law of the State of Missouri, as amended.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed by its Co-President this 22nd day of July, 1999.

WESTFIELD AMERICA, INC.
Attest:	By:	/s/ Peter S. Lowy Name: Peter S. Lowy Title: Co-President

CORPORATE ACKNOWLEDGMENT

STATE OF CALIFORNIA )
            ) SS:
COUNTY OF LOS ANGELES)

    I, LEESA A. ASHLEY, a notary public, do hereby certify that on this 22nd day of July, 1999, personally appeared before me PETER S. LOWY, and being first duly sworn by me, declared that he is the Co-President of Westfield America, Inc., that he signed the foregoing document as Co-President of the corporation, and that the statements therein contained are true.

[SEAL]	/s/ Leesa A. Ashley Notary Public
My Commission Expires:	April 30, 2001

CERTIFICATE OF DESIGNATION
SETTING FORTH "RESOLUTION DESIGNATING
SERIES F PREFERRED SHARES
AND FIXING PREFERENCES AND RIGHTS THEREOF"
ADOPTED BY THE BOARD OF DIRECTORS OF
WESTFIELD AMERICA,  INC.

Pursuant to the Provisions of Section 351.180 (7) of the
General and Business Corporation Law of the State
of Missouri, as amended,

    I, the undersigned, Co-President of Westfield America, Inc., a Missouri corporation (hereinafter sometimes referred to as the "Corporation"), hereby certify as follows:

      FIRST: That under the provisions of Article Fourth of the Restated Articles of Incorporation, as amended, of the Corporation, the total number of shares of all classes of capital stock which the Corporation may issue is 410,000,200 shares, of which (i) 200 shares shall be non-voting senior preferred stock, par value $1.00 per share (the "Senior Preferred Shares"), (ii) 5,000,000 shares shall be Preferred Shares, with par value of $1.00 per share (the "Preferred Shares"), 940,000 of which have been designated as Series A Preferred Shares, with a liquidation value of $100 per share (the "Series A Preferred Shares"), 400,000 of which have been designated as Series B Preferred Shares, with a liquidation value of $100 per share (the "Series B Preferred Shares"), 416,667 of which have been designated as Series C Preferred Shares, with a liquidation value of $180 per share (the "Series C Preferred Shares"), 138,889 of which have been designated as Series C-1 Preferred Shares, with a liquidation value of $180 per share (the "Series C-1 Preferred Shares"), 138,889 of which have been designated as Series C-2 Preferred Shares, with a liquidation value of $180 per share (the "Series C-2 Preferred Shares"), 694,445 of which have been designated as Series D Preferred Shares, with a liquidation value of $180 per share (the "Series D Preferred Shares"), 138,889 of which have been designated as Series D-1 Preferred Shares, with a liquidation value of $180 per share (the "Series D-1 Preferred Shares"), and 477,778 of which have been designated as Series E Preferred Shares, with a liquidation value of $180 per share (the "Series E Preferred Shares"), (iii) 200,000,000 shall be shares of common stock, par value $.01 per share (the "Common Shares"), and (iv) 205,000,000 will be shares of excess stock, par value $.01 ("Excess Shares"). Any Excess Shares which are issued with respect to Common Shares shall be "Excess Common Shares" and, together with the Common Shares, the "Common Equity Shares" and any Excess Shares which are issued with respect to Preferred Shares shall be "Excess Preferred Shares", and, together with the Preferred Shares, the "Preferred Equity Shares", and under said Articles of Incorporation (as amended, the "Articles of Incorporation"), the shares of Preferred Stock are authorized to be issued by the Board of Directors and the Board of Directors is expressly authorized to determine the designation, powers, rights, preferences and qualifications, limitations or restrictions, not fixed and determined by the Articles of Incorporation.

      SECOND: That the Board of Directors of the Corporation pursuant to the authority so vested in it by Article Fourth of the Articles of Incorporation, and in accordance with the provisions of Section 351.180 (7) of the General and Business Corporation Law of the State of Missouri, as amended, adopted on May 8, 2000 the following resolution creating a series of Preferred Stock designated as "Series F Preferred Shares," which resolution has not been amended, modified, rescinded or revoked and is in full force and effect on the date hereof.

"RESOLUTION OF THE BOARD OF DIRECTORS OF
WESTFIELD AMERICA, INC. DESIGNATING
'SERIES F PREFERRED SHARES'
AND FIXING PREFERENCES AND RIGHTS THEREOF"

    BE IT RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of Westfield America, Inc., hereinafter called the "Corporation," by the provisions of the Articles of Incorporation, as amended, the Board of Directors of the Corporation hereby fixes the designation, voting powers, rights on liquidation or dissolution and other preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the designations, preferences and relative rights, and the qualifications, limitations or restrictions thereof set forth in the Articles of Incorporation which are applicable to the Series F Preferred Shares) as follows:

      Section 1.  Number of Shares, Designation and Ranking.  This class of preferred stock shall be designated as Series F Cumulative Redeemable Preferred Stock and the number of shares which shall constitute such series shall not be more than 107,483 shares, par value $1.00 per share, which number may be decreased (but not below the aggregate number thereof then outstanding and/or which have been reserved for issuance) from time to time by the Board of Directors and is hereafter in this resolution called the "Series F Preferred Shares." Each Series F Preferred Share shall be identical in all respects to each other Series F Preferred Share. Each Excess Series F Preferred Share shall be identical in all respects to each other Excess Series F Preferred Share, and except as otherwise provided herein, shall be identical in all respects to each Series F Preferred Share (the Series F Preferred Shares together with the Excess Series F Preferred Shares being hereinafter referred to as the "Series F Equity Shares").

      Section 2.  Definitions.  For purposes of the Series F Preferred Shares, the following terms shall have the meanings indicated:

        "Base Rate" shall mean an annual dividend per Series F Equity Share equal to 8.5% of the Liquidation Preference per Series F Equity Share.

        "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series F Preferred Shares.

        "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City, New York are authorized or required by law, regulation or executive order to close.

        "Call Date" shall mean the date specified in the notice of redemption to Holders sent pursuant to Section 5(d) as the date on which the Corporation intends to effect a redemption pursuant to Section 5.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Dividend Factor" shall be equal to 51.4933, subject to adjustment from time to time as provided in the following sentence. If the Corporation shall after the Issue Date (i) (A) subdivide its Common Stock by stock split or otherwise, or (B) combine its capital stock by reverse stock split or otherwise, or (C) issue additional securities as a dividend with respect to any shares of its Common Stock, the Dividend Factor shall be adjusted so that each Holder shall be entitled to receive the dividend that such holder would have received or have been entitled to receive after the happening of any of the events described above as if the Dividend Payment Date had been fixed pursuant to Section 3(b) immediately after the effective date in the case of a subdivision or combination, or as of the record date in the case of a dividend, or in the event that no record date is fixed, upon payment of such dividend or (ii) effect a capital reconstruction (other than a subdivision, combination or stock dividend covered by (i) above), merger, in which it is the surviving entity, consolidation, in which it is the surviving entity, or any return of capital or other capital distribution, except for periodic distributions made pro rata among the shareholders of a class of stock or units which are not in redemption of any shares of Common Stock, or any similar capital transaction that would affect the capital structure of the Corporation, excluding any payment of an ordinary cash dividend in respect of the operations of the Corporation, then in such event the Dividend Factor shall be adjusted, as appropriate, in a manner (x) approved by the Corporation and each Holder and (y) which is fair and equitable to each Holder and the holders of the Preferred Shares.

        "Dividend Payment Date" shall mean (i) for any Dividend Period with respect to which the Corporation pays a dividend on the Common Equity Shares, the date on which such dividend is paid, or (ii) for any Dividend Period with respect to which the Corporation does not pay a dividend on the Common Equity Shares, a date to be set by the Board of Directors, which date shall not be later than the thirtieth calendar day after the end of the applicable Dividend Period.

        "Dividend Period" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period with respect to each Series F Equity Share currently outstanding (other than the initial Dividend Period, which shall commence on the applicable Issue Date for each Series F Equity Share and end on and include the last day of the calendar quarter immediately following such Issue Date, and other than the Dividend Period during which any Series F Equity Shares shall be redeemed pursuant to Section 5, which shall end on and include the Call Date or Conversion Date with respect to the Series F Equity Shares being redeemed or converted, as applicable).

        "Fully Junior Shares" shall mean the Common Shares and any other class or series of stock of the Corporation now or hereafter issued and outstanding over which the Series F Preferred Shares preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

        "Holder" shall mean a Holder of a Series F Equity Share.

        "Issue Date" shall mean, with respect to each Series F Preferred Share, the date on which such Series F Preferred Share is originally issued.

        "Junior Shares" shall mean the Common Shares and any other class or series of stock of the Corporation now or hereafter issued and outstanding over which the Series F Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

        "Operating Partnership" shall mean Westfield America Limited Partnership, a Delaware limited partnership.

        "Parity Shares" shall have the meaning set forth in Section 7(b).

        "Person" shall mean any individual, firm, partnership, corporation, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

        "Securities" and "Security" shall have the meanings set forth in Section 6(d)(iii).

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Series F Preferred Shares" shall have the meaning given such term in Section 1 of this Certificate of Designation.

        "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of stock of the Corporation; provided, however, that if any funds for any class or series of Junior Shares or any class or series of stock ranking on a parity with the Series F Preferred Shares as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series F Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

        "Transfer Agent" shall mean the Corporation, or such other agent or agents of the Corporation as may be designated by the Board of Directors or their designee as the transfer agent, registrar and dividend disbursing agent for Series F Preferred Shares and notified to the holders of the Series F Preferred Shares.

  Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Articles of Incorporation.

      Section 3.  Dividends.  (a) Subject to the preferential rights of the holders of any Senior Preferred Shares or Preferred Shares that rank senior in the payment of dividends to the Series F Equity Shares and subject to paragraph (b) of this Section 3, the Holders shall be entitled to receive, when, as and if declared by the Board of Directors, but only out of funds legally available for the payment of dividends, cumulative preferential dividends payable in cash to shareholders of record on the respective date, not exceeding 50 days preceding such dividend payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend in an amount equal to the greater of (A) the Base Rate per share per annum and (B) an amount (the "Series F Alternative Amount") per share equal to (i) the Dividend Factor, times (ii) the dollar amount of cash dividends paid with respect to each Common Equity Share for the same annual period; provided, however, that if as a result of the quarterly dividends paid in accordance with the following sentence, any Holder shall have received for any calendar year more dividends than such Series F Equity Shares shall be entitled under clauses (A) and (B) above (as adjusted in accordance with this Section 3), the dividends payable in respect of Series F Equity Shares in subsequent calendar years shall be reduced to the extent of such overpayment; and, provided further, that the amount of the dividends will be calculated as further set forth in this Section 3.

      Subject to the proviso of the preceding sentence of this Section 3(a), and subject to the last sentence of this paragraph, the dividend paid with respect to each Series F Equity Share in respect of each quarterly period in each calendar year, commencing with the first full calendar year following the Issue Date, shall be determined as follows: (1) for the first quarter, the greater of 25% of the Base Rate per share and the Series F Alternative Amount for the same quarter; (2) for the second quarter, an amount such that the aggregate amount to be received per Series F Equity Share in respect of the first two quarters of such calendar year shall be the greater of 50% of the Base Rate per share and the Series F Alternative Amount for the same two quarters; (3) for the third quarter, an amount such that the aggregate amount to be received per Series F Equity Share in respect of the first three quarters of such calendar year shall be the greater of 75% of the Base Rate per share and the Series F Alternative Amount for the same three quarters; and (4) for the fourth quarter, an amount such that the aggregate amount to be received per Series F Equity Share in respect of such calendar year shall be the amount provided in the preceding sentence of this Section 3(a). The dividend paid with respect to each Series F Equity Share in respect of each full quarterly period following the applicable Issue Date, until the beginning of the first full calendar year following the applicable Issue Date, shall be determined as follows:(1) (if applicable) for the first full quarter following the applicable Issue Date, the greater of 25% of the Base Rate per share and the Series F Alternative Amount for the same quarter; (2) (if applicable) for the second full quarter following the applicable Issue Date, an amount such that the aggregate amount to be received per Series F Equity Share in respect of the first two full quarters following the applicable Issue Date shall be the greater of 50% of the Base Rate per share and the Series F Alternative Amount for the same two quarters; (3) (if applicable) for the third full quarter following the applicable Issue Date, an amount such that the aggregate amount to be received per Series F Equity Share in respect of the first three full quarters following the applicable Issue Date shall be the greater of 75% of the Base Rate per share and the Series F Alternative Amount for the same three quarters.

      Except as set forth in Section 3(b) below, the dividends shall begin to accrue as set forth above and shall be fully cumulative from the first day of the applicable Dividend Period, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Directors, in arrears on Dividend Payment Dates. Accumulated but unpaid dividends for any past quarterly dividend periods may be declared and paid at any time, without reference to any regularly scheduled quarterly dividend payment date, to holders of record on such date, not exceeding 50 days preceding such payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend. Any dividend payment made on Series F Equity

  Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to Series F Equity Shares which remains payable.

      (b) The initial Dividend Period for each Series F Equity Share will include a partial dividend for the period from its Issue Date until the last day of the calendar quarter immediately following such Issue Date. The amount of dividends payable for such initial period, or any other period shorter than a full quarterly Dividend Period, on any Series F Equity Shares shall be computed by dividing the number of days in such period by 90 and multiplying the result by the Series F Equity dividend determined in accordance with Section 3(a). Holders shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of cumulative dividends, as herein provided, on such Series F Equity Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on any Series F Equity Shares which may be in arrears.

      (c) So long as any Series F Equity Shares remain outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on each Series F Equity Share for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon each Series F Equity Share and all dividends declared upon any other class or series of Parity Shares shall be declared pro rata in proportion to the respective amounts of dividends accumulated and unpaid on the Series F Equity Shares and accumulated and unpaid on such Parity Shares.

      (d) So long as any Series F Equity Shares remain outstanding, no dividends (other than dividends or distributions paid solely in Fully Junior Shares, or options, warrants or rights to subscribe for or purchase, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon the Common Equity Shares, and no other distribution of cash or other property shall be made, directly or indirectly, by the Corporation with respect to any Common Equity Shares or shall any Common Equity Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Common Equity Shares) by the Corporation, directly or indirectly by the corporation (except by conversion into or exchange for Fully Junior Shares), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of Common Equity Shares in respect thereof, directly or indirectly, by the Corporation, unless in each case the full cumulative dividends on all outstanding Series F Equity Shares and any other Parity Shares of the Corporation shall have been or contemporaneously are declared and paid or declared and set apart for payment for all Dividend Periods terminating on or prior to the date of declaration or payment with respect to each Series F Equity Share and all dividend periods terminating on or prior to the date of declaration or payment with respect to such Parity Shares. Subject to the foregoing, such dividends and distributions may be declared by the Board of Directors and paid on any Common Equity Shares from time to time out of any funds legally available therefor, and the Series F Equity Shares shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise.

      (e) No distributions on Series F Equity Shares shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

      (f)  In determining whether a distribution by dividend, redemption or other acquisition of Shares or otherwise is permitted under Missouri law, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.

      Section 4.  Liquidation Preference.  (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, subject to the prior preferences and other rights of any series of stock ranking senior to the Series F Preferred Shares upon liquidation, distribution or winding up of the affairs of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the Holders shall be entitled to receive: One Thousand Dollars ($1,000.00) (the "Liquidation Preference") per Series F Equity Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon through the end date of the calendar quarter most recently completed prior to the date of liquidation, dissolution or winding up of the affairs of the Corporation (any such date, a "Series F Liquidation Date"), plus (ii) $21.25 times a fraction with a numerator equal to the actual number of days elapsed from the end date of the calendar quarter most recently completed to the relevant Series F Liquidation Date, and a denominator equal to 90 days. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the Holders shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the Holders and the holders of any such other Parity Shares pro rata in accordance with the respective amounts that would be payable on such Series F Equity Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, real estate investment trusts or other entities, (ii) a sale, lease or conveyance of all or substantially all of the Corporation's property or business or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

      (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with (including the Parity Shares) or prior to the Series F Equity Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the Holders, as provided in this Section 4, the Holders shall have no other claim to the remaining assets of the Corporation and any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders shall not be entitled to share therein.

      Section 5.  Redemption at the Option of the Corporation.  (a) No Series F Equity Share shall be redeemable by the Corporation until after the twentieth anniversary of its Issue Date. After the twentieth anniversary of the Issue Date corresponding to a Series F Equity Share, the Corporation, at its option, may redeem such Series F Equity Share, at any time or from time to time, out of funds legally available therefor at a redemption price payable in cash equal to 100% of the Liquidation Preference per Series F Equity Share (plus all accumulated, accrued and unpaid dividends as provided in paragraph (c) below).

      (b) Upon any redemption of Series F Equity Shares pursuant to this Section 5, the Corporation shall pay all accrued and unpaid dividends, if any, thereon to the Call Date, without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series F Equity Shares being redeemed at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding any redemption of such shares before such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series F Equity Shares called for redemption.

      (c) If full cumulative dividends on the Series F Equity Shares and any other class or series of Parity Shares of the Corporation have not been declared and paid or declared and set apart for payment, no Series F Equity Share may be redeemed under this Section 5 and the Corporation may not purchase or acquire Series F Equity Shares, other than pursuant to a purchase or exchange offer made on the same terms to all holders of Series F Equity Shares.

      (d) Notice of the redemption of any Series F Equity Shares under this Section 5 shall be mailed by first-class mail or recognized overnight courier to each holder of record of Series F Equity Shares to be redeemed at the address of each such holder as shown on the Corporation's records, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this paragraph (d), nor any defect therein or in the mailing thereof, to any particular Holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other Holders. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) the number of Series F Equity Shares to be redeemed and, if fewer than all the shares held by such Holder are to be redeemed, the number of such shares to be redeemed from such Holder; (3) the redemption price; (4) the place or places at which certificates for such shares are to be surrendered; and (5) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Call Date (unless the Corporation shall fail to provide an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series F Equity Shares so called for redemption shall cease to accrue, (ii) such shares shall no longer be deemed to be outstanding, and (iii) all rights of the Holders thereof as holders of Series F Equity Shares shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Corporation shall deposit such cash with a bank or trust company that has an office in the Borough of Manhattan, The City of New York, and that has capital and surplus of at least $150,000,000, necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series F Equity Shares so called for redemption. Notwithstanding the foregoing the Corporation shall, in the first instance, send the cash to any Holder that has notified the Corporation in writing of the location of delivery of funds. No interest shall accrue for the benefit of the Holders to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

      As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series F Equity Shares are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding Series F Equity Shares eligible for redemption not previously called for redemption pro rata (as nearly as may be), by lot or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the Series F Equity Shares evidenced by any certificate are redeemed, then new certificates evidencing the unredeemed shares shall be issued without cost to the holder thereof.

      Section 6.  Shares To Be Retired.  All Series F Equity Shares which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued preferred stock, without discretion as to class or series, and subject to applicable limitations set forth in the Articles may thereafter be reissued as shares of any series of preferred stock.

      Section 7.  Ranking.  Any class or series of stock of the Corporation shall be deemed to rank:

        (a) prior to or senior to the Series F Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the Holders which shall expressly include the Corporation's Senior Preferred Shares;

        (b) on a parity with the Series F Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof shall be different from those of the Series F Preferred Shares, if the holders of such class or series and the Series F Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Shares"), which shall expressly include the Corporation's Series A Shares, Series B Shares, Series C Preferred Shares, Series C-1 Preferred Shares, Series C-2 Preferred Shares, Series D Preferred Shares, Series D-1 Preferred Shares and Series E Preferred Shares;

        (c) junior to the Series F Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Junior Shares; and

        (d) junior to the Series F Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Fully Junior Shares.

      Section 8.  Voting.  So long as any Series F Equity Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Articles:

        (a) Each Holder shall be entitled to the number of votes equal to the number of such Holder's Series F Preferred Shares multiplied by the Dividend Factor, as adjusted, and shall have voting rights and powers equal to the voting rights and powers of the Common Shares (except as otherwise expressly provided herein or as required by law, voting together with the Common Shares as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all Series F Preferred Shares held by each Holder) shall be rounded down to the nearest whole number.

        (b) In addition, the affirmative vote of the Holders of a majority of the Series F Equity Shares, voting together as a class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

           (i) Any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or this Certificate of Designation that materially and adversely affects the voting powers, rights or preferences of the Holders; or

          (ii) Any merger or consolidation of the Corporation and another entity in which the Corporation is not the surviving corporation and each Holder does not receive shares of the surviving corporation with substantially similar rights, preferences and powers in the surviving corporation as the Series F Equity Shares have with respect to the Corporation (except for changes that do not materially and adversely affect the Holders).

      provided, however, that no such vote of the Holders shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series F Equity Shares at the time outstanding to the extent such redemption is authorized by Section 5 of this Certificate of Designation.

          (iii) Solely for purposes of this Section 8(b), each Series F Equity Share shall have one (1) vote per share, except that when any other series of Preferred Equity Shares shall have the right to vote with the Series F Equity Shares as a single class on any matter, then the Series F Equity Shares shall have with respect to such matters one (1) vote per $1,000.00 (or less pursuant to Section 4(a)) of stated Liquidation Preference.

      Section 9.  Record Holders.  The Corporation and the Transfer Agent may deem and treat the record holder of any Series F Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

      Section 10.  Title.  This resolution shall be known and may be referred to as "A Resolution of the Board of Directors of Westfield America, Inc. Designating Series F Preferred Shares and Fixing Preferences and Rights Thereof."

    FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby authorized and directed to execute and acknowledge a certificate setting forth these resolutions and to cause such certificate to be filed and recorded, all in accordance with the requirements of Section 351.046 of the General and Business Corporation Law of the State of Missouri, as amended.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed by its Co-President this 20th day of May, 2000.

WESTFIELD AMERICA, INC.
Attest:	By:	/s/ Richard E. Green Name: Richard E. Green Title: Co-President

CORPORATE ACKNOWLEDGMENT

STATE OF            )
            ) SS:
COUNTY OF            )

    I, LEESA A. ASHLEY, a notary public, do hereby certify that on this 20th day of May, 2000, personally appeared before me RICHARD E. GREEN, and being first duly sworn by me, declared that he is the Co-President of Westfield America, Inc., that he signed the foregoing document as Co-President of the corporation, and that the statements therein contained are true.

[SEAL]	/s/ Leesa A. Ashley Notary Public
My Commission Expires:	April 30, 2001

CERTIFICATE OF DESIGNATION

SETTING FORTH "RESOLUTION DESIGNATING
SERIES Z PREFERRED SHARES
AND FIXING PREFERENCES AND RIGHTS THEREOF"
ADOPTED BY THE BOARD OF DIRECTORS OF
WESTFIELD AMERICA, INC.

Pursuant to the Provisions of Section 351.180 (7) of the
General and Business Corporation Law of the State
of Missouri, as amended,

    I, the undersigned, President and Chief Executive Officer of Westfield America, Inc., a Missouri corporation (hereinafter sometimes referred to as the "Corporation"), hereby certify as follows:

    FIRST: That under the provisions of Article Fourth of the Restated Articles of Incorporation, as amended, of the Corporation, the total number of shares of all classes of capital stock which the Corporation may issue is 410,000,200 shares, of which (i) 200 shares shall be non-voting senior preferred stock, par value $1.00 per share (the "Senior Preferred Shares"), (ii) 5,000,000 shares shall be Preferred Shares, with par value of $1.00 per share (the "Preferred Shares"), 940,000 of which have been designated as Series A Preferred Shares, with a liquidation value of $100 per share (the "Series A Preferred Shares"), 400,000 of which have been designated as Series B Preferred Shares, with a liquidation value of $100 per share (the "Series B Preferred Shares"), 416,667 of which have been designated as Series C Preferred Shares, with a liquidation value of $180 per share (the "Series C Preferred Shares"), 138,889 of which have been designated as Series C-1 Preferred Shares, with a liquidation value of $180 per share (the "Series C-1 Preferred Shares"), 138,889 of which have been designated as Series C-2 Preferred Shares, with a liquidation value of $180 per share (the "Series C-2 Preferred Shares"), 694,445 of which have been designated as Series D Preferred Shares, with a liquidation value of $180 per share (the "Series D Preferred Shares"), 138,889 of which have been designated as Series D-1 Preferred Shares, with a liquidation value of $180 per share (the "Series D-1 Preferred Shares"), 477,778 of which have been designated as Series E Preferred Shares, with a liquidation value of $180 per share (the "Series E Preferred Shares") and 107,483 of which have been designated as Series F Preferred Shares, with a liquidation value of $1,000 per share (the "Series F Preferred Shares"), (iii) 200,000,000 shall be shares of common stock, par value $.01 per share (the "Common Shares"), and (iv) 205,000,000 will be shares of excess stock, par value $.01 ("Excess Shares"). Any Excess Shares which are issued with respect to Common Stock shall be "Excess Common Shares" and, together with the Common Shares, the "Common Equity Shares" and any Excess Shares which are issued with respect to Preferred Shares shall be "Excess Preferred Shares", and, together with the Preferred Shares, the "Preferred Equity Shares", and under said Articles of Incorporation (as amended, the "Articles of Incorporation"), the shares of Preferred Stock are authorized to be issued by the Board of Directors and the Board of Directors is expressly authorized to determine in the Resolution, the designation, powers, rights, preferences and qualifications, limitations or restrictions, not fixed and determined by the Articles of Incorporation.

    SECOND: That the Board of Directors of the Corporation pursuant to the authority so vested in it by Article Fourth of the Certificate of Incorporation, and in accordance with the provisions of Section 351.180 (7) of the General and Business Corporation Law of the State of Missouri, as amended, adopted on April 26, 2001 the following resolution creating a series of Preferred Stock designated as "Series Z Preferred Shares," which resolution has not been amended, modified, rescinded or revoked and is in full force and effect on the date hereof.

"RESOLUTION OF THE BOARD OF DIRECTORS OF
WESTFIELD AMERICA, INC. DESIGNATING
'Series Z PREFERRED SHARES'
AND FIXING PREFERENCES AND RIGHTS THEREOF"

    BE IT RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of Westfield America, Inc., hereinafter called the "Corporation," by the provisions of the Articles of Incorporation, as amended, the Board of Directors of the Corporation hereby fixes the designation, voting powers, rights on liquidation or dissolution and other preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the designations, preferences and relative rights, and the qualifications, limitations or restrictions thereof set forth in the Articles of Incorporation which are applicable to the Series Z Preferred Shares) as follows:

      Section 1.  Number of Shares, Designation and Ranking.  This class of preferred stock shall be designated as Series Z Convertible Preferred Stock and the number of shares which shall constitute such series shall not be more than 5,000 shares, par value $1.00 per share, which number may be decreased (but not below the aggregate number thereof then outstanding and/or which have been reserved for issuance) from time to time by the Board of Directors and is hereafter in this resolution called the "Series Z Preferred Shares." Each Series Z Preferred Share shall be identical in all respects to each other Series Z Preferred Share. Each Excess Series Z Preferred Share shall be identical in all respects to each other Excess Series Z Preferred Share, and except as otherwise provided herein, shall be identical in all respects to each Series Z Preferred Share (the Series Z Preferred Shares together with the Excess Series Z Preferred Shares being hereinafter referred to as the "Series Z Equity Shares").

      Section 2.  Definitions.  For purposes of the Series Z Preferred Shares, the following terms shall have the meanings indicated:

        "Affiliate" of, or Person "Affiliated" with, a specified Person, shall mean a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Person specified. For purposes of the Corporation, Affiliate shall include, without limitation, Westfield Holdings Limited ("WHL"), Westfield America Trust, Frank Lowy, David Lowy, Peter Lowy and Steven Lowy (such individuals being the "Lowy Family").

        "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series Z Preferred Shares.

        "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City, New York are authorized or required by law, regulation or executive order to close.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Constituent Person" shall have the meaning set forth in Section 5(d).

        "Conversion Price" shall mean the conversion price per Common Equity Share for which the Series Z Equity Share is convertible, as such Conversion Price may be adjusted pursuant to Section 5. The initial conversion price shall be $16.25.

        "Current Market Price" of Common Shares or any other class of stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New

    York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market ("NASDAQ") or, if such security is not quoted on NASDAQ, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. (the "NASD") or, if bid and asked prices for such security on such day shall not have been reported through the NASD, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Directors. If there are no bid and ask prices for the Common Shares reported during the ten (10) days prior to the day in question, the Current Market Price of the Common Shares shall be determined by the Board of Directors of the Corporation acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

        "Dividend Payment Date" shall mean for any dividend period with respect to which the Corporation pays a dividend on the Common Equity Shares, the date on which such dividend is paid.

        "Expert" means an internationally recognized accounting firm (provided that such firm is one of Arthur Anderson LLP, PricewaterhouseCoopers LLP, Ernst & Young LLP, Deloitte & Touche LLP and KPMG LLP or their respective affiliates or successors and provided further that the firm is not the principal outside auditor for, and has not received, during the previous 24 months, fees in excess of $5,000,000 from, Westfield America Management Limited (ACN 072 780 619), a corporation organized under the laws of New South Wales, Australia, as responsible entity and trustee of Westfield America Trust, or the Corporation or any holder of a majority of the outstanding Series Z Equity Shares) agreed to by the Corporation and the holders of a majority of the Series Z Equity Shares or, in the absence of agreement between them, and at the request of any such holders or the Corporation, an internationally recognized accounting firm appointed by the President or the head for the time being of the Australian Institute of Chartered Accountants.

        "Expiration Time" shall have the meaning set forth in Section 5(c)(iii).

        "Fair Market Value" shall mean the average of the daily Current Market Prices of a Common Share, if it is a publicly traded security, on the five (5) consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. The term "ex date," when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution on the exchange or in the market, as the case may be, used to determine that day's Current Market Price. The Fair Market Value of any other property, assets or entitlements shall be determined by an Expert, (other than the fair market value of non-publicly traded Common Shares which shall be determined by the Board of Directors of the Corporation acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate).

        "Fully Junior Shares" shall mean the Common Shares and any other class or series of stock of the Corporation now or hereafter issued and outstanding over which the Series Z Preferred Shares have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

        "Issue Date" shall mean the date on which Series Z Preferred Shares are originally issued.

        "Junior Shares" shall mean the Common Shares and any other class or series of stock of the Corporation now or hereafter issued and outstanding over which the Series Z Preferred Shares have preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

        "Non-Electing Share" shall have the meaning set forth in Section 5(d).

        "Operating Partnership" shall mean Westfield America Limited Partnership, a Delaware limited partnership.

        "Parity Shares" shall have the meaning set forth in Section 7(c).

        "Person" shall mean any individual, firm, partnership, corporation, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

        "Purchased Shares" shall have the meaning set forth in Section 5(c)(iii).

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Series Z Preferred Shares" shall have the meaning given such term in Section 1 of the Certificate of Designation.

        "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of stock of the Corporation; provided, however, that if any funds for any class or series of stock ranking junior to the Series Z Preferred Shares as to the payment of dividends or any class or series of stock ranking on a parity with the Series Z Preferred Shares as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series Z Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

        "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on NASDAQ, or if such securities are not quoted on NASDAQ, in the securities market in which the securities are traded.

        "Transaction" shall have the meaning set forth in Section 5(d).

        "Transfer Agent" shall mean the Corporation, or such other agent or agents of the Corporation as may be designated by the Board of Directors or their designee as the transfer agent, registrar and dividend disbursing agent for Series Z Preferred Shares and notified to the holders of the Series Z Preferred Shares.

  Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Articles.

      Section 3.  Dividends.  Subject to the preferential rights of the holders of any Senior Preferred Stock or Preferred Shares that rank senior in the payment of dividends to the Series Z Equity Shares, distributions shall be paid on the Series Z Equity Shares on the Dividend Payment Date out of funds legally available for the payment of distributions when, as and if, and in the same amount and consideration per share as, declared by the Board of Directors on any Common

  Equity Shares. The record date for the payment of distributions on the Series Z Preferred Shares shall be the same as that set for the Common Equity Shares.

      Section 4.  Liquidation Preference.  (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to the prior preferences and other rights of any series of stock ranking senior to the Series Z Preferred Shares upon liquidation, distribution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series Z Equity Shares shall be entitled to receive Sixteen and 25/100 Dollars ($16.25) (the "Liquidation Preference") per Series Z Equity Share plus an amount equal to all dividends declared but unpaid thereon to the date of liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series Z Equity Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series Z Equity Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series Z Equity Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, real estate investment trusts or other entities, (ii) a sale, lease or conveyance of all or substantially all of the Corporation's property or business or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

      (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with (including the Parity Shares) or prior to the Series Z Equity Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series Z Equity Shares, as provided in this Section 4, the holders of Series Z Equity Shares shall have no other claim to the remaining assets of the Corporation and any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series Z Equity Shares shall not be entitled to share therein.

      Section 5.  Conversion.  The Series Z Equity Shares shall automatically convert into the number of Common Equity Shares obtained by dividing the aggregate Liquidation Preference of such shares by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of paragraph (a) of this Section 5) immediately after the merger of Mall Acquisition Corp. with and into the Corporation (the "Merger"), pursuant to the Agreement and Plan of Merger, dated February 14, 2001, by and among Westfield America Management Limited, in its capacity as responsible entity and trustee of Westfield America Trust, Mall Acquisition Corp. and the Corporation (the "Merger Agreement"). If the Merger has not been consummated pursuant to the Merger Agreement on or before December 31, 2001, then the Series Z Equity Shares shall automatically convert into the number of Common Equity Shares obtained by dividing the aggregate Liquidation Preference of such shares by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of paragraph (a) of this Section 5) on December 31, 2001. Conversion of Series Z Equity Shares shall be subject to the following:

        (a) The holder of each share of Series Z Equity Shares to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent. Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series Z Equity Shares are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

        As promptly as practicable after the surrender of certificates for Series Z Equity Shares as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full Common Equity Shares issuable upon the conversion of such shares in accordance with provisions of this Section 5, and any fractional interest in respect of a Common Equity Share arising upon such conversion shall be settled as provided in paragraph (b) of this Section 5.

        The conversion shall be deemed to have been effected immediately after the event that triggers the automatic conversion of the Series Z Equity Shares occurs as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for Common Equity Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the share transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such automatic conversion takes place.

        (b) No fractional shares or scrip representing fractions of Common Equity Shares shall be issued upon conversion of the Series Z Equity Shares. Instead of any fractional interest in a Common Equity Share that would otherwise be deliverable upon the conversion of a Series Z Equity Share, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of the Common Shares on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full Common Equity Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series Z Equity Shares so surrendered.

        (c) The Conversion Price shall be adjusted from time to time as follows:

          (i)  If the Corporation shall after the Issue Date (A) subdivide its outstanding Common Equity Shares into a greater number of shares, (B) combine its outstanding Common Equity Shares into a smaller number of shares or (C) issue any shares of stock by reclassification of its Common Equity Shares, the Conversion Price in effect at the opening of business on the Business Day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series Z Equity Shares thereafter surrendered for conversion shall be entitled to receive the number of Common Equity Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above as if such Series Z Equity Shares had been converted immediately prior to the effective date of such subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the effective date of such subdivision, combination or reclassification.

          (ii) If the Corporation shall issue after the Issue Date rights, options or warrants to all holders of Common Equity Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Equity Shares at a price per share less than 95% (100% if a stand-by underwriter is used and charges the Corporation a commission) of the Fair Market Value per Common Share on the record date for the determination of shareholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the Business Day next following such record date shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the Business Day next following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (x) the number of Common Equity Shares outstanding on the close of business on the date fixed for such determination and (y) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants for Common Equity Shares would purchase at 95% of such Fair Market Value (or 100% in the case of a stand-by underwriting), and the denominator of which shall be the sum of (x) the number of Common Equity Shares outstanding on the close of business on the date fixed for such determination and (y) the number of additional Common Equity Shares offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (g) below). In determining whether any rights, options or warrants entitle the holders of Common Equity Shares to subscribe for or purchase Common Equity Shares at less than 95% of such Fair Market Value (or 100% in the case of a stand-by underwriting), there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors whose determination shall be conclusive. To the extent that Common Equity Shares are not delivered pursuant to such rights, options or warrants, upon the expiration or termination of such rights, options or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants be made on the basis of delivery of only the number of Common Equity Shares actually delivered. In the event that such rights, options or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights, options or warrants had not been fixed.

          (iii) In case a tender or exchange offer (which term shall not include open market repurchases by the Corporation) made by the Corporation or any subsidiary or controlled Affiliate of the Corporation for all or any portion of the Common Equity Shares shall expire and such tender or exchange offer shall require the payment by the Corporation or such subsidiary or controlled Affiliate of consideration per Common Equity Share having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer, that exceeds the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph, by a fraction of which the numerator shall be the number of Common Equity Shares outstanding (including any tendered or exchanged shares) at the Expiration Time, multiplied by the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, and the denominator shall be the sum of (A) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based upon the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any maximum, being referred to as the "Purchased Shares") and (B) the product of the number of Common Equity Shares outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event the Corporation or any subsidiary or controlled Affiliate is obligated to purchase shares pursuant to any such tender offer, but the Corporation or such subsidiary or controlled Affiliate is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made.

          (iv) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subparagraph (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 5 (other than this subparagraph (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this Section 5, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Equity Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Equity Shares under such plan. All calculations under this Section 5 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-hundredth of a share (with .005 of a share being rounded upward), as the case may be. Anything in this paragraph (c) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (c), as it in its discretion shall determine to be advisable in order that any subdivision of shares, reclassification or combination of shares hereafter made by the Corporation to its shareholders shall not be taxable. To the extent permitted by applicable law, the Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Corporation, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Corporation shall mail to the holder of each Series Z Equity Share at his or her last address appearing on the share register a notice of reduction prior to the date the reduced Conversion Price takes effect and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

        (d) If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for 40% or more of its Common Equity Shares, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Equity Shares and excluding any transaction as to which subparagraph (c)(i) of this Section 5 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which all or substantially all of the Common Equity Shares are converted into the right to receive different securities or other property (including cash or any combination thereof), each Series Z Equity Share which is not redeemed or converted into the right to receive different securities or other property prior to such Transaction shall thereafter be convertible, in lieu of Common Equity Shares into the kind and amount of different securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Equity Shares into which one Series Z Equity Share was convertible immediately prior to such Transaction, assuming such holder of Common Equity Shares (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Share held immediately prior to such Transaction by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this paragraph (d) the kind and amount of shares, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by holders of a plurality of the Non-Electing Shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (d), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series Z Equity Shares that will contain provisions enabling the holders of the Series Z Equity Shares that remain outstanding after such Transaction to convert into the consideration received by holders of Common Equity Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (d) shall similarly apply to successive Transactions.

        (e) If:

          (i)  the Corporation shall authorize the granting to all holders of Common Equity Shares of rights, options or warrants to subscribe for or purchase any shares of any class or any other rights, options or warrants; or

          (ii) there shall be any reclassification of the Common Equity Shares (other than an event to which subparagraph (c)(i) of this Section 5 applies) or any consolidation or merger to which the Corporation is a party (other than a merger in which the Corporation is the surviving entity) and for which approval of any shareholders of the Corporation is required, or a statutory share exchange, or a self tender offer by the Corporation for all or substantially all of its outstanding Common Shares or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

          (iii) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

    then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of Series Z Equity Shares at their addresses as shown on the records of the Corporation, as promptly as possible, but at least 10 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such granting of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Equity Shares of record to be entitled to such rights, options or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Equity Shares of record shall be entitled to exchange their Common Equity Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 5.

        (f)  Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series Z Equity Shares at such holder's last address as shown on the records of the Corporation.

        (g) In any case in which paragraph (c) of this Section 5 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series Z Equity Shares converted after such record date and before the occurrence of such event the additional Common Equity Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Equity Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (b) of this Section 5.

        (h) There shall be no adjustment of the Conversion Price in case of issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 5. If any action or transaction would require adjustment of the Conversion Price pursuant to both paragraph (c) and paragraph (d) of this Section 5, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

        (i)  If the Corporation shall take any action affecting the Common Equity Shares, other than action described in this Section 5, that in the opinion of the Board of Directors would materially and adversely affect the conversion rights of the holders of the Series Z Equity Shares, the Conversion Price for the Series Z Equity Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.

        (j)  The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Equity Shares, for the purpose of effecting conversion of the Series Z Equity Shares, the full number of Common Equity Shares deliverable upon the conversion of all outstanding Series Z Equity Shares not theretofore converted. For purposes of this paragraph (j), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series Z Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

        Any Common Equity Shares issued upon conversion of the Series Z Equity Shares shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Equity Shares deliverable upon conversion of the Series Z Equity Shares, the Corporation will take any action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and (subject to any customary qualification based upon the nature of a real estate investment trust) nonassessable Common Equity Shares at such adjusted Conversion Price.

        The Corporation shall use its best efforts to comply with all federal and state securities laws and regulations thereunder in connection with the issuance of any securities that the Corporation shall be obligated to deliver upon conversion of the Series Z Equity Shares. The certificates evidencing such securities shall bear such legends restricting transfer thereof in the absence of registration under applicable securities laws or an exemption therefrom as the Corporation may in good faith deem appropriate.

        (k) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Equity Shares or other securities or property on conversion of the Series Z Equity Shares pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the holder of the Series Z Equity Shares to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

      Section 6.  Shares To Be Retired.  All Series Z Equity Shares which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued preferred stock, without discretion as to class or series, and subject to applicable limitations set forth in the Articles may thereafter be reissued as shares of any series of preferred stock.

      Section 7.  Ranking.  Any class or series of stock of the Corporation shall be deemed to rank:

        (a) prior to the Series Z Preferred Shares, as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of Series Z Preferred Shares, which shall expressly include the Corporation's non-voting senior preferred stock, par value $1.00 per share;

        (b) prior to the Series Z Preferred Shares, as to the payment of dividends, if the holders of such class or series shall be entitled to the receipt of dividends in preference or priority to the holders of Series Z Preferred Shares, which shall expressly include the Corporation's Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series C-1 Preferred Shares, Series C-2 Preferred Shares, Series D Preferred Shares, Series D-1 Preferred Shares, Series E Preferred Shares and Series F Preferred Shares;

        (c) on a parity with the Series Z Preferred Shares, as to distribution of assets upon liquidation, dissolution or winding up, whether or not liquidation prices per share thereof shall be different from those of the Series Z Preferred Shares, if the holders of such class or series and the Series Z Preferred Shares shall be entitled to the amounts distributable upon liquidation, dissolution or winding up in proportion to their respective liquidation preferences, without preference or priority one over the other ("Parity Shares"), which shall expressly include the Corporation's Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series C-1 Preferred Shares, Series C-2 Preferred Shares, Series D Preferred Shares, Series D-1 Preferred Shares, Series E Preferred Shares and Series F Preferred Shares;

        (d) junior to the Series Z Preferred Shares, as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Junior Shares; and

        (e) junior to the Series Z Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Fully Junior Shares.

      Section 8.  Voting.  The holders of Series Z Equity Shares will be entitled to vote together with the holders of Common Stock on any matter upon which the holders of Common Stock are entitled to vote, except that the holders of Series Z Equity Shares will not have the right to vote on the Merger pursuant to the Merger Agreement. For the purposes of this paragraph, each holder of Series Z Preferred Shares shall be entitled to that number of votes they would have been entitled to if their Series Z Equity Shares had been converted into Common Stock pursuant to Section 5 hereof immediately prior to any such vote. Any shares of Series Z Equity Shares held by the Corporation or any subsidiary of the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

      Section 9.  Record Holders.  The Corporation and the Transfer Agent may deem and treat the record holder of any Series Z Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

      Section 10.  Title.  This resolution shall be known and may be referred to as "A Resolution of the Board of Directors of Westfield America, Inc. Designating Series Z Preferred Shares and Fixing Preferences and Rights Thereof."

    FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby authorized and directed to execute and acknowledge a certificate setting forth these resolutions and to cause such certificate to be filed and recorded, all in accordance with the requirements of Section 351.046 of the General and Business Corporation Law of the State of Missouri, as amended.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed by its President and Chief Executive Officer this 30 day of April, 2001.

WESTFIELD AMERICA, INC.

	By:	/s/ RANDALL J. SMITH
Name: Randall J. Smith
Title: Executive Vice President

Attest:

/s/ ELIZABETH P. WESTMAN
By: Elizabeth P. Westman
Its: Assistant Secretary

CORPORATE ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
	)	SS:
COUNTY OF LOS ANGELES	)

    I, Leesa A. Ashley, a notary public, do hereby certify that on this 30th day of April, 2001, personally appeared before me Randall J. Smith, and being first duly sworn by me, declared that he is the Executive Vice President of Westfield America, Inc., that he signed the foregoing document as President and Chief Executive Officer of the corporation, and that the statements therein contained are true.

[SEAL]	/s/ LEESA A. ASHLEY Notary Public

My Commission Expires:	April 30, 2001

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RESTATED ARTICLES OF INCORPORATION OF WESTFIELD AMERICA, INC.
EXHIBIT A
ARTICLE FIRST
ARTICLE SECOND
ARTICLE THIRD
ARTICLE FOURTH
ARTICLE FIFTH
ARTICLE SIXTH
ARTICLE SEVENTH
ARTICLE EIGHTH
ARTICLE NINTH
ARTICLE TENTH
ARTICLE ELEVENTH
CERTIFICATE OF DESIGNATION SETTING FORTH "RESOLUTION DESIGNATING SERIES B PREFERRED SHARES AND FIXING PREFERENCES AND RIGHTS THEREOF" ADOPTED BY THE BOARD OF DIRECTORS OF WESTFIELD AMERICA, INC.
"RESOLUTION OF THE BOARD OF DIRECTORS OF WESTFIELD AMERICA, INC. DESIGNATING 'SERIES B PREFERRED SHARES' AND FIXING PREFERENCES AND RIGHTS THEREOF"
CERTIFICATE OF DESIGNATION SETTING FORTH "RESOLUTION" DESIGNATING SERIES C PREFERRED SHARES AND FIXING PREFERENCES AND RIGHTS THEREOF@ ADOPTED BY THE BOARD OF DIRECTORS OF WESTFIELD AMERICA, INC.
"RESOLUTION OF THE BOARD OF DIRECTORS OF WESTFIELD AMERICA, INC. DESIGNATING 'SERIES C PREFERRED SHARES' AND FIXING PREFERENCES AND RIGHTS THEREOF"
AMENDMENT TO CERTIFICATE OF DESIGNATION SETTING FORTH "RESOLUTION AMENDING DESIGNATION OF SERIES C PREFERRED SHARES" ADOPTED BY THE BOARD OF DIRECTORS OF WESTFIELD AMERICA, INC. AND APPROVED BY THE HOLDERS OF SERIES C PREFERRED STOCK AND COMMON STOCK OF WESTFIELD AMERICA, INC.
"RESOLUTION OF THE BOARD OF DIRECTORS OF WESTFIELD AMERICA, INC AMENDING DESIGNATION OF SERIES C PREFERRED SHARES"
CORPORATE ACKNOWLEDGMENT
CERTIFICATE OF DESIGNATION SETTING FORTH "RESOLUTION DESIGNATING SERIES D PREFERRED SHARES AND FIXING PREFERENCES AND RIGHTS THEREOF" ADOPTED BY THE BOARD OF DIRECTORS OF WESTFIELD AMERICA, INC.
"RESOLUTION OF THE BOARD OF DIRECTORS OF WESTFIELD AMERICA, INC. DESIGNATING 'SERIES D PREFERRED SHARES' AND FIXING PREFERENCES AND RIGHTS THEREOF"
CERTIFICATE OF DESIGNATION SETTING FORTH "RESOLUTION DESIGNATING SERIES C-1 PREFERRED SHARES AND FIXING PREFERENCES AND RIGHTS THEREOF" ADOPTED BY THE BOARD OF DIRECTORS OF WESTFIELD AMERICA, INC.
"RESOLUTION OF BOARD OF DIRECTORS OF WESTFIELD AMERICA, INC. DESIGNATING 'SERIES C-1 PREFERRED SHARES' AND FIXING PREFERENCES AND RIGHTS THEREOF"
CERTIFICATE OF DESIGNATION SETTING FORTH "RESOLUTION DESIGNATING SERIES C-2 PREFERRED SHARES AND FIXING PREFERENCES AND RIGHTS THEREOF" ADOPTED BY THE BOARD OF DIRECTORS OF WESTFIELD AMERICA, INC.
"RESOLUTION OF THE BOARD OF DIRECTORS OF WESTFIELD AMERICA, INC. DESIGNATING 'SERIES C-2 PREFERRED SHARES' AND FIXING PREFERENCES AND RIGHTS THEREOF"
CERTIFICATE OF DESIGNATION SETTING FORTH "RESOLUTION DESIGNATING SERIES D-1 PREFERRED SHARES AND FIXING PREFERENCES AND RIGHTS THEREOF" ADOPTED BY THE BOARD OF DIRECTORS OF WESTFIELD AMERICA, INC.
"RESOLUTION OF THE BOARD OF DIRECTORS OF WESTFIELD AMERICA, INC. DESIGNATING 'SERIES D-1 PREFERRED SHARES' AND FIXING PREFERENCES AND RIGHTS THEREOF"
CERTIFICATE OF DESIGNATION SETTING FORTH "RESOLUTION DESIGNATING SERIES E PREFERRED SHARES AND FIXING PREFERENCES AND RIGHTS THEREOF" ADOPTED BY THE BOARD OF DIRECTORS OF WESTFIELD AMERICA, INC.
"RESOLUTION OF THE BOARD OF DIRECTORS OF WESTFIELD AMERICA, INC. DESIGNATING 'SERIES E PREFERRED SHARES' AND FIXING PREFERENCES AND RIGHTS THEREOF"
CERTIFICATE OF DESIGNATION SETTING FORTH "RESOLUTION DESIGNATING SERIES F PREFERRED SHARES AND FIXING PREFERENCES AND RIGHTS THEREOF" ADOPTED BY THE BOARD OF DIRECTORS OF WESTFIELD AMERICA, INC.
"RESOLUTION OF THE BOARD OF DIRECTORS OF WESTFIELD AMERICA, INC. DESIGNATING 'SERIES F PREFERRED SHARES' AND FIXING PREFERENCES AND RIGHTS THEREOF"
CERTIFICATE OF DESIGNATION
CORPORATE ACKNOWLEDGMENT